PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 11, 1997)

                                  $90,000,000

                                     [LOGO]

         THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES,
                                 SERIES 1998-1,

                        $83,700,000 CLASS A CERTIFICATES
                         $6,300,000 CLASS B CERTIFICATES

THE UNITED STATES SMALL BUSINESS ADMINISTRATION (THE "SBA") NEITHER GUARANTEES THE CERTIFICATES OFFERED HEREBY, THE BENEFICIAL OWNERSHIP INTEREST IN THE TRUST FUND REPRESENTED THEREBY OR THE UNGUARANTEED INTEREST IN THE SBA LOANS THAT CONSTITUTE THE ASSETS OF SUCH TRUST FUND, NOR DOES THE SBA HAVE ANY DIRECT OR INDIRECT OBLIGATION TO THE TRUST FUND OR THE CERTIFICATEHOLDERS). THE SBA HAS NOT APPROVED OR DISAPPROVED OF THE CERTIFICATES AND THE SBA HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

--------------------------------------------------------------------------------

    The Money Store SBA Loan-Backed Adjustable Rate Certificates, Series 1998-1 (the "Certificates"), evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") created by The Money Store Investment Corporation ("TMSIC") and The Money Store of New York, Inc. ("MSNY" and, together with TMSIC, the "Sellers"). The Trust Fund consists primarily of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in a pool of loans partially guaranteed by the U.S. Small Business Administration (collectively, the "SBA Loans"). See "The SBA Loan Program--Loan Parameters" herein. The Certificates will be issued pursuant to a Pooling and Servicing Agreement, among the Sellers, TMSIC, as servicer (in such capacity, the "Servicer"), The Money Store Inc., as Representative (the "Representative"), and Marine Midland Bank, as trustee.

                                                  (COVER CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" ON PAGE S-19 HEREIN AND ON PAGE 23 IN THE PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CERTIFICATES OFFERED HEREBY.
                             ---------------------
THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT
     INTERESTS IN OR OBLIGATIONS OF TMSIC, MSNY OR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBSIDIARIES. EXCEPT FOR THE EXCESS SPREAD, NEITHER THE CERTIFICATES NOR THE UNDERLYING UNGUARANTEED INTERESTS OF THE SBA LOANS
         ARE INSURED OR GUARANTEED BY THE UNITED STATES SMALL BUSINESS ADMINISTRATION OR ANY OTHER GOVERNMENTAL AGENCY, AND NO GOVERNMENTAL
      AGENCY HAS PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN
           THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
          ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

    The Underwriter has agreed to purchase the Class A and Class B Certificates from the Sellers at approximately 99.50% of the principal amounts thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting." Aggregate proceeds to the Sellers from the sale of the Certificates offered hereby (before deducting expenses payable by the Sellers estimated at $200,000) will be approximately $89,550,000 plus accrued interest.

    The Underwriter proposes to offer the Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting."

    The Certificates are offered by the Underwriter subject to prior sale, when, as and if issued to and accepted by the Underwriter, subject to approval of certain legal matters by counsel for the Underwriter. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust

Company in the United States or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe on or about March 31, 1998.

                       PRUDENTIAL SECURITIES INCORPORATED

March 26, 1998

(COVER CONTINUED FROM PREVIOUS PAGE)

    The Unguaranteed Interests in additional SBA Loans (the "Subsequent SBA Loans") may be purchased by the Trust from the Sellers from time to time on or before the close of business on June 26, 1998 from funds, if any, on deposit in the Pre-Funding Account. On the Closing Date (as defined herein), an aggregate cash amount of approximately $20,000,000 will be deposited into the Pre-Funding Account.

    Each SBA Loan was, and each Subsequent SBA Loan will have been, originated or acquired by the Sellers in accordance with the Sellers' underwriting criteria described in the attached Prospectus under "The SBA Loan Lending Program--Underwriting Criteria for SBA Section 7(a) Loans." The SBA Loans will be master serviced by the Servicer, although MSNY will service the SBA Loans sold by it to the Trust Fund and TMSIC will service the SBA Loans sold by it to the Trust Fund.

    The Certificates will consist of two classes of certificates (the "Class A Certificates" and the "Class B Certificates"). The Class B Certificates are subordinate to the Class A Certificates in the right to receive payment of interest and, after interest has been paid with respect to both Classes of Certificates, the Class B Certificates are subordinate to the Class A Certificates in the right to receive payments of principal. See "Description of the Agreement and the Certificates--Flow of Funds" herein.

    Distributions of principal and interest on the Certificates will be made on the 15th day of each month or, if the 15th day is not a business day, the first business day thereafter, commencing April 15, 1998. To the extent of Available Funds (as defined herein), and prior to payments of principal on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive interest accrued at an adjustable rate, as described herein. To the extent of the Available Funds remaining after payment of interest on the Certificates, holders of Class A and Class B Certificates, in that order, will be entitled to receive distributions of principal, as described herein. See "Description of the Agreement and the Certificates--Flow of Funds" herein. Additionally, any Pre-Funded Amount (as defined herein) remaining in the Pre-Funding Account at the close of business on June 26, 1998 will be distributed as a principal prepayment on June 29, 1998 (together with accrued interest at the applicable Remittance Rate on the amount of such prepayment) to the Class A and Class B Certificates. The interest due the Certificates on the July 1998 Remittance Date will be adjusted to take account of such distribution.

    There is currently no secondary market for the Certificates. Prudential Securities Incorporated (the "Underwriter") intends to make a secondary market for the Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if one does develop, that it will continue.

    No election will be made to treat the Trust Fund as a real estate mortgage investment conduit. See "Material Federal Income Tax Consequences" herein.

    The Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Sellers and the Representative pursuant to the Prospectus dated September 11, 1997 (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                            ------------------------

    UNTIL 90 DAYS AFTER THE DATE HEREOF, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED BUT NOT DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT HAVE THE MEANINGS ASSIGNED TO SUCH TERMS UNDER "CERTAIN DEFINITIONS." UNLESS OTHERWISE NOTED, ALL STATISTICAL PERCENTAGES AND ALL DOLLAR AMOUNTS IN THIS PROSPECTUS SUPPLEMENT ARE MEASURED BY THE AGGREGATE PRINCIPAL BALANCES OF THE SBA LOANS, THE UNGUARANTEED INTERESTS OR THE GUARANTEED INTERESTS (EACH AS DEFINED BELOW UNDER "--TRUST FUND ASSETS"), AS THE CASE MAY BE, AT THE CLOSE OF BUSINESS ON THE CUT-OFF DATE (AS DEFINED BELOW UNDER "--TRUST FUND ASSETS").

Securities Offered................  The Money Store SBA Loan-Backed Adjustable Rate
                                    Certificates, Series 1998-1, Class A and Class B (the
                                    "Class A Certificates" and the "Class B Certificates,"
                                    respectively, and collectively, the "Certificates"). The
                                    Class A Certificates will be issued in an aggregate
                                    initial principal amount (the "Initial Class A
                                    Certificate Principal Amount") of approximately
                                    $83,700,000. The Class B Certificates will be issued in
                                    an aggregate initial principal amount (the "Initial
                                    Class B Certificate Principal Amount") of approximately
                                    $6,300,000.

                                    The Class B Certificates are subordinate to the Class A
                                    Certificates in the right to receive payments of
                                    interest and, after interest has been paid to both
                                    Classes of Certificates, the Class B Certificates are
                                    subordinate to the Class A Certificates in the right to
                                    receive payments of principal, in each case to the
                                    extent described herein. See "Description of the
                                    Agreement and the Certificates--Flow of Funds" herein.

                                    The Certificates represent the entire beneficial
                                    ownership interest in a trust fund (the "Trust Fund")
                                    formed pursuant to a Pooling and Servicing Agreement
                                    (the "Agreement") by and among The Money Store
                                    Investment Corporation ("TMSIC"), The Money Store of New
                                    York, Inc. ("MSNY" and together with TMSIC, the
                                    "Sellers"), TMSIC, as servicer (in such capacity, the
                                    "Servicer"), The Money Store Inc., as representative
                                    (the "Representative"), and Marine Midland Bank, as
                                    trustee (the "Trustee").

Denominations.....................  The Certificates will be issued in book-entry form in minimum denominations of $1,000 original principal
                                    amount and integral multiples of $1,000 in excess
                                    thereof, except that one Certificate of each Class may
                                    be issued in a different denomination and, if so issued,
                                    will be held in physical form. See "Description of the
                                    Agreement and the Certificates--Registration of
                                    Certificates" herein.

Trust Fund Assets.................  The Trust Fund will consist primarily of the right to receive all payments and other recoveries attributable
                                    to the Unguaranteed Interests (as defined below) in a
                                    pool of loans (the "SBA Loan Pool") made to small
                                    business concerns pursuant to Section 7(a) of the Small
                                    Business Act, as amended, and Title 13 of the Code of
                                    Federal Regulations, as amended (referred to herein as
                                    either the "SBA Section 7(a) Loans" or the "SBA Loans").
                                    The SBA Section 7(a)

                                    Loans are partially guaranteed by the U.S. Small
                                    Business Administration (the "SBA") pursuant to a Small
                                    Business Administration Loan Guaranty Agreement
                                    (Deferred Participation) (SBA Form 750), dated August
                                    13, 1980, by and between TMSIC and the SBA, and
                                    pertinent SBA regulations found at 13 C.F.R. Part 120.

                                    As to any SBA Section 7(a) Loan, the right to receive
                                    the guaranteed portion of the principal balance thereof
                                    together with interest thereon at a per annum rate in
                                    effect from time to time (which rate is less than the
                                    rate paid by the obligor on the related SBA Section 7(a)
                                    Loan (the "Obligor")) and the fee (the "FTA's Fee")
                                    payable to the SBA's fiscal and transfer agent (the
                                    "FTA") is referred to herein as the "Guaranteed
                                    Interest." With respect to SBA Section 7(a) Loans for
                                    which the Guaranteed Interest was sold in the secondary
                                    market on or after September 1, 1993 (unless the related
                                    SBA Section 7(a) Loan was approved by the SBA on or
                                    after October 12, 1995) and SBA Section 7(a) Loans
                                    approved by the SBA on or after October 12, 1995,
                                    regardless of whether they were sold in the secondary
                                    market (collectively, the "Additional Fee SBA Loans"), a
                                    fee equal to 40 basis points and 50 basis points,
                                    respectively, per annum on the outstanding balance of
                                    the Guaranteed Interest of such Additional Fee SBA Loans
                                    (the "Additional Fee") is required to be paid by the
                                    related Seller to the SBA. Although such Additional Fee
                                    is the responsibility of the related Seller, the
                                    Additional Fee will be funded from the interest received
                                    by the related Obligor on the SBA Section 7(a) Loans.
                                    Accordingly, any such Additional Fee will reduce the
                                    Excess Spread (as defined herein) on the related SBA
                                    Loan. The Guaranteed Interest varies from SBA Section
                                    7(a) Loan to SBA Section 7(a) Loan, is not included in
                                    the Trust Fund and Certificateholders have no right or
                                    interest therein. As described herein, the portion of
                                    the principal guaranteed by the SBA for each SBA Section
                                    7(a) Loan varies depending upon the program under which
                                    such SBA Section 7(a) Loan was originated. However, the
                                    SBA imposes a maximum per borrower guaranty of $750,000.
                                    See "The SBA Loan Program--Section 7(a) Loan
                                    Parameters."

                                    Pursuant to policies of the SBA, the Servicer is
                                    required to retain for each SBA Section 7(a) Loan an
                                    amount equal to 0.60% per annum on the outstanding
                                    balance of the related Guaranteed Interest (such amount
                                    is referred to herein as the "Premium Protection Fee"
                                    for the related SBA Section 7(a) Loan). The Premium
                                    Protection Fee is not included in the Trust Fund and
                                    Certificateholders have no right or interest therein.

                                    The "Unguaranteed Interest" will equal all payments and
                                    other recoveries on such SBA Section 7(a) Loan not
                                    constituting the Guaranteed Interest or the Premium
                                    Protection Fee therein. As stated above, the interest
                                    accrued on the guaranteed portion of the principal
                                    balance of each SBA Section 7(a) Loan exceeds the sum

                                    of the interest payable to the holder of the Guaranteed
                                    Interest, the FTA's Fee, the Premium Protection Fee,
                                    with respect to the Additional Fee SBA Loans, the
                                    Additional Fee and the Servicing Fee attributable to the
                                    Guaranteed Interest. Such excess (the "Excess Spread"),
                                    which is paid by the SBA for up to 120 days of accrued
                                    interest (at a rate up to the applicable SBA Loan
                                    Interest Rate less 1.00%), is included in the
                                    Unguaranteed Interest and will be available to pay
                                    interest and principal on the Certificates, the
                                    Servicing Fee to the Servicer and fund the Spread
                                    Account (as defined under "--Spread Account" herein) as
                                    described under "--Spread Account" herein.

                                    The "Unguaranteed Percentage" will equal the fraction,
                                    expressed as a percentage, the numerator of which is the
                                    principal portion of the Unguaranteed Interest as of the
                                    Cut-Off Date and the denominator of which is the sum of
                                    the principal portion of the Unguaranteed Interest and
                                    the principal portion of the Guaranteed Interest of such
                                    SBA Section 7(a) Loan as of the Cut-Off Date. The
                                    Unguaranteed Percentage for any given loan will not
                                    change over time.

                                    The "Cut-Off Date" is February 28, 1998; provided,
                                    however, that for any SBA Section 7(a) Loan originated
                                    after such date, the Cut-Off Date shall be the date of
                                    the origination of such SBA Section 7(a) Loan.

                                    As of the close of business on the Cut-Off Date, the
                                    aggregate principal amount of the Unguaranteed Interests
                                    of the SBA Section 7(a) Loans expected to be delivered
                                    to the Trustee on the Closing Date equaled approximately
                                    $70,000,000 (the "Original Pool Principal Balance").

Sellers...........................  TMSIC is a New Jersey corporation, and MSNY is a New
                                    York corporation. TMSIC is a wholly-owned subsidiary of
                                    The Money Store Inc., a New Jersey corporation, and MSNY
                                    is a wholly-owned subsidiary of TMSIC. All of the SBA
                                    Section 7(a) Loans were, and all of the Subsequent SBA
                                    Loans will have been, originated or acquired by TMSIC or
                                    MSNY. Each Seller will deposit into the Trust Fund the
                                    right to receive the Unguaranteed Interests in the SBA
                                    Loans originated or acquired by it and will make
                                    representations and warranties with respect to such SBA
                                    Loans. On March 4, 1998, The Money Store Inc. announced
                                    that it had signed a definitive merger agreement with
                                    First Union Corporation pursuant to which First Union
                                    Corporation would acquire The Money Store Inc. See "The
                                    Sellers".

Servicers.........................  MSNY will service the SBA Loans sold by it to the Trust
                                    Fund and TMSIC will service the SBA Loans sold by it to
                                    the Trust Fund, in each case in accordance with the
                                    terms of the Agreement and the SBA Rules and Regulations
                                    and the Multi-Party Agreement (as defined below under
                                    "--Multi-Party Agreement"). TMSIC will be liable to the
                                    Trustee for the servicing of all the SBA Loans.

Trustee...........................  Marine Midland Bank, a trust company headquartered in
                                    Buffalo, New York, will be the Trustee. In the
                                    Agreement, the Trustee will agree to act as successor
                                    Servicer if TMSIC can no longer serve in such capacity.

Document Custodians...............  The promissory notes evidencing the SBA Section 7(a)
                                    Loans (the "Notes") will be held by the FTA pursuant to
                                    the Multi-Party Agreement. The FTA will be liable solely
                                    to the SBA for the FTA's gross negligence or
                                    malfeasance. The SBA will be liable to the Trustee, the
                                    Sellers and the Servicer for the SBA's and the FTA's
                                    gross negligence or malfeasance.

                                    All other documents to be delivered by the Sellers with
                                    respect to the SBA Loans will be delivered to and held
                                    by the Trustee pursuant to the Agreement. See
                                    "Description of the Agreement and the Certificates"
                                    herein.

Interest Accrual Period...........  With respect to each Remittance Date (as defined below under "--Remittance Date"), the "Interest Accrual
                                    Period" will be the period commencing on the 15th day of
                                    the month preceding such Remittance Date and ending on
                                    the 14th day of the month of such Remittance Date.
                                    However, for the Remittance Date occurring in April
                                    1998, the Interest Accrual Period will be the period
                                    commencing on March 15, 1998 and ending on April 14,
                                    1998.

Pre-Funding Account...............  On the Closing Date, cash in an amount not to exceed approximately $20,000,000 (the "Pre-Funded Amount") will
                                    be deposited into the Pre-Funding Account. Amounts in
                                    the Pre-Funding Account may be used only (i) to acquire
                                    the Unguaranteed Interests in the Subsequent SBA Loans
                                    and (ii) to make accelerated payments of principal on
                                    the Certificates. During the period (the "Funding
                                    Period") from the Closing Date until the earliest of (i)
                                    the date on which the amount on deposit in the
                                    Pre-Funding Account is less than $100,000, (ii) the date
                                    on which an Event of Default occurs under the Agreement
                                    or (iii) the close of business on June 26, 1998, amounts
                                    will, from time to time, be withdrawn from the
                                    Pre-Funding Account to purchase the Unguaranteed
                                    Interests in the Subsequent SBA Loans in accordance with
                                    the Agreement. Any Pre-Funded Amount remaining at the
                                    end of the Funding Period will be distributed as a
                                    principal prepayment on the next Remittance Date to the
                                    Certificates, provided however, that any Pre-Funded
                                    Amount remaining at the close of business on June 26,
                                    1998 will be distributed as a principal prepayment on
                                    June 29, 1998 (the "Special Remittance Date") to the
                                    Certificates.

Capitalized Interest Account......  On the Closing Date, the Representative also will make a cash deposit in an account (the "Capitalized Interest
                                    Account") to be pledged to the Trustee. The amount
                                    deposited in the Capitalized Interest Account will be
                                    used by the Trustee on the Remittance Dates occurring in
                                    April, May and June 1998 to fund the excess,

                                    if any, of (i) the amount of interest accrued for each
                                    such Remittance Date at the weighted average Class A and
                                    Class B Remittance Rates on the portion of the
                                    Certificates having principal balances exceeding the
                                    principal balances of the Unguaranteed Interests over
                                    (ii) the amount of any earnings on funds in the
                                    Pre-Funding Account that are available to pay interest
                                    on the Certificates on each such Remittance Date.
                                    Additionally, if a principal prepayment is made on the
                                    Special Remittance Date to any Class of Certificates,
                                    such Class of Certificates also will receive on such
                                    date, from the Capitalized Interest Account, accrued
                                    interest at the applicable Remittance Rate on the amount
                                    of such principal prepayment. Any amounts remaining in
                                    the Capitalized Interest Account on the Special
                                    Remittance Date and not used for such purposes are
                                    required to be paid directly to the Representative on
                                    such Special Remittance Date.

Available Funds...................  With respect to each Remittance Date, the "Available
                                    Funds" will equal the sum of (i) all amounts (including
                                    any Excess Spread) received from any source by the
                                    Servicer or any Subservicer during the preceding
                                    calendar month with respect to principal and interest on
                                    the SBA Loans (net of the amount payable to the holder
                                    of the Guaranteed Interest, the FTA's Fee, the Premium
                                    Protection Fee, the Additional Fee and the Servicing Fee
                                    (as defined under "--Servicing Fee" herein)), (ii)
                                    advances by the Servicer, (iii) amounts to be
                                    transferred from the Pre-Funding Account and the
                                    Capitalized Interest Account with respect to the
                                    Remittance Dates in April, May and June 1998 and (iv)
                                    amounts in the Spread Account.

Interest..........................  To the extent of the Available Funds, and prior to payments of principal, on each Remittance Date the Class
                                    A and Class B Certificateholders, in that order, will be
                                    entitled to receive interest accrued for the related
                                    Interest Accrual Period at the adjustable rate described
                                    below on the Class A or Class B Certificate Balance, as
                                    the case may be (each as defined below), outstanding
                                    immediately prior to such Remittance Date. If, on any
                                    Remittance Date, the Class A or Class B Certificates do
                                    not receive the full amount of interest to which they
                                    are entitled, such shortfall, plus interest thereon
                                    compounded monthly at the then applicable Class A or
                                    Class B Remittance Rate (each as defined below), will be
                                    added to the amount of interest they are entitled to
                                    receive on succeeding Remittance Dates. The aggregate
                                    amounts of interest payable to the Class A and Class B
                                    Certificates on each Remittance Date are referred to
                                    herein as the "Class A Interest Distribution Amount" and
                                    the "Class B Interest Distribution Amount,"
                                    respectively. Notwithstanding the foregoing, if a
                                    principal prepayment is made to a Class of Certificates
                                    on the Special Remittance Date, each such Class also
                                    will receive on such date accrued interest at the
                                    applicable Remittance Rate on the amount of such
                                    prepayment. Further, the Class A and Class B Interest

                                    Distribution Amounts for the July 1998 Remittance Date
                                    will be based on 30 days' interest on the related
                                    Certificate Balance on June 29, 1998, after giving
                                    effect to any such prepayment.

                                    Interest will accrue on the Certificates on the basis of
                                    a 360-day year consisting of twelve 30-day months at a
                                    per annum rate (the "Class A Remittance Rate" and "Class
                                    B Remittance Rate," respectively) equal to:

                                    Class A: During the initial Interest Accrual Period,
                                    6.18% per annum. During each subsequent Interest Accrual
                                    Period, the Prime Rate (as defined below) in effect on
                                    the preceding Adjustment Date (as defined below) minus
                                    2.32% per annum, subject to the adjustments described
                                    under "Description of the Agreement and the
                                    Certificates--Class A and Class B Interest Distribution
                                    Amounts" herein.

                                    Class B: During the initial Interest Accrual Period,
                                    6.60% per annum. During each subsequent Interest Accrual
                                    Period, the Prime Rate in effect on the preceding
                                    Adjustment Date minus 1.90% per annum, subject to the
                                    adjustments described under "Description of the
                                    Agreement and the Certificates--Class A and Class B
                                    Interest Distribution Amounts" herein.

                                    The Class A and Class B Remittance Rates will be
                                    adjusted on the first Business Day (as defined under
                                    "Certain Definitions" herein) of each January, April,
                                    July and October, commencing July, 1998 (each, an
                                    "Adjustment Date"). The Prime Rate will equal the lowest
                                    prime lending rate published in the Money Rate Section
                                    of THE WALL STREET JOURNAL for the applicable Adjustment
                                    Date.

                                    As stated above, the amount of interest paid on the
                                    Class A and Class B Certificates on each Remittance Date
                                    is based upon the amount of interest due on the SBA
                                    Loans in the month preceding such Remittance Date. For
                                    each such monthly payment, the related SBA Loan Interest
                                    Rate is based on the Prime Rate in effect for such SBA
                                    Loan in the month preceding the month such monthly
                                    payment is due. For example, the monthly payment due on
                                    an SBA Loan in July, 1998 will be based upon the Prime
                                    Rate in effect for such SBA Loan in June, 1998 (which,
                                    for SBA Loans adjusting quarterly, generally will be the
                                    Prime Rate in effect on April 1, 1998). This monthly
                                    payment will be distributed to Certificateholders on the
                                    Remittance Date in August, 1998. For such Remittance
                                    Date, interest on the Class A and Class B Certificates
                                    will accrue based upon the Prime Rate in effect on the
                                    first Business Day of July, 1998.

                                    Interest accruing on the Certificates for the Remittance
                                    Dates occurring in each February, May, August and
                                    November will be based upon the Prime Rate in effect on
                                    the first Business Day in the preceding January, April,
                                    July and October, respectively. However, the interest
                                    payments on the SBA Loans required to

                                    be distributed to Certificateholders on each such
                                    Remittance Date generally will be based upon the Prime
                                    Rate in effect on the first Business Day in the
                                    preceding October, January, April and July,
                                    respectively. As a result of this mismatch, the actual
                                    amount of interest distributed to the Certificateholders
                                    in February, May, August and November may be subject to
                                    the adjustments described under "Description of the
                                    Agreement and the Certificates--Class A and Class B
                                    Interest Distribution Amounts" herein.

                                    As of any date, the "Class A Certificate Balance" will
                                    equal the Class A Certificate Balance on the Closing
                                    Date reduced by all amounts previously distributed to
                                    Class A Certificateholders and allocable to principal.
                                    The "Class B Certificate Balance" will be calculated in
                                    a similar manner.

Principal.........................  To the extent of the Available Funds remaining after payment of interest as described above, on each
                                    Remittance Date, holders of the Class A Certificates
                                    will receive an amount equal to the lesser of (A) such
                                    remaining Available Funds and (B) the sum of (i) the
                                    Class A Principal Distribution Amount (as defined below)
                                    and (ii) the Class A Carry-Forward Amount (as defined
                                    below).

                                    To the extent of the Available Funds remaining after
                                    payment of interest as described above and payment of
                                    principal on the Class A Certificates, holders of the
                                    Class B Certificates will receive an amount equal to the
                                    lesser of (A) such remaining Available Funds and (B) the
                                    sum of (i) the Class B Principal Distribution Amount (as
                                    defined below) and (ii) the Class B Carry-Forward Amount
                                    (as defined below).

                                    With respect to each Remittance Date, the "Class A
                                    Principal Distribution Amount" and the "Class B
                                    Principal Distribution Amount" will equal the Class A
                                    Percentage or the Class B Percentage (each as defined
                                    below), as the case may be, multiplied by the total of
                                    (i) the Unguaranteed Percentage of all payments and
                                    other recoveries of principal of an SBA Loan (net of
                                    amounts reimbursable to the Servicer pursuant to the
                                    Agreement) received by the Servicer or any Subservicer
                                    in the immediately preceding calendar month (with
                                    respect to any Remittance Date, the "Due Period"),
                                    excluding amounts received relating to SBA Loans which
                                    have been delinquent 24 months or have been determined
                                    to be uncollectible, in whole or in part, by the
                                    Servicer to the extent that the Class A
                                    Certificateholders or the Class B Certificateholders, as
                                    the case may be, have previously received the Class A
                                    Percentage or the Class B Percentage, as the case may
                                    be, of the principal portion of the Unguaranteed
                                    Interest of such SBA Loans; (ii) the principal portion
                                    of any Unguaranteed Interest actually purchased by a
                                    Seller for breach of a representation and warranty or
                                    other defect and actually received by the Trustee as of
                                    the related Determination Date; (iii) any adjustments
                                    with
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                                      S-9
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                                    respect to substitutions of SBA Loans for which a Seller
                                    has breached a representation or warranty deposited in
                                    the Principal and Interest Account and transferred to
                                    the Certificate Account as of the related Determination
                                    Date; (iv) the Unguaranteed Percentage of all losses on
                                    SBA Loans which were finally liquidated during the
                                    applicable Due Period; (v) the Unguaranteed Percentage
                                    of the then outstanding principal balance of any SBA
                                    Loan which, as of the first day of the related Due
                                    Period, has been delinquent for 24 months or has been
                                    determined to be uncollectible, in whole or in part, by
                                    the Servicer; and (vi) amounts, if any, released from
                                    the Pre-Funding Account on the April, May and June 1998
                                    Remittance Dates.

                                    With respect to each Remittance Date, the "Class A
                                    Carry-Forward Amount" and the "Class B Carry-Forward
                                    Amount" will equal the aggregate amount, if any, by
                                    which (i) the Class A Principal Distribution Amount or
                                    the Class B Principal Distribution Amount, as the case
                                    may be, with respect to any preceding Remittance Date
                                    exceeded (ii) the amount of the actual principal
                                    distribution to the Class A Certificates or the Class B
                                    Certificates, as the case may be, on such Remittance
                                    Date.

                                    With respect to each Remittance Date, the "Class A
                                    Percentage" will equal 93%, representing the beneficial
                                    ownership interest of the Class A Certificates in the
                                    Trust Fund.

                                    With respect to each Remittance Date, the "Class B
                                    Percentage" will equal 7%, representing the beneficial
                                    ownership interest of the Class B Certificates in the
                                    Trust Fund.

                                    On each Remittance Date, Available Funds remaining after
                                    payment of interest and principal to the Class A and
                                    Class B Certificates and payment of the Trustee's fees
                                    and expenses will be deposited in the Spread Account
                                    and, to the extent amounts in the Spread Account would
                                    exceed the then applicable Specified Spread Account
                                    Requirement, such excess will be distributed to the
                                    Spread Account Depositor (as defined under "--Spread
                                    Account"). See "--Spread Account" herein.

                                    The aggregate amount of principal payable with respect
                                    to each Class of Certificates on each Remittance Date as
                                    described above, together with interest as calculated
                                    above under "--Interest," constitutes the "Class A
                                    Remittance Amount" and the "Class B Remittance Amount,"
                                    as the case may be, for such Remittance Date.

Subordination of Class B            The rights of the holders of the Class B Certificates to
  Certificates....................  receive distributions with respect to interest and principal will be subordinated to such rights of the
                                    holders of the Class A Certificates to the extent
                                    described above under "--Securities Offered." This
                                    subordination is intended to enhance the likelihood of
                                    regular receipt by holders of Class A Certificates of
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                                    the full amount of their scheduled monthly payments of
                                    interest and, after distribution of the Class B Interest
                                    Distribution Amount, principal, and to afford the
                                    holders of the Class A Certificates a measure of
                                    protection against losses resulting from Liquidated SBA
                                    Loans equal to (i) the amount of funds remaining in the
                                    Spread Account after payment of interest on the Class A
                                    and Class B Certificates and (ii) the then outstanding
                                    Class B Certificate Balance.

Remittance Date...................  Distributions to Certificateholders will be made on the
                                    15th day of each month, or if such day is not a Business
                                    Day, on the succeeding Business Day, commencing April
                                    15, 1998 (each, a "Remittance Date"). Any Pre-Funded
                                    Amount remaining at the close of business on June 26,
                                    1998 (together with accrued interest thereon at the
                                    applicable Remittance Rates) will be distributed by or
                                    on behalf of the Trustee on the Special Remittance Date
                                    to the Class A and Class B Certificates. Such
                                    distribution will be made to each person in whose name a
                                    Certificate of the applicable Class is registered on May
                                    31, 1998.

                                    The last scheduled Remittance Date for the Certificates
                                    is July 15, 2024. It is expected that the actual last
                                    Remittance Date for each Class of Certificates will
                                    occur significantly earlier than such scheduled
                                    Remittance Date. See "Yield, Maturity, and Prepayment
                                    Considerations" herein.

Record Date.......................  Distributions on the Certificates will be made by or on behalf of the Trustee on each Remittance Date to each
                                    person in whose name a Certificate is registered on the
                                    last day of the preceding calendar month (the "Record
                                    Date").

Closing Date......................  March 31, 1998

Spread Account....................  TMS SBA Holdings, Inc., a special purpose, bankruptcy remote Delaware corporation (the "Spread Account
                                    Depositor") will establish a reserve account (the
                                    "Spread Account") with the Trustee. The Spread Account
                                    will not be a part of the Trust Fund but will be pledged
                                    to the Trustee as security for the obligations of the
                                    Spread Account Depositor under the Agreement pursuant to
                                    an agreement (the "Spread Account Agreement") between
                                    the Spread Account Depositor and the Trustee.

                                    On the Closing Date, the Spread Account Depositor will
                                    make an initial cash deposit into the Spread Account in
                                    an amount equal to 0.5% of the Original Pool Principal
                                    Balance (the "Initial Deposit"). Thereafter, on each
                                    Remittance Date the Trustee will deposit into the Spread
                                    Account the cash, if any, remaining after payment of
                                    interest and principal to the holders of the
                                    Certificates as described above under "--Interest" and
                                    "--Principal," and payment of amounts required to be
                                    deposited into the Expense Account and certain amounts
                                    reimbursable to the Servicer, until the aggregate amount
                                    then on deposit in the Spread Account (the "Spread
                                    Balance") equals the sum of (i) the then outstanding
                                    principal balance of the Unguaranteed
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                                      S-11
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                                    Interests of all SBA Loans 180 days or more delinquent
                                    and (ii) the greater of (a) 3.5% of the then outstanding
                                    aggregate principal balance of the Unguaranteed
                                    Interests of all the SBA Loans, or (b) 2.0% of the
                                    Original Pool Principal Balance; provided, however, that
                                    for purposes of clauses (i) and (ii)(a), there shall be
                                    excluded the principal portion of the Unguaranteed
                                    Interest of SBA Loans which have been delinquent 24
                                    months or have been determined to be uncollectible, in
                                    whole or in part, by the Servicer, to the extent that
                                    the Certificateholders have previously received the
                                    principal portion of the Unguaranteed Interest of such
                                    SBA Loans (the sum of such amounts is referred to herein
                                    as the "Specified Spread Account Requirement").

                                    Amounts, if any, on deposit in the Spread Account will
                                    be available to be applied to payments of interest and
                                    principal on the Certificates on any Remittance Date.

                                    The Spread Account Depositor will not be required to
                                    refund any amounts previously properly distributed to
                                    it, regardless of whether there are sufficient funds on
                                    a subsequent Remittance Date to make a full distribution
                                    to holders of the Certificates on such Remittance Date.

                                    The funding and maintenance of the Spread Account is
                                    intended to enhance the likelihood of timely payment of
                                    principal and interest to the holders of the
                                    Certificates; however, if the SBA Loan Pool experiences
                                    levels of delinquencies and losses above the scenarios
                                    used to obtain the ratings on the Class B Certificates,
                                    the Spread Account could be depleted, and shortfalls
                                    could result. See "Risk Factors--Spread Account,"
                                    "Description of the Agreement and the
                                    Certificates--Spread Account" and "Ratings" herein.

The SBA Loan Pool.................  Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximate and measured
                                    by the aggregate principal balance of the SBA Loans and
                                    the related Unguaranteed Interests in a preliminary pool
                                    of SBA Section 7(a) Loans expected to be delivered to
                                    the Trustee on the Closing Date. While the statistical
                                    distribution of the characteristics of the actual pool
                                    of SBA Section 7(a) Loans delivered on the Closing Date
                                    will vary somewhat from the statistical distribution of
                                    such characteristics for the preliminary pool presented
                                    in this Prospectus Supplement, the Representative does
                                    not believe that the characteristics of the Pool
                                    delivered on the Closing Date will differ materially.

                                    All the SBA Section 7(a) Loans were originated or
                                    acquired by the Sellers in accordance with the
                                    underwriting criteria described in the Prospectus under
                                    "The SBA Loan Lending Program-- Underwriting Criteria
                                    for SBA Section 7(a) Loans." None of the SBA Section
                                    7(a) Loans are balloon loans and each is fully
                                    amortizing in accordance with its terms. On the Closing
                                    Date, it is expected
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                                      S-12
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                                    that the Trust Fund will contain the Unguaranteed
                                    Interest in approximately 550 SBA Section 7(a) Loans,
                                    approximately 56.0% of which SBA Section 7(a) Loans are
                                    secured primarily by first liens on commercial real
                                    property used by the borrower or its affiliates in the
                                    conduct of their business. The remainder of the SBA
                                    Section 7(a) Loans were originated primarily to targeted
                                    franchisees, health care professionals and other
                                    professionals, such as attorneys and accountants, and
                                    for financing business acquisitions. These loans often
                                    are secured by second or third liens on personal real
                                    estate, personal guarantees, liens on machinery and
                                    equipment and other business assets. The SBA Section
                                    7(a) Loans were originated to businesses located in 44
                                    states and the District of Columbia, primarily in
                                    California. As of the Cut-Off Date, the preliminary pool
                                    contains no more than approximately 14.63% of the SBA
                                    Section 7(a) Loans (by principal balance of Unguaranteed
                                    Interests), representing approximately 22 SBA Section
                                    7(a) Loans, made to borrowers whose businesses are
                                    included in the same four digit standard industrial code
                                    classification. See "The SBA Loan Program" herein.

                                    As of the Cut-Off Date, the aggregate and average unpaid
                                    principal portion of the Unguaranteed Interests of the
                                    preliminary pool of SBA Section 7(a) Loans were
                                    approximately $55,700,000 and $122,000, respectively,
                                    the aggregate and average unpaid principal portion of
                                    the Guaranteed Interests of the preliminary pool of SBA
                                    Section 7(a) Loans were approximately $137,700,000 and
                                    $301,000, respectively, the maximum and minimum original
                                    principal portion of the Unguaranteed Interests of the
                                    preliminary pool of SBA Section 7(a) Loans were
                                    approximately $946,000 and $10,000, respectively, and
                                    the maximum and minimum original principal portion of
                                    the Guaranteed Interests of the preliminary pool of SBA
                                    Section 7(a) Loans were approximately $750,000 and
                                    $39,000, respectively. The aggregate original principal
                                    portion of the Unguaranteed Interests of the preliminary
                                    pool of SBA Section 7(a) Loans was approximately
                                    $56,000,000 and the aggregate original principal portion
                                    of the Guaranteed Interests of the preliminary pool of
                                    SBA Section 7(a) Loans was approximately $138,400,000.

                                    As of the Cut-Off Date, the preliminary pool of SBA
                                    Section 7(a) Loans bore interest at rates (each, a "Note
                                    Rate") which ranged from 9.5% to 11.25 % per annum and
                                    the weighted average Note Rate was approximately 10.55%
                                    per annum. As of the Cut-Off Date, the preliminary pool
                                    of SBA Section 7(a) Loans had a weighted average age of
                                    approximately 3 months, a weighted average original term
                                    of approximately 233 months, a weighted average gross
                                    margin of approximately 2.05%, a weighted average
                                    lifetime floor of approximately 3.09%, and a weighted
                                    average debt-service coverage ratio of approximately
                                    1.45. The average Guaranteed Percentage of the
                                    preliminary pool of SBA Section 7(a) Loans was
                                    approximately 71.19%. The weighted average Excess
                                    Spread, expressed as a percentage of the
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                                      S-13
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                                    principal balances of the Unguaranteed Interests, was
                                    approximately 2.42% as of the Cut-Off Date. Such Excess
                                    Spread is in addition to the Extra Interest (as defined
                                    under "Description of the Agreement and the
                                    Certificates--Class A and Class B Interest Distribution
                                    Amounts" herein) available from the unguaranteed portion
                                    of the preliminary pool of SBA Section 7(a) Loans.
                                    Approximately 69.28% of the preliminary pool of SBA
                                    Section 7(a) Loans (by principal balance of Unguaranteed
                                    Interests) do not have a lifetime interest rate cap. As
                                    of the Cut-Off Date, the weighted average lifetime cap
                                    of preliminary pool of SBA Section 7(a) Loans with
                                    lifetime interest rate caps was approximately 15.62%. As
                                    described herein, the existence of a lifetime interest
                                    rate cap or floor will not limit the Excess Spread
                                    included in the related Unguaranteed Interest. See "The
                                    SBA Loan Pool" herein. The Subsequent SBA Loans in the
                                    aggregate will conform in all material respects to the
                                    characteristics described herein under "The SBA Loan
                                    Pool--Subsequent SBA Loans."

Transfer of Assets................  Each Note will be endorsed by the applicable Seller by means of an allonge (I.E., a separate piece of paper
                                    attached to the Note) and delivered to the FTA. On or
                                    before the Closing Date (or, with respect to a
                                    Subsequent SBA Loan, on or before the related transfer
                                    date), the FTA will acknowledge receipt of each such
                                    Note for each SBA Loan in the SBA Loan Pool and that
                                    each such Note has been endorsed as follows: "Pay to the
                                    order of Marine Midland Bank, and its successors and
                                    assigns, as trustee under that certain Pooling and
                                    Servicing Agreement dated as of February 28, 1998, for
                                    the benefit of the United States Small Business
                                    Administration and holders of The Money Store SBA
                                    Loan-Backed Certificates, Series 1998-1, Class A and
                                    Class B, as their respective interests may appear,
                                    without recourse."

                                    With respect to each SBA Loan in the SBA Loan Pool, the
                                    applicable Seller will be required to deliver the
                                    following additional documentation to the Trustee at or
                                    prior to the Closing Date (or, with respect to a
                                    Subsequent SBA Loan, in the case of (a) below, at or
                                    prior to the related transfer date):

                                    (a) For each SBA Loan secured by commercial real
                                    property or residential real property:

                                    (1) Original recorded Mortgage, or if the original is
                                    unavailable, a copy thereof certified to be true and
                                    complete by the applicable Seller.

                                    (2) Certified copy of the Assignment of the Mortgage
                                    endorsed as follows: "Marine Midland Bank, ("Assignee")
                                    its successors and assigns, as trustee under the Pooling
                                    and Servicing Agreement dated as of February 28, 1998,
                                    subject to the Multi-Party Agreement dated as of
                                    February 28, 1998." The original
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                                      S-14
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                                    assignments will be transmitted by the applicable Seller
                                    for recording promptly following the Closing Date.

                                    (3) Original recorded intervening assignments, if any,
                                    or if the original is unavailable, copies thereof
                                    certified by the applicable Seller to be true and
                                    complete.

                                    (4) Originals or certified copies of all title insurance
                                    policies or other evidence of lien position, including
                                    but not limited to PIRT policies, limited liability
                                    reports and lot book reports, to the extent the Sellers
                                    obtain such policies or other evidence of lien position
                                    in accordance with the criteria described herein.

                                    (b) For all SBA Loans:

                                    (1) Blanket assignment of all collateral securing the
                                    SBA Loan, including without limitation, all rights under
                                    applicable guarantees and insurance policies.

                                    (2) Irrevocable power of attorney of the applicable
                                    Seller to the Trustee to execute, deliver, file or
                                    record and otherwise deal with the collateral for the
                                    SBA Loans in accordance with the Agreement. The power of
                                    attorney will be delegable by the Trustee to the
                                    Servicer and any successor servicer and will permit the
                                    Trustee or its delegate to prepare, execute and file or
                                    record UCC financing statements and notices to insurers.

                                    (3) Blanket Uniform Commercial Code ("UCC") UCC-1
                                    financing statements identifying by type all collateral
                                    for the SBA Loans in the SBA Loan Pool and naming the
                                    Trustee as Secured Party and the applicable Seller as
                                    the Debtor. See "Risk Factors--Unperfected Security
                                    Interests in Certain Collateral" herein and "The
                                    Agreements--Sale of SBA Loans" in the Prospectus.

                                    The Trustee will be required to provide an interim
                                    certification as to the receipt of such documents within
                                    90 days after the Closing Date or Subsequent Closing
                                    Date, as the case may be and to provide a final
                                    certification within 360 days after the Closing Date or
                                    Subsequent Closing Date, as the case may be.

Multi-Party Agreement.............  TMSIC and MSNY, as Sellers, the Servicer, the Trustee,
                                    the FTA and the SBA will enter into a Multi-Party
                                    Agreement, dated as of February 28, 1998 (the
                                    "Multi-Party Agreement"), which will set forth the
                                    relationship of the parties with respect to the SBA
                                    Section 7(a) Loans and the proceeds thereof and the
                                    consent of the SBA to the transactions contemplated by
                                    the Agreement.

Servicing of the SBA Loans........  MSNY will service the SBA Loans sold by it to the Trust
                                    Fund and TMSIC will service the SBA Loans sold by it to
                                    the Trust Fund, in each case in accordance with the
                                    Agreement, the SBA Rules and Regulations and the
                                    Multi-Party Agreement, and will cause the SBA Loans to
                                    be serviced with the same care as it customarily employs
                                    and exercises in servicing and administering small
                                    business loans for its own account, giving due
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                                    consideration to the reliance of the Trustee on the
                                    Servicer. Such servicing includes, without limitation,
                                    the right to release and/or substitute collateral for an
                                    SBA Loan.

Monthly Advances..................  The Servicer is required to remit to the Trustee, no later than the day of each month which is three Business
                                    Days prior to the Remittance Date (the "Determination
                                    Date"), for deposit in the Certificate Account, the
                                    amount (the "Monthly Advance"), if any, by which (i) 30
                                    days' interest at a rate equal to the then applicable
                                    weighted average Class A and Class B Remittance Rates
                                    plus the rate used in determining certain expenses of
                                    the Trust Fund (the "Adjusted SBA Loan Remittance Rate")
                                    on the aggregate Class A and Class B Principal Balances
                                    immediately prior to the related Remittance Date (as the
                                    amount calculated pursuant to this clause (i) may be
                                    adjusted in accordance with the limits described under
                                    "Description of the Agreement and the
                                    Certificates--Class A and Class B Interest Distribution
                                    Amounts" herein) exceeds (ii) the amount received by the
                                    Servicer as of the related Record Date in respect of
                                    interest on the SBA Loans minus the interest payable to
                                    the holders of the Guaranteed Interest, the Additional
                                    Fee, the Premium Protection Fee, the Servicing Fee and
                                    the fee payable to the FTA (plus, for the Remittance
                                    Dates in April, May and June 1998, the sum of (a) all
                                    funds to be transferred to the Certificate Account from
                                    the Capitalized Interest Account for such Remittance
                                    Date and (b) certain investment earnings on amounts in
                                    the Pre-Funding Account for the applicable Remittance
                                    Date). The Servicer is not required to make Monthly
                                    Advances which it determines, in good faith, would be
                                    nonrecoverable from amounts received in respect of the
                                    SBA Loans.

                                    Monthly Advances are reimbursable in the first instance
                                    from late collections of interest, Liquidation Proceeds,
                                    Insurance Proceeds and proceeds received by the Servicer
                                    in connection with condemnation, eminent domain or a
                                    release of lien ("Released Mortgaged Property Proceeds")
                                    collected with respect to the related SBA Loan as to
                                    which such Monthly Advances were made. The Servicer's
                                    right to reimbursement for such Monthly Advances in
                                    excess of such amounts is limited to late collections of
                                    interest received on the SBA Loans generally; PROVIDED,
                                    HOWEVER, that the Servicer's right to such reimbursement
                                    is subordinate to the rights of the Certificateholders,
                                    the holder of the Premium Protection Fee and the holders
                                    of the Guaranteed Interest. Monthly Advances are
                                    intended to provide sufficient funds for the payment of
                                    interest to the Certificateholders at the then
                                    applicable Class A or Class B Remittance Rate, plus an
                                    additional amount, if any, required to pay the fees and
                                    expenses of the Trustee.

Compensating Interest.............  Not later than each Determination Date, with respect to each SBA Loan as to which a principal prepayment in full
                                    or a
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                                    Curtailment was received during the related Due Period,
                                    the Servicer is required to remit to the Trustee, from
                                    amounts otherwise payable to the Servicer as servicing
                                    compensation, an amount ("Compensating Interest") equal
                                    to any excess of (a) 30 days' interest on the
                                    Unguaranteed Percentage of the related principal balance
                                    at the Adjusted SBA Loan Remittance Rate over (b) that
                                    portion of the amount of interest actually received in
                                    respect of the related SBA Loan during such Due Period
                                    and available to be paid to the Certificateholders.

Servicing Advances................  The Servicer will be entitled to reimbursement for amounts advanced by it constituting "out-of-pocket"
                                    costs and expenses relating to (i) the preservation and
                                    restoration of any related Mortgaged Property or other
                                    collateral, (ii) enforcement proceedings, including
                                    foreclosures and (iii) certain other customary amounts
                                    described in the Agreement. Such advances ("Servicing
                                    Advances") are generally reimbursable to the Servicer
                                    from Liquidation Proceeds, Released Mortgaged Property
                                    Proceeds, Insurance Proceeds and such other amounts as
                                    may be collected by the Servicer from the related
                                    Borrower or otherwise relating to the SBA Loan in
                                    respect of which such amounts are owed; PROVIDED,
                                    HOWEVER, that Servicing Advances in excess of such
                                    amounts are reimbursable to the same extent and from the
                                    same sources as Monthly Advances.

Servicing Fee.....................  The Servicer is entitled to a servicing fee of 0.40% per annum (the "Servicing Fee") of the unpaid principal
                                    balance of each SBA Loan, calculated and paid monthly
                                    from the interest portion of Monthly Payments,
                                    Liquidation Proceeds and certain other proceeds
                                    collected. See "The Agreements--Servicing and Other
                                    Compensation and Payment of Expenses" in the Prospectus.

Optional Termination by the         The Servicer may, at its option, terminate the Agreement
  Servicer........................  on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less
                                    than 10% of the sum of (i) the Original Pool Principal
                                    Balance and (ii) the Pre-Funded Amount by purchasing, on
                                    the next succeeding Remittance Date, all of the
                                    Unguaranteed Interests and any other assets in the Trust
                                    Fund at a price equal to the sum of (i) 100% of the then
                                    outstanding Class A and Class B Principal Balances, and
                                    (ii) 30 days' interest thereon at the then applicable
                                    Class A and Class B Remittance Rates (the "Termination
                                    Price"). See "Description of the Agreement and the
                                    Certificates-- Termination; Purchase of SBA Loans"
                                    herein.

Tax Considerations................  No real estate mortgage investment conduit ("REMIC")
                                    election will be made for the Trust Fund. Stroock &
                                    Stroock & Lavan LLP, special Federal tax counsel
                                    ("Federal Tax Counsel"), will give its opinion that the
                                    Trust Fund will be classified as a "grantor trust" for
                                    federal income tax purposes. See "Federal Income Tax
                                    Consequences" herein and "Federal Income Tax
                                    Consequences" in the Prospectus.
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                                      S-17
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                                    It is not anticipated that the Class A Certificates or
                                    the Class B Certificates will be treated as issued with
                                    original issue discount ("OID").
                                    Special considerations may apply to cash method holders
                                    of Class B Certificates by reason of the subordination
                                    of the Class B Certificates. Also, special
                                    considerations may apply to individuals and certain
                                    pass-through entities that hold Class A Certificates or
                                    Class B Certificates. See "Risk Factors--Tax
                                    Considerations" and "Federal Income Tax Consequences"
                                    herein and "Federal Income Tax Consequences" in the
                                    Prospectus.

ERISA Considerations..............  No Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement
                                    arrangement which is subject to Title I of the Employee
                                    Retirement Income Security Act of 1974, as amended,
                                    and/or Section 4975 of the Internal Revenue Code of
                                    1986, as amended, or any entity whose underlying assets
                                    include plan assets by reason of such plan or account
                                    investing in such entity (including insurance company
                                    separate or general accounts and collective investment
                                    funds). By its acceptance of a Certificate, each
                                    Certificateholder will be deemed to have represented and
                                    warranted that it is not subject to the foregoing
                                    limitations. See "ERISA Considerations" herein and in
                                    the Prospectus.

Legal Investment..................  No representation will be made as to whether or the extent to which the Certificates constitute legal
                                    investments for investors.

Rating............................  It is a condition to their issuance that the Class A
                                    Certificates be rated "Aaa" and "AAA" by Moody's
                                    Investors Service, Inc. ("Moody's") and Duff & Phelps
                                    Credit Rating Co. ("Duff & Phelps"), respectively, and
                                    that the Class B Certificates be rated not lower than
                                    "A2" and "A" by Moody's and Duff & Phelps, respectively.
                                    A security rating is not a recommendation to buy, sell
                                    or hold securities and may be subject to revision or
                                    withdrawal at any time. No person is obligated to
                                    maintain the rating on any Certificate. See "Ratings"
                                    herein.

Registration of the                 The Certificates will be represented by global
  Certificates....................  certificates registered in the name of Cede & Co.
                                    ("Cede"), as the nominee of The Depository Trust Company
                                    ("DTC") in the United States, or Cedel Bank, societe
                                    anonyme ("Cedel") or the Euroclear System ("Euroclear")
                                    in Europe. No Holder of a Certificate registered through
                                    DTC will be entitled to receive definitive certificates
                                    ("Definitive Certificates") representing such person's
                                    interest, except in the event that Definitive
                                    Certificates are issued in respect of such person's
                                    interest under the limited circumstances described
                                    herein. All references herein to "Class A and Class B
                                    Certificateholders" or "Holders" will reflect the rights
                                    of the beneficial owners of Class A and Class B
                                    Certificates, as such rights may be exercised through
                                    DTC and Participants, or Cedel or Euroclear, as the case
                                    may be, except as otherwise specified herein. See "Risk
                                    Factors" and "Description of the
                                    Certificates--Registration of Certificates" herein.

                                  RISK FACTORS

    Investors should consider, among other things, the following factors in addition to the other information set forth in this Prospectus Supplement in connection with the purchase of Certificates. Investors also should consider the factors set forth under the heading "Risk Factors" in the Prospectus.

    RECENT DEVELOPMENTS. On December 3, 1997, in connection with the offering by The Money Store Inc., (the "Representative") of certain Subordinated Notes, Moody's Investment Services, Inc. ("Moody's") confirmed its ratings of Ba1 for the Representative's outstanding senior notes and Ba2 for the Representative's $1.72 Mandatory Convertible Preferred Stock (the "Preferred Shares"), but changed its outlook from stable to negative. Moody's stated that continued increases in effective leverage and delinquencies would put additional downward pressure on its ratings. On March 4, 1998, Moody's placed its ratings of the Representative's senior notes and Preferred Shares on review for possible upgrade.

    In addition, on December 15, 1997, Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") placed its rating of the Representative's outstanding senior notes, subordinated notes and Preferred Shares on CreditWatch with negative implications. While citing industry issues and specific concerns with certain of the Representative's product lines, Standard & Poor's stated that the placement on CreditWatch with negative implications implied that the ratings could remain the same or be lowered pending a detailed review with the Representative during the first quarter of 1998. On March 4, 1998, Standard & Poor's revised its outlook from negative implications to positive implications.

    As of the date of this Prospectus Supplement, neither Moody's, Standard & Poor's, nor any other rating agency has downgraded the ratings of the Representative's securities, although no assurance can be given that any such downgrading will not occur in the future.

    On January 29, 1998, the Representative announced that it had ceased originating loans in its non-prime auto finance division as part of an overall corporate strategy to focus on more profitable areas of lending. The Representative will continue to service its existing auto loan portfolio.

    On March 4, 1998, the Representative announced that it had signed a definitive merger agreement with First Union Corporation pursuant to which First Union Corporation would acquire the Representative. See "The Sellers" herein.

LIMITED LIQUIDITY

    There is currently no secondary market for the Certificates. Although Prudential Securities Incorporated (the "Underwriter") currently intends to make a secondary market in the Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Holders of the Certificates with liquidity of investment or that it will continue for the lives of the Certificates. In addition, transfers of the Certificates will be restricted as described under "ERISA Considerations."

FEDERAL INCOME TAX CONSIDERATIONS

    If the Class B Certificateholders receive distributions of less than their proportionate share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, although the matter is not free from doubt, Federal Tax Counsel believes that holders of Class B Certificates would be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts,
(2) paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

    Under this analysis, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

    A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Internal Revenue Code of 1986, as amended (the "Code"). If a Certificateholder is an individual, estate or trust, the deduction for such Holder's share of such fees will be allowed only to the extent that all of such Holder's miscellaneous itemized deductions, including such Holder's share of such fees, exceed two percent of such Holder's adjusted gross income. For other federal income tax considerations, see "Federal Income Tax Consequences" herein.

STATE TAX CONSIDERATIONS

    In addition to the Federal income tax consequences described in "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this Prospectus Supplement and the accompanying Prospectus do not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

NATURE OF COLLATERAL

    As set forth herein under "The SBA Loan Pool--General," commencing in 1995 the Sellers increased their focus on originating loans partially guaranteed by the SBA (such as the SBA Loans) to targeted franchises and professionals and for financing business acquisitions. These loans are secured primarily by liens on machinery and equipment, other business assets and personal guarantees. In originating these loans, the Sellers place primary emphasis on the creditworthiness of the small business concern and related Obligor, and less emphasis is given to the value of the related collateral. In some instances, the amount of the SBA Loan exceeds the sum of the value of the related collateral. If such loans were to go into default, the Trust may realize little or no liquidation proceeds.

    Further, because the market value of equipment and other business assets generally declines with age or obsolescence, such equipment and/or other assets may not provide adequate security in the event it is repossessed and sold. Some of the equipment, such as computers, also may be subject to sudden, significant declines in value because of technological advances. Also, in liquidation sales the Trust may be unable to realize the fair market value of any collateral sold.

UNPERFECTED SECURITY INTERESTS IN CERTAIN COLLATERAL

    For each SBA Loan secured by real property, assignments of the related Mortgages will be transmitted by the applicable Seller for recording promptly following the Closing Date. Also, the Sellers will deliver to the Trustee blanket assignments of all other collateral securing the SBA Loans. In connection with originating SBA Loans secured by collateral other than real estate, the Sellers obtain and file UCC financing statements naming the related Obligor as debtor where such action is necessary to perfect a security interest in such collateral. Because of the administrative burden and expense that would be entailed in so doing, these UCC financing statements will not be re-assigned to the Trustee. The Trustee will have the benefit of the Sellers' security interest in the collateral related to such SBA Loans. However, since assignments will not be recorded in the name of the Trustee, if the Sellers were to become debtors under the federal bankruptcy code or similar applicable state laws, a creditor or trustee in bankruptcy thereof, or the Sellers as debtors-in-possession, might be able to defeat the Trustee's security interest in such collateral. Additionally, certain judgment creditors of, or tax and other liens against, the Sellers or their property may have priority over the Trustee's security interest.

JUNIOR LIENS

    Approximately 56.0% of the SBA Loans are secured by a Commercial Property that constitutes a first lien on the related Commercial Property. The majority of such SBA Loans also are secured by a first lien on related business assets. However, certain SBA Loans secured by a Commercial Property, along with substantially all of the SBA Loans secured by a Residential Property, constitute second or third liens and the related Prior Liens are not included in the SBA Loan Pool. Also, many of the SBA Loans are not secured by real property. Rather, they are secured by other types of collateral. See "The SBA Loan Pool-- General" herein.

    The primary risk to holders of SBA Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Prior Liens to satisfy fully both such Prior Liens and the SBA Loan. If a holder of a Prior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of each Prior Lien. The claims of the holders of all Prior Liens will be satisfied in full out of proceeds of the liquidation of the Prior Liens, if such proceeds are sufficient, before the Trust Fund receives any payments in respect of the related SBA Loans.

    If the Servicer were to foreclose on any Mortgage securing an SBA Loan, it would do so subject to any related Prior Liens. For the debt related to the SBA Loan to be paid in full at such sale, a bidder at the foreclosure sale of the related Mortgaged Property would have to bid an amount sufficient to pay off all sums due under the SBA Loan and the Prior Liens, or purchase the Mortgaged Property, for the full amount of the SBA Loan, subject to the Prior Liens. Similarly, if the Servicer were to take possession of any other Collateral, it would do so subject to any related Prior Lien. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

SBA LOAN INTEREST RATES

    The rate of interest borne by each SBA Loan (the "SBA Loan Interest Rate") is equal to the Prime Rate as of the first Business Day or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin. The date on which the SBA Loan Interest Rate adjusts on an SBA Loan is the "Interest Adjustment Date" for such SBA Loan. With respect to the preliminary pool of SBA Section 7(a) Loans having Unguaranteed Interests with an aggregate principal amount of approximately $55,700,000, the terms of the related Notes limit the maximum and minimum SBA Loan Interest Rates, respectively. Generally, the terms of such Notes provide that the SBA Loan Interest Rate cannot increase or decrease more than five percentage points above or below the SBA Loan Interest Rate in effect when the related SBA Loan was fully funded. These maximum and minimum SBA Loan Interest Rate provisions will not have a disproportionate effect on the Holders of either Class of Certificates. As described herein, if, as a result of such maximum and minimum SBA Loan Rate provisions, more or less interest is collected on the SBA Loans than would be collected in the absence of such provisions, such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment. Because in determining the Class A and Class B Interest Distribution Amounts, provision is made for such maximum and minimum SBA Loan Rates, if the full amount of interest required to be paid on the SBA Loans in accordance with their terms is collected, and required amounts are received by the Trust Fund, such amounts will be sufficient to pay interest on the Certificates, regardless of changes in the underlying interest rates. See "The SBA Loan Pool--Certain Characteristics of the SBA Loan Pool" and "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein.

SPREAD ACCOUNT

    As described herein, the Spread Account is intended to enhance the likelihood of timely payment of principal and interest on the Certificates. However, if the SBA Loan Pool experiences extremely high levels of delinquencies and losses, the Spread Account could be depleted, resulting in shortfalls in payments to the Certificateholders. Any such shortfall would be allocated against payments of principal, first to the Class B Certificateholders and then to the Class A Certificateholders. Additional shortfalls would be allocated against payments of interest, first to the Class B Certificateholders and then to the Class A Certificateholders. See "Description of the Agreement and the Certificates--Spread Account" herein.

    Approximately 22.17%, 10.08% and 9.15% of the SBA Loans (by principal balance) were originated to Obligors located in the states of California, Texas and Arizona, respectively. Because of the relative geographic concentration of the SBA Loans within these states, delinquencies and losses on the SBA Loans may be higher than would be the case if the SBA Loans comprising the Trust Fund were more geographically diversified. With respect to the SBA Loans in these states, certain of the businesses may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than similar properties located in other parts of the country.

                               THE SBA LOAN POOL

GENERAL

    Unless otherwise noted, all statistical percentages in this Prospectus Supplement are approximations and are measured by the aggregate principal balances of the SBA Section 7(a) Loans in a preliminary pool of SBA Section 7(a) Loans expected to be delivered to the Trustee on the Closing Date, and the Unguaranteed Interests or the Guaranteed Interests therein, as the case may be, at the close of business on the Cut-Off Date and all dollar amounts are based on the principal balances thereof at the close of business on the Cut-Off Date. While the statistical distribution of the characteristics of the actual pool of SBA Section 7(a) Loans delivered on the Closing Date will vary somewhat from the statistical distribution of such characteristics for the preliminary pool presented in this Prospectus Supplement, the Representative does not believe that the characteristics of the Pool delivered on the Closing Date will differ materially. As used herein, the term "Cut-Off Date" means February 28, 1998 with respect to each SBA Section 7(a) Loan originated on or prior to such date and the applicable date of origination for each SBA Section 7(a) originated after such date. All of the SBA Loans were, and all of the Subsequent SBA Loans will have been, originated or acquired by the Sellers and consist of adjustable-rate loans, evidenced by promissory notes (the "SBA Notes") and partially guaranteed by the SBA. The principal portion of the Unguaranteed Interests of the SBA
Section 7(a) Loans in the preliminary pool aggregated approximately $55,700,000 as of the Cut-Off Date. The SBA Section 7(a) Loans were originated to businesses located in 44 states and the District of Columbia.

    Historically, most of the SBA Section 7(a) Loans originated by the Sellers were loans primarily secured by first liens on commercial real property used by the related borrower or its affiliates in the conduct of their business. Commencing in 1995, the Sellers increased their focus on originating loans to targeted franchisees, health care professionals and other professionals, such as attorneys and accountants, and for financing business acquisitions. These loans generally are secured by second liens on personal real estate, personal guarantees, liens on machinery and equipment and other business assets. The Seller's believe that this approach is consistent with their philosophy of expanding into selected markets that present opportunities for growth. In originating these loans, the Sellers concentrate on analyzing the underlying business and the borrower's ability to repay the related loan. The Sellers' believe that at the time of origination each such loan is adequately secured by one or more items of Collateral. See "The SBA Loan Lending Program-- Underwriting Criteria for SBA Section 7(a) Loans" in the Prospectus.

    Approximately 22.17% of the preliminary pool of SBA Section 7(a) Loans (by principal balance) were originated to businesses located in California. This concentration results primarily from the Servicer being headquartered in California, where it began originating SBA Loans in the early 1980s and where it expanded its marketing efforts and market share prior to the current economic conditions. The Sellers believe that the concentration of SBA Section 7(a) Loans in the Trust Fund originated to businesses located in California is representative of their SBA Section 7(a) Loan portfolio as a whole.

PAYMENTS ON THE SBA LOANS

    The SBA Loans have payments of principal and interest due on the first day of the month with interest payable in arrears at a rate equal to the Prime Rate as of the first Business Day of the month or, with respect to certain SBA Loans, the first day of the related calendar quarter, in each case plus the appropriate margin (subject to applicable lifetime floors and caps). For example, the Prime Rate on July 1st is used to determine the interest rate paid for the months of July, August and September. Since interest is paid in arrears, interest and principal for these months is scheduled to be received in August, September and October, respectively. The Monthly Payment received is apportioned between interest and principal based upon a "simple interest" basis, which means that payments are applied as they are received first to accrued interest, then to principal, with interest calculated on the number of days between the current and previous payments. If a monthly payment is received prior to its Due Date, less of such payment will be allocated to interest than would be the case if such payment were received on its Due Date. Conversely, if a Monthly Payment is received after its Due Date, more of such payment will be allocated to interest than would be the case if such payment were received on its Due Date. None of the SBA Loans is a balloon loan and each is fully amortizing in accordance with its terms. However, the Monthly Payments are re-calculated each quarter to reflect changes in interest rates, the then-current principal balance and the then-remaining term to maturity.

CERTAIN CHARACTERISTICS OF THE SBA LOAN POOL

    Set forth below is a description of certain characteristics of the preliminary pool of SBA Section 7(a) Loans expected to constitute the SBA Loan Pool as of the Closing Date. It is expected that the Sellers will sell to the Trust Fund on the Closing Date and during the Funding Period SBA Section 7(a) Loans having overall characteristics substantially similar to the SBA Section 7(a) Loans described herein. Certain of the percentage columns may not sum to 100.00% due to rounding.

    The geographic distribution of the SBA Section 7(a) Loans by state as of the Cut-Off Date was as follows:

                    GEOGRAPHICAL DISTRIBUTION OF PROPERTIES

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
STATE                                                   LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
AK................................................            1    $      42,902.57           0.08%            0.22%
AL................................................            7          474,158.98           0.85             1.53
AR................................................            1           49,557.80           0.09             0.22
AZ................................................           44        5,095,491.83           9.15             9.61
CA................................................           91       12,348,304.20          22.17            19.87
CO................................................           20        1,933,668.18           3.47             4.37
CT................................................            1          188,907.98           0.34             0.22
DC................................................            1           38,644.25           0.07             0.22
FL................................................           26        3,023,964.51           5.43             5.68
GA................................................            9          684,687.48           1.23             1.97
HI................................................            1          126,563.81           0.23             0.22
ID................................................            6          414,239.52           0.74             1.31
IL................................................           15        2,109,351.31           3.79             3.28
IN................................................            6        1,072,999.63           1.93             1.31
KS................................................            1           66,676.26           0.12             0.22
KY................................................            8        1,011,991.91           1.82             1.75
LA................................................            1          156,115.21           0.28             0.22
MA................................................            6          397,591.53           0.71             1.31
MD................................................           15        1,598,262.92           2.87             3.28
MI................................................            4          413,120.74           0.74             0.87
MN................................................            5          287,406.19           0.52             1.09
MO................................................            3          375,120.61           0.67             0.66
NC................................................            5        1,341,957.31           2.41             1.09
NE................................................            2          251,825.30           0.45             0.44
NH................................................            1           84,407.88           0.15             0.22
NJ................................................            9        1,059,736.11           1.90             1.97
NM................................................            1           73,084.00           0.13             0.22
NV................................................            4          478,214.92           0.86             0.87
NY................................................           15        1,811,322.79           3.25             3.28
OH................................................           16        2,407,211.59           4.32             3.49
OK................................................            7          776,526.39           1.39             1.53
OR................................................            9          792,708.02           1.42             1.97
PA................................................           12          996,643.92           1.79             2.62
SC................................................            5          635,173.49           1.14             1.09
TN................................................            4          837,033.43           1.50             0.87
TX................................................           47        5,617,772.11          10.08            10.26
UT................................................            1           74,139.32           0.13             0.22
VA................................................           15        1,386,491.69           2.49             3.28
VT................................................            1           97,450.06           0.17             0.22
WA................................................           22        3,838,725.21           6.89             4.80
WI................................................            7          983,611.18           1.77             1.53
WV................................................            2          148,379.70           0.27             0.44
WY................................................            1          105,686.75           0.19             0.22
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The interest rates borne by the SBA Notes (the "Note Rates") were distributed as of the Cut-Off Date as follows:

                           GROSS INTEREST RATE RANGE

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
GROSS INTEREST RATE RANGE                               LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
 9.00% < Gross Coupon < =  9.50%..................            2    $     278,118.66           0.50%            0.44%
 9.50% < Gross Coupon < = 10.00%..................           47        8,571,137.85          15.39            10.26
10.00% < Gross Coupon < = 10.50%..................          169       25,027,106.43          44.93            36.90
10.50% < Gross Coupon < = 11.00%..................          186       18,539,980.05          33.28            40.61
11.00% < Gross Coupon < = 11.50%..................           54        3,291,485.60           5.91            11.79
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The margins added to the Prime Rate on each Interest Adjustment Date to determine the new Note Rates were distributed as of the Cut-Off Date as follows:

                            DISTRIBUTION OF MARGINS

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
GROSS MARGIN                                            LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
0.5 < Margin < = 1.0..............................            2    $     278,118.66           0.50%            0.44%
1.0 < Margin < = 1.5..............................           47        8,571,137.85          15.39            10.26
1.5 < Margin < = 2.0..............................          169       25,027,106.43          44.93            36.90
2.0 < Margin < = 2.5..............................          186       18,539,980.05          33.28            40.61
2.5 < Margin < = 3.0..............................           54        3,291,485.60           5.91            11.79
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The minimum lifetime Note Rates borne by the SBA Section 7(a) Loans were as follows (1):

                     LOAN SUMMARY STRATIFIED BY LIFE FLOOR

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
GROSS LIFE FLOOR                                        LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
0.500 < Floor < = 1.000...........................            2    $     278,118.66           0.50%            0.44%
1.000 < Floor < = 1.500...........................           40        7,224,940.18          12.97             8.73
1.500 < Floor < = 2.000...........................          117       17,259,807.31          30.98            25.55
2.000 < Floor < = 2.500...........................          129       10,878,920.84          19.53            28.17
2.500 < Floor < = 3.000...........................           50        2,950,004.22           5.30            10.92
4.000 < Floor < = 4.500...........................            1          145,731.59           0.26             0.22
4.500 < Floor < = 5.000...........................           13        2,711,463.51           4.87             2.84
5.000 < Floor < = 5.500...........................           52        8,396,809.02          15.07            11.35
5.500 < Floor < = 6.000...........................           49        4,812,929.54           8.64            10.70
6.000 < Floor < = 6.500...........................            5        1,049,103.72           1.88             1.09
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

------------------------

(1) For purposes of determining the weighted average minimum lifetime Note Rate, those SBA Section 7(a) Loans not containing a stated minimum lifetime Note Rate are assumed to have a minimum lifetime Note Rate equal to the applicable margin.

    The maximum lifetime Note Rates borne by the SBA Section 7(a) Loans were as follows:

                      LOAN SUMMARY STRATIFIED BY LIFE CAP

                                                                                       PERCENTAGE OF
                                                                      AGGREGATE        CUT-OFF DATE
                                                      NUMBER OF    CURRENT UNGUAR.   AGGREGATE CURRENT
                                                      MORTGAGE        PRINCIPAL      UNGUAR. PRINCIPAL  PERCENTAGE OF
GROSS LIFE CAP                                          LOANS          BALANCE            BALANCE        LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
CAPLESS LOANS.....................................          338    $  38,591,791.21          69.28%           73.80%
14.500 < CAP < = 15.000...........................            7        1,346,197.67           2.42             1.53
15.000 < CAP < = 15.500...........................           52        7,767,299.12          13.94            11.35
15.500 < CAP < = 16.000...........................           57        7,661,059.21          13.75            12.45
16.000 < CAP < = 16.500...........................            4          341,481.38           0.61             0.87
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the number of remaining months to maturity of the SBA
Section 7(a) Loans as of the Cut-Off Date was as follows:

                      REMAINING MONTHS TO STATED MATURITY

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
REMAINING TERM                                          LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
 72 < Rem Term < =  84............................           14    $     827,390.52           1.49%            3.06%
 84 < Rem Term < =  96............................           11          483,635.50           0.87             2.40
 96 < Rem Term < = 108............................           17          919,076.06           1.65             3.71
108 < Rem Term < = 120............................          129       10,388,299.06          18.65            28.17
120 < Rem Term < = 132............................            3          180,009.67           0.32             0.66
132 < Rem Term < = 144............................            4          200,629.76           0.36             0.87
144 < Rem Term < = 156............................            6          822,720.68           1.48             1.31
156 < Rem Term < = 168............................            3          396,179.15           0.71             0.66
168 < Rem Term < = 180............................           15        1,807,913.14           3.25             3.28
180 < Rem Term < = 192............................           14        2,040,481.15           3.66             3.06
192 < Rem Term < = 204............................            9          880,589.64           1.58             1.97
204 < Rem Term < = 216............................            8          792,399.87           1.42             1.75
216 < Rem Term < = 228............................            7        1,110,945.50           1.99             1.53
228 < Rem Term < = 240............................           26        3,527,689.99           6.33             5.68
240 < Rem Term < = 252............................           13        1,742,819.25           3.13             2.84
252 < Rem Term < = 264............................           15        1,833,722.15           3.29             3.28
264 < Rem Term < = 276............................           22        4,123,010.25           7.40             4.80
276 < Rem Term < = 288............................           18        3,109,049.41           5.58             3.93
288 < Rem Term < = 300............................          124       20,521,267.84          36.84            27.07
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the number of months since origination of the SBA
Section 7(a) Loans as of the Cut-Off Date was as follows:

                                  AGE OF LOAN

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
AGE                                                     LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
    Age   =  0....................................           26    $   2,735,038.18           4.91%            5.68%
1 < Age < = 12....................................          432       52,972,790.41          95.09            94.32
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The years in which the SBA Section 7(a) Loans were originated was as follows:

                              YEARS OF ORIGINATION

                                                                      AGGREGATE        PERCENTAGE OF
                                                      NUMBER OF    CURRENT UNGUAR.     CUT-OFF DATE
                                                      MORTGAGE        PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
YEAR OF ORIGINATION                                     LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
1997..............................................          396    $  49,298,537.25          88.49%           86.46%
1998..............................................           62        6,409,291.34          11.51            13.54
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The Unguaranteed Percentage of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows:

                          UNGUARANTEED LOAN PERCENTAGE

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
UNGUAR. PERCENTAGE                                      LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
15.000 < UNGR % < = 20.000........................           18    $     290,658.30           0.52%            3.93%
20.000 < UNGR % < = 25.000........................          401       36,681,451.51          65.85            87.55
25.000 < UNGR % < = 30.000........................            8        1,932,697.10           3.47             1.75
30.000 < UNGR % < = 35.000........................            9        2,975,912.11           5.34             1.97
35.000 < UNGR % < = 40.000........................            6        2,775,591.90           4.98             1.31
40.000 < UNGR % < = 45.000........................            2        1,130,720.41           2.03             0.44
45.000 < UNGR % < = 50.000........................            7        4,193,742.84           7.53             1.53
50.000 < UNGR % < = 55.000........................            5        4,142,961.48           7.44             1.09
55.000 < UNGR % < = 60.000........................            1          946,001.66           1.70             0.22
65.000 < UNGR % < = 70.000........................            1          638,091.28           1.15             0.22
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the debt-service coverage ratios at origination of the SBA Section 7(a) Loans was as follows:(1)

                          DEBT SERVICE COVERAGE RATIO

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
DEBT SERVICE COVERAGE RATIO RANGE                       LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
Dsc Ratio = 0.00%(2)..............................           35    $   2,900,894.01           5.21%            7.64%
0.00 < Dsc Ratio < = 0.50.........................           30        3,835,696.07           6.89             6.55
0.50 < Dsc Ratio < = 1.00.........................           30        2,640,547.97           4.74             6.55
1.00 < Dsc Ratio < = 1.50.........................          211       30,215,526.54          54.24            46.07
1.50 < Dsc Ratio < = 2.00.........................           86        9,926,044.03          17.82            18.78
2.00 < Dsc Ratio < = 2.50.........................           37        3,356,329.92           6.02             8.08
2.50 < Dsc Ratio < = 3.00.........................           17        1,766,281.58           3.17             3.71
3.00 < Dsc Ratio < = 3.50.........................            6          426,363.18           0.77             1.31
4.00 < Dsc Ratio < = 4.50.........................            2          161,791.55           0.29             0.44
4.50 < Dsc Ratio < = 5.00.........................            3          386,393.71           0.69             0.66
5.00 < Dsc Ratio < = 5.50.........................            1           91,960.03           0.17             0.22
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

------------------------

(1) Represents the ratio of the pro forma annual net operating income to annual debt service payments.

(2) For these SBA Section 7(a) Loans, the Borrower had a negative net operating income for the fiscal year for which the related ratio was determined. The Sellers believed that based upon the projected net operating income and certain other factors, it was appropriate to originate such SBA Section 7(a) Loan.

    The distribution of the original terms of the SBA Section 7(a) Loans was as follows:

                                 ORIGINAL TERM

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
                  ORIGINAL TERM                         LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
                 ---------------                    -------------  ----------------  -----------------  -------------
 72 < Orig. Term < =  84..........................           14    $     827,390.52           1.49%            3.06%
 84 < Orig. Term < =  96..........................           11          483,635.50           0.87             2.40
 96 < Orig. Term < = 108..........................           17          919,076.06           1.65             3.71
108 < Orig. Term < = 120..........................          129       10,388,299.06          18.65            28.17
120 < Orig. Term < = 132..........................            3          180,009.67           0.32             0.66
132 < Orig. Term < = 144..........................            4          200,629.76           0.36             0.87
144 < Orig. Term < = 156..........................            6          822,720.68           1.48             1.31
156 < Orig. Term < = 168..........................            3          396,179.15           0.71             0.66
168 < Orig. Term < = 180..........................           15        1,807,913.14           3.25             3.28
180 < Orig. Term < = 192..........................           14        2,040,481.15           3.66             3.06
192 < Orig. Term < = 204..........................            9          880,589.64           1.58             1.97
204 < Orig. Term < = 216..........................            8          792,399.87           1.42             1.75
216 < Orig. Term < = 228..........................            7        1,110,945.50           1.99             1.53
228 < Orig. Term < = 240..........................           26        3,527,689.99           6.33             5.68
240 < Orig. Term < = 252..........................           13        1,742,819.25           3.13             2.84
252 < Orig. Term < = 264..........................           15        1,833,722.15           3.29             3.28
264 < Orig. Term < = 276..........................           22        4,123,010.25           7.40             4.80
276 < Orig. Term < = 288..........................           18        3,109,049.41           5.58             3.93
288 < Orig. Term < = 300..........................          124       20,521,267.84          36.84            27.07
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the original balances of the SBA Section 7(a) Loans was as follows:

                        ORIGINAL AGGREGATE LOAN AMOUNTS

                                                                                       PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
ORIGINAL AGGREGATE PRINCIPAL BALANCE                    LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
       0 < Balance < =   50,000...................            1    $       9,804.85           0.02%            0.22%
  50,000 < Balance < =  100,000...................           17          280,853.45           0.50             3.71
 100,000 < Balance < =  150,000...................           40        1,300,365.55           2.33             8.73
 150,000 < Balance < =  200,000...................           48        2,105,581.89           3.78            10.48
 200,000 < Balance < =  250,000...................           57        3,232,519.50           5.80            12.45
 250,000 < Balance < =  300,000...................           54        3,723,719.03           6.68            11.79
 300,000 < Balance < =  350,000...................           41        3,346,966.37           6.01             8.95
 350,000 < Balance < =  400,000...................           28        2,633,213.09           4.73             6.11
 400,000 < Balance < =  450,000...................           26        2,790,076.72           5.01             5.68
 450,000 < Balance < =  500,000...................           21        2,509,349.15           4.50             4.59
 500,000 < Balance < =  550,000...................           20        2,623,877.79           4.71             4.37
 550,000 < Balance < =  600,000...................           10        1,430,628.54           2.57             2.18
 600,000 < Balance < =  650,000...................           19        3,002,175.82           5.39             4.15
 650,000 < Balance < =  700,000...................            4          681,490.08           1.22             0.87
 700,000 < Balance < =  750,000...................            6        1,098,275.48           1.97             1.31
 750,000 < Balance < =  800,000...................            6        1,196,581.92           2.15             1.31
 800,000 < Balance < =  850,000...................           11        2,272,400.19           4.08             2.40
 850,000 < Balance < =  900,000...................            7        1,523,005.22           2.73             1.53
 900,000 < Balance < =  950,000...................            5        1,579,055.16           2.83             1.09
 950,000 < Balance < = 1,000,000..................            4          970,627.55           1.74             0.87
1,000,000 < Balance < = 1,100,000.................            9        2,764,938.52           4.96             1.97
1,100,000 < Balance < = 1,200,000.................            8        3,378,418.72           6.06             1.75
1,200,000 < Balance < = 1,300,000.................            4        1,995,026.21           3.58             0.87
1,300,000 < Balance < = 1,400,000.................            1          599,455.96           1.08             0.22
1,400,000 < Balance < = 1,500,000.................            5        3,570,458.69           6.41             1.09
1,500,000 < Balance...............................            6        5,088,963.14           9.14             1.31
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the original principal balances of the Unguaranteed Interests was as follows:

                       ORIGINAL UNGUARANTEED LOAN BALANCE

                                                                      AGGREGATE        PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
ORIGINAL UNGUAR. PRINCIPAL BALANCE                      LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
     0 < Balance < =   25,000.....................           18    $     290,658.30           0.52%            3.93%
 25,000 < Balance < =   50,000....................           87        3,336,542.21           5.99            19.00
 50,000 < Balance < =   75,000....................          112        7,025,643.76          12.61            24.45
 75,000 < Balance < =  100,000....................           68        5,871,880.86          10.54            14.85
100,000 < Balance < =  150,000....................           78        9,462,230.80          16.99            17.03
150,000 < Balance < =  200,000....................           34        5,745,394.30          10.31             7.42
200,000 < Balance < =  250,000....................           27        5,940,125.84          10.66             5.90
250,000 < Balance < =  300,000....................            3          813,333.58           1.46             0.66
300,000 < Balance < =  350,000....................            5        1,601,626.24           2.88             1.09
350,000 < Balance < =  400,000....................            5        1,862,688.36           3.34             1.09
400,000 < Balance < =  450,000....................            3        1,311,830.14           2.35             0.66
450,000 < Balance < =  500,000....................            3        1,463,761.76           2.63             0.66
500,000 < Balance < =  550,000....................            1          531,264.45           0.95             0.22
550,000 < Balance < =  600,000....................            1          553,878.92           0.99             0.22
600,000 < Balance < =  650,000....................            2        1,237,547.24           2.22             0.44
650,000 < Balance < =  700,000....................            1          677,400.29           1.22             0.22
700,000 < Balance < =  750,000....................            4        2,893,058.40           5.19             0.87
750,000 < Balance < = 1,000,000...................            6        5,088,963.14           9.14             1.31
                                                            ---    ----------------      ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------      ------           ------
                                                            ---    ----------------      ------           ------

    The distribution of the principal balances of the SBA Section 7(a) Loans as of the Cut-Off Date was as follows:

                         CURRENT AGGREGATE LOAN AMOUNTS

                                                                                       PERCENTAGE OF
                                                                   CURRENT UNGUAR.     CUT-OFF DATE
                                                      NUMBER OF       PRINCIPAL       CURRENT UNGUAR.   PERCENTAGE OF
CURRENT AGGREGATE PRINCIPAL BALANCE                     LOANS          BALANCE       PRINCIPAL BALANCE   LOAN COUNT
--------------------------------------------------  -------------  ----------------  -----------------  -------------
       0 < Balance < =   50,000...................            1    $       9,804.85           0.02%            0.22%
  50,000 < Balance < =  100,000...................           18          305,464.25           0.55             3.93
 100,000 < Balance < =  150,000...................           40        1,313,171.86           2.36             8.73
 150,000 < Balance < =  200,000...................           48        2,115,374.38           3.80            10.48
 200,000 < Balance < =  250,000...................           57        3,247,641.92           5.83            12.45
 250,000 < Balance < =  300,000...................           55        3,807,009.98           6.83            12.01
 300,000 < Balance < =  350,000...................           39        3,201,343.40           5.75             8.52
 350,000 < Balance < =  400,000...................           28        2,633,213.09           4.73             6.11
 400,000 < Balance < =  450,000...................           27        2,899,369.92           5.20             5.90
 450,000 < Balance < =  500,000...................           21        2,521,534.80           4.53             4.59
 500,000 < Balance < =  550,000...................           19        2,502,398.94           4.49             4.15
 550,000 < Balance < =  600,000...................           11        1,580,024.95           2.84             2.40
 600,000 < Balance < =  650,000...................           18        2,852,779.41           5.12             3.93
 650,000 < Balance < =  700,000...................            4          681,490.08           1.22             0.87
 700,000 < Balance < =  750,000...................            7        1,285,761.40           2.31             1.53
 750,000 < Balance < =  800,000...................            6        1,201,455.95           2.16             1.31
 800,000 < Balance < =  850,000...................           11        2,289,807.24           4.11             2.40
 850,000 < Balance < =  900,000...................            6        1,313,238.22           2.36             1.31
 900,000 < Balance < =  950,000...................            5        1,579,055.16           2.83             1.09
 950,000 < Balance < = 1,000,000..................            4          970,627.55           1.74             0.87
1,000,000 < Balance < = 1,100,000.................            9        2,764,938.52           4.96             1.97
1,100,000 < Balance < = 1,200,000.................            8        3,378,418.72           6.06             1.75
1,200,000 < Balance < = 1,300,000.................            4        1,995,026.21           3.58             0.87
1,300,000 < Balance < = 1,400,000.................            1          599,455.96           1.08             0.22
1,400,000 < Balance < = 1,500,000.................            5        3,570,458.69           6.41             1.09
1,500,000 < Balance...............................            6        5,088,963.14           9.14             1.31
                                                            ---    ----------------         ------           ------
Total.............................................          458    $  55,707,828.59         100.00%          100.00%
                                                            ---    ----------------         ------           ------
                                                            ---    ----------------         ------           ------

    The distribution of the principal balances of the Unguaranteed Interests as of the Cut-Off Date was as follows:

                       CURRENT UNGUARANTEED LOAN BALANCE

                                                                       AGGREGATE        PERCENTAGE OF
                                                                        CURRENT         CUT-OFF DATE
                                                                      UNGUARANTEED         CURRENT
               CURRENT UNGUARANTEED                    NUMBER OF       PRINCIPAL        UNGUARANTEED
          PERCENTAGE OF PRINCIPAL BALANCE                LOANS          BALANCE       PRINCIPAL BALANCE  LOAN COUNT
---------------------------------------------------  -------------  ----------------  -----------------  -----------
     0 < Balance < =  25,000.......................           19    $     315,269.10           0.57%           4.15%
 25,000 < Balance < =  50,000......................           87        3,359,141.01           6.03           19.00
 50,000 < Balance < =  75,000......................          113        7,124,057.13          12.79           24.67
 75,000 < Balance < = 100,000......................           66        5,726,257.89          10.28           14.41
100,000 < Balance < = 150,000......................           79        9,611,627.21          17.25           17.25
150,000 < Balance < = 200,000......................           34        5,788,357.84          10.39            7.42
200,000 < Balance < = 250,000......................           26        5,747,765.89          10.32            5.68
250,000 < Balance < = 300,000......................            5        1,410,034.67           2.53            1.09
300,000 < Balance < = 350,000......................            4        1,354,903.85           2.43            0.87
350,000 < Balance < = 400,000......................            4        1,512,709.66           2.72            0.87
400,000 < Balance < = 450,000......................            3        1,311,830.14           2.35            0.66
450,000 < Balance < = 500,000......................            3        1,463,761.76           2.63            0.66
500,000 < Balance < = 550,000......................            1          531,264.45           0.95            0.22
550,000 < Balance < = 600,000......................            2        1,153,334.88           2.07            0.44
600,000 < Balance < = 650,000......................            1          638,091.28           1.15            0.22
650,000 < Balance < = 700,000......................            1          677,400.29           1.22            0.22
700,000 < Balance < = 750,000......................            4        2,893,058.40           5.19            0.87
750,000 < Balance < = 800,000......................            1          763,848.19           1.37            0.22
800,000 < Balance < = 850,000......................            2        1,620,472.33           2.91            0.44
850,000 < Balance < = 900,000......................            2        1,758,640.96           3.16            0.44
900,000 < Balance < = 950,000......................            1          946,001.66           1.70            0.22
                                                             ---    ----------------         ------      -----------
Total..............................................          458    $  55,707,828.59         100.00%         100.00%
                                                             ---    ----------------         ------      -----------
                                                             ---    ----------------         ------      -----------

SUBSEQUENT SBA LOANS

    The Subsequent SBA Loans to be included in the Trust Fund are expected to have the following characteristics as of the Cut-Off Date (unless otherwise indicated):(1)

Maximum outstanding Unguaranteed Interest.................          $975,000

Minimum outstanding Unguaranteed Interest.................            $5,000

Maximum outstanding Guaranteed Interest...................          $750,000

Minimum outstanding Guaranteed Interest...................           $15,000

Range of Note Rates.......................................        9.0%-13.0%

Range of ages.............................................    0 to 12 months

Range of original terms...................................  36 to 300 months

Range of gross margins....................................     0.75% to 3.0%

Range of weighted average debt service

Coverage ratios...........................................        1.2 to 2.0

------------------------

(1) The actual characteristics of the Subsequent SBA Loans to be included in the Trust Fund may vary somewhat from the characteristics presented. The Sellers do not expect that any such variation will be material.

    The following table sets forth the Prime Rate for the first business day of each of the following calendar quarters as reported in THE WALL STREET JOURNAL:

QUARTER                                                                     1994       1995       1996       1997       1998
------------------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
1st.....................................................................       6.00%      8.50%      8.50%      8.25%      8.50%

2nd.....................................................................       6.25%      9.00%      8.25%      8.50%    --

3rd.....................................................................       7.25%      9.00%      8.25%      8.50%    --

4th.....................................................................       7.75%      8.75%      8.25%      8.50%    --

    The values set forth in the table above are historical and may not be indicative of future values of the Prime Rate.

                              THE SBA LOAN PROGRAM

GENERAL

    The Small Business Act of 1953 (the "Act"), which created the Small Business Administration, also established the general business loan program under Section 7(a) of the Act (the "Section 7(a) Program"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the Section 7(a) Program can be used to construct, expand or convert facilities, to purchase building equipment or materials or to finance machinery and equipment, business acquisitions and inventory. Money lent under the Section 7(a) Program also can be used for working capital.

THE SECTION 7(a) LOAN GUARANTY PROGRAMS

    The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the Guaranteed Participant Program, the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

    Under the second level of lender participation, known as the Certified Lender Program, the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

    Under the third level of lender participation, known as the Preferred Lender Program, the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional portfolio quality and volume requirements. The granting of Preferred Lender status is based upon a lender's ability to originate and service loans in a particular territory to the satisfaction of the SBA.

SECTION 7(a) LOAN PARAMETERS

    Under each of the Guaranteed Participant, Certified Lender and Preferred Lender Programs, the SBA guarantees loans of $100,000 or less up to 80%, and loans in excess of $100,000 up to 75%, subject to a per borrower guaranty maximum of $750,000. Loans originated under the Section 7(a) Program can bear either fixed or adjustable rates of interest, as negotiated between the lender and the borrower at origination. Adjustable rate loans generally adjust on the first business day of each calendar quarter based on a specified margin over the lowest prime rate, as published in THE WALL STREET JOURNAL. For loans made pursuant to the Guaranteed Participant, Certified Lender or Preferred Lender Programs, this margin generally does not exceed 2.75% per annum.

    Terms to maturity for guaranteed loans vary depending upon the use of proceeds and an evaluation of the borrower's ability to repay the loan. For instance, working capital loans are limited to seven year terms unless an extension is obtained, which can increase the term to a maximum of 10 years. Real estate loans generally have terms up to 25 years, and machinery and equipment loans generally have a maximum term of 15 years. If the loan proceeds are to be used for multiple qualifying purposes, a blended term based on the foregoing criteria may be offered by the Lender.

THE SELLERS' PARTICIPATION IN SBA SECTION 7(a) PROGRAM

    The Sellers have been named as Preferred Lenders by the SBA in each major SBA loan market in which they operate (except for newly established offices). Based upon this experience, the Sellers expect to be upgraded to Preferred Lender status in all markets where they now operate. However, it is unknown when such upgradings will occur. See "The Sellers" herein.

                 YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

    The value of an investment in the Certificates may be affected by, among other things, a change in interest rates. If interest rates fall below the then current Note Rates on the SBA Loans, the rate of prepayment on such SBA Loans may increase. Prepayments, delinquencies and defaults may also be influenced by a number of other factors including economic conditions.

    On each Remittance Date, the Certificateholders are entitled to receive 30 days' interest on the Class A or Class B Principal Balance, as the case may be, immediately prior to such Remittance Date at the applicable Class A or Class B Remittance Rate, subject to the adjustments described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein. This is the case even if Principal Prepayments or Curtailments are received with respect to the SBA Loans during the related Due Period. With respect to such Principal Prepayments and Curtailments, the Servicer will remit to the Trustee for deposit in the Certificate Account, from amounts otherwise payable to it as servicing compensation, Compensating Interest as described under "Description of the Agreement and the Certificates--Payments on the SBA Loans; Distributions on the Certificates" herein.

    For the Certificates, the net effect of each distribution respecting interest generally will be the pass-through on each Remittance Date to each Certificateholder of an amount which is equal to 30 days' interest at the Class A or Class B Remittance Rate, as the case may be, subject to the adjustments described herein.

    The Excess Spread on the guaranteed portions of the SBA Section 7(a) Loans will be available to make up shortfalls in amounts to which Certificateholders are entitled on Remittance Dates. The amount of Excess Spread varies from loan to loan and will be eliminated when a borrower prepays a loan in full. However, the Excess Spread will not be affected by any applicable lifetime interest rate caps on the SBA Section 7(a) Loans. This is because the Guaranteed Interests are sold with lifetime interest rate caps equal to the cap on the related SBA
Section 7(a) Loan less the sum of the Excess Spread, the fee payable to the FTA, the Premium Protection Fee and, with respect to the Additional Fee SBA Loans, the Additional Fee. In addition, the Excess Spread on an SBA Section 7(a) Loan in default will be paid by the SBA until the purchase by the SBA of the related Guaranteed Interest (up to 120 days of accrued interest).

    With respect to SBA Section 7(a) Loans for which the Guaranteed Interest was sold in the secondary market on or after September 1, 1993 (unless the related SBA Section 7(a) Loan was approved by the SBA on or after October 12, 1995) and SBA Section 7(a) Loans approved by the SBA on or after October 12, 1995, regardless of whether they were sold in the Secondary Market (collectively, the "Additional Fee SBA Loans"), a fee equal to 40 basis points and 50 basis points, respectively, per annum on the outstanding balance of the Guaranteed Interest of such Additional Fee SBA Loans (the "Additional Fee") is required to be paid by the related Seller to the SBA. Although such Additional Fee is the responsibility of the related Seller, the Additional Fee will be funded from the interest received by the related Obligor. Accordingly, any such Additional Fee will reduce the Excess Spread on the related SBA Section 7(a) Loan.

    Unscheduled payments, delinquencies and defaults on the SBA Loans and distributions from the Pre-Funding Account, if any, on the Remittance Dates in April, May and June 1998 and the Special Remittance Date will affect the amount of funds available to make distributions on each Remittance Date. In addition, the Servicer may, at its option, on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal

Balance and (ii) the Pre-Funded Amount, if any, purchase from the Trust Fund all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (x) 100% of the then outstanding Class A and Class B Principal Balances, and (y) 30 days' interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). See "Description of the Agreement and the Certificates--Termination; Purchase of SBA Loans" herein. However, because the SBA Loans may prepay, the weighted average life of the Certificates or the date on which the outstanding aggregate principal balances of the Unguaranteed Interests will be less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the original Pre-Funded Amount, if any, cannot be determined.

    None of the SBA Loans are balloon loans and each is fully amortizing in accordance with its terms. The SBA Loans may be prepaid at any time without payment of a prepayment fee or penalty, provided that written notice of the borrower's intention to prepay more than 20% of the outstanding SBA Loan must be given twenty-one (21) days prior to the date of such prepayment. In general, when the level of prevailing interest rates for similar loans significantly declines, the rate of prepayment is likely to increase, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Prepayments, liquidations and purchases of the Unguaranteed Interests will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the SBA Loans.

    The final scheduled Remittance Date for the Certificates is July 15, 2024, which is the date on which the principal balances of the Class A and Class B Certificates would be reduced to zero, assuming that no prepayments are received on the SBA Loans and that distributions of principal of and interest on each of the SBA Loans are timely received. The weighted average life of the Certificates is likely to be shorter than would be the case if payments actually made on the SBA Loans conformed to the foregoing assumptions, and the final Remittance Date with respect to the Certificates could occur significantly earlier than the final scheduled Remittance Date because (i) prepayments are likely to occur and
(ii) the Servicer may cause a termination of the Trust Fund as described above.

    The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the Closing Date to the date on which each dollar in respect of principal of such Certificate is repaid. The weighted average lives of the Certificates will be influenced by, among other factors, the rate at which principal payments (including Monthly Payments, Principal Prepayments, Excess Payments and Curtailments) are made on the SBA Loans.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Constant Prepayment Rate ("CPR"), represents an assumed constant rate of prepayment per annum relative to the then outstanding principal balance of a pool of new SBA loans. The CPR does not purport to be either a historical description of the prepayment experience of any pool of SBA loans or a prediction of the anticipated rate of prepayment of any pool of SBA loans, including the SBA Loans.

    The Sellers make no representation as to the particular factors that will affect the prepayment of the SBA Loans, as to the percentage of the principal balance of the SBA Loans that will be paid as of any date or as to the overall rate of prepayment on the SBA Loans.

    Greater than anticipated prepayments of principal will increase the yield on Certificates purchased at a price less than par. Greater than anticipated prepayments of principal will decrease the yield on Certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the SBA Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Certificates will also be affected by the amount and timing of delinquencies and defaults on the SBA Loans and the recoveries, if any, on defaulted SBA Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Certificateholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted SBA Loans and foreclosed properties result in principal payments on the Certificates faster than otherwise scheduled.

    The following table under the heading "Weighted Average Lives of the Class A and Class B Certificates" assumes, among other things, that (i) (a) the scheduled payment in each month for each SBA Loan has been based on the outstanding balance as of the first day of the month preceding the month of such payment, (b) the initial Note Rates for the SBA Loans delivered at closing for the March 1998 scheduled payments are 10.205% and 10.121%, respectively, per the chart below and the initial note rates for the SBA loans delivered at the subsequent funding for the June 1998 scheduled payments are 10.205% and 10.121%, respectively, per the chart below, and (c) thereafter, the scheduled payments and remaining term to stated maturity for each SBA loan is as set forth below (rather than based on the actual SBA Loan characteristics) so that such scheduled payments would amortize the remaining balance by its stated maturity date, (ii) scheduled monthly payments of principal and interest on the SBA Loans will be timely received on the first day of each month (with no defaults), commencing March 1, 1998, (iii) the Servicer does not exercise its option to purchase the Unguaranteed Interests and thereby cause a termination of the Agreement, (iv) principal prepayments on the SBA Loans represent prepayments in full of individual SBA Loans and will be received on the last day of each month commencing March 1998 at the respective percentages of CPR set forth in the table and (v) the Certificates will be issued on March 31, 1998. The following table also assumes that the Pre-Funding Account is established, the original Pre-Funded Amount equals its maximum permitted amount and the entire Pre-Funded Amount is used to purchase SBA Section 7(a) Loans at the end of the Pre-Funding Period.

 NOTE RATE    GROSS MARGIN        BALANCE         REMAINING TERM
-----------  ---------------  ----------------  -------------------
    10.205%         2.115%    $  20,739,141.20             239
    10.121%         2.022%    $  46,760,858.80             226
    10.205%         2.115%    $   6,913,047.07             242
    10.121%         2.022%    $  15,586,952.93             229

    Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following table indicates the projected weighted average lives of each Class of Certificates at various CPRs. As used in the table, 0% CPR indicates no Principal Prepayments, Curtailments or Excess Payments. The Class A and Class B Certificates were priced assuming 8% CPR.

WEIGHTED AVERAGE LIVES OF THE CLASS A AND CLASS B CERTIFICATES

                         WEIGHTED AVERAGE               EARLIEST RETIREMENT
CPR                       LIFE (YEARS)(1)             AT SERVICER'S OPTION(2)
----------------  -------------------------------  ------------------------------
 0%.............                12.715                          8/15/16
 4%.............                 9.615                          9/15/15
 8%.............                 7.457                         11/15/13
12%.............                 5.927                          7/15/11

    Since the individual characteristics of the SBA Loans will not correspond to those assumed above, the actual weighted average lives and the earliest retirement dates of the Certificates will vary from those of the underlying SBA Loans even if any indicated CPR is met. In addition, there is no assurance that Principal Prepayments, Curtailments or Excess Payments will occur, or, if they do occur, that they will occur at a constant rate approximating any of the indicated CPRs.

------------------------

(1) The weighted average life of a Certificate is determined by (i) multiplying the amount of each payment of principal by the number of years from the date of issuance to the related Remittance Date, (ii) summing the results, and
    (iii) dividing the sum by the total principal distributions.

(2) Assuming early termination of the Trust Fund when the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funded Amount, if any.

                                  THE SELLERS

    TMSIC is a New Jersey corporation, and a wholly-owned subsidiary of The Money Store Inc. (the "Parent"). MSNY, a New York corporation, is a wholly-owned subsidiary of TMSIC. TMSIC is headquartered in Sacramento, California and began originating SBA Section 7(a) Loans in 1979. MSNY is headquartered in Sacramento, California and began originating SBA Section 7(a) Loans in 1980. MSNY only originates SBA Section 7(a) Loans to businesses located in the State of New York. The Sellers became the largest originator of SBA guaranteed loans in 1983 and have maintained that position in each of the past 14 SBA fiscal years. The Sellers originated approximately $646 million of SBA Section 7(a) Loans during calendar year 1997 and at June 30, 1997 and December 31, 1997, were servicing a portfolio of SBA Section 7(a) Loans aggregating approximately $2.4 billion and $2.5 billion, respectively.

    The Parent, headquartered in Sacramento, California and Union, New Jersey, is a publicly-owned financial services company engaged, through its operating divisions, primarily in originating, servicing and selling consumer and commercial loans. As of December 31, 1997, the Parent maintained 211 offices in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the United Kingdom through which it conducted business in the following areas: (i) mortgage loans; (ii) SBA Loans; (iii) government guaranteed student loans and
(iv) automotive loans. The Parent, through its subsidiaries, also originates loans partially insured by the Federal Housing Administration under Title I of the National Housing Act. On January 29, 1998 the Parent announced that it had ceased originating loans in its non-prime auto finance division as part of an overall corporate strategy to focus on more profitable areas of lending. The Parent will continue to service its existing auto loan portfolio. The business strategy of the Parent has been to identify and pursue niche lending opportunities which management believes have had widespread unsatisfied demand.

    On March 4, 1998, the Parent announced that it had signed a definitive merger agreement with First Union Corporation pursuant to which First Union Corporation would acquire the Parent. Under the terms of the merger agreement, First Union Corporation will pay $34.00 per share in First Union Corporation common stock for each share of the Parent's common stock. First Union Corporation also will issue shares of First Union Corporation common stock in exchange for the Parent's outstanding convertible preferred stock. The total purchase price is approximately $2.1 billion. First Union Corporation's acquisition of the Parent is expected to be completed in the third quarter of 1998, subject to approval by the Parent's shareholders and regulatory agencies and other conditions of closing. First Union Corporation is a provider of financial services to retail and commercial customers throughout the United States. At December 31, 1997, First Union Corporation had assets of $157 billion. First Union Corporation operates full-service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee and Washington D.C.

    At December 31, 1997, the Sellers originated SBA Section 7(a) Loans through 9 sales regions in 50 states, comprising 67 SBA Districts. The Sellers have originated SBA Section 7(a) Loans in approximately 80 out of 85 total SBA jurisdictions/field territories. They possess Preferred Lender Program ("PLP") status in 72 SBA jurisdictions and they possess Guaranteed Participant Program ("GPP") status in an additional 13. For the year ended December 31, 1996, the Sellers originated approximately 63% of their SBA Section 7(a) Loans under the PLP, with substantially all of the remainder originated under the Certified Lender Program ("CLP"). New offices originate under the GPP until approved within the SBA District. The Sellers apply the same level of loan review and documentation for all loans, regardless of the program under which they were originated. In the normal course of their business, the Sellers may have originated CLP loans in areas where they were Preferred Lenders due to specific eligibility requirements of the Section 7(a) Program. The Sellers believe that such practice is common in the industry, that the SBA is aware of it and has raised no objection thereto.

DELINQUENCY EXPERIENCE

    The following table sets forth the Sellers' delinquency and charge-off experience with respect to their portfolio of SBA Section 7(a) Loans as of the dates indicated. There can be no assurance, and no representation is made, that the delinquency and charge-off experience with respect to the SBA Section 7(a) Loans included in the Trust Fund will be similar to that reflected in the table below.

                     SBA LOAN DELINQUENCIES AND CHARGE-OFFS
                             (DOLLARS IN THOUSANDS)

                                                                  AS AND FOR THE YEARS ENDED DECEMBER 31,
                                                           ------------------------------------------------------
                                                               1994        1995(1)       1996(1)       1997(1)
                                                           ------------  ------------  ------------  ------------
30-59 days past due(2)...................................          0.89%         1.01%         1.08%         0.65%
60-89 days past due(2)...................................          0.41%         0.35%         0.60%         0.41%
90+ days past due(2).....................................          3.67%         3.97%         4.21%         4.73%
Unguaranteed portion of SBA Loans in the serviced loan
  portfolio(3)...........................................      $353,037      $437,829      $627,563      $830,431
Loans charged-off, net...................................        $1,293        $1,732        $2,533        $2,401
Loans charged-off, net as a percentage of the
  unguaranteed portion of the SBA Loans in the serviced
  loan portfolio(4)......................................          0.37%         0.40%         0.41%         0.29%
Total SBA Section 7(a) Loan serviced portfolio(5)........  $  1,605,645  $  1,907,050  $  2,282,384  $  2,694,640

------------------------

(1) Includes, in addition to SBA Section 7(a) Loans, Section 7(a) Companion Loans and SBA 504 Loans (each as defined in the attached Prospectus).

(2) The delinquency percentages are calculated based upon the aggregate guaranteed and unguaranteed interests of the SBA loans which are delinquent by the number of days indicated divided by total aggregate principal balance of the guaranteed and unguaranteed interests of the SBA loans contained in the Sellers' SBA loan portfolio.

(3) Amounts shown are the aggregate principal balances of the unguaranteed interests of loans in the Sellers' SBA loan portfolio on the last day of the related period.

(4) The percentage of loan charge-offs is calculated based upon the dollar amount of charge-offs divided by the dollar amount of the principal portion of unguaranteed interests contained in the Sellers' SBA loan portfolio.

(5) Includes guaranteed interests serviced for others.

CERTAIN LITIGATION

    Because the nature of the business of the Parent and the Sellers involves the collection of numerous accounts, the validity of liens and compliance with state and federal lending laws, the Parent and the Sellers are subject to claims and legal actions in the ordinary course of their business. While it is impossible to estimate with certainty the ultimate legal and financial liability with respect to such claims and actions, including that described above, the Parent and the Sellers believe that the aggregate amount of such liabilities will not result in monetary damage which in the aggregate would have a material adverse effect on the financial condition of the Parent or the Sellers.

               DESCRIPTION OF THE AGREEMENT AND THE CERTIFICATES

GENERAL

    The Certificates will be issued by a Trust Fund organized and existing under the laws of the State of New York. Each Certificate represents a certain fractional undivided ownership interest in the Trust Fund created and held pursuant to the Agreement, subject to the limits and the priority of distribution described therein. The Trust Fund consists primarily of the right to receive the Unguaranteed Interests in such SBA Loans as are from time to time subject to the Agreement, together with all proceeds thereof and certain related assets.

    The Certificates will not represent obligations of the Sellers, any of their affiliates or the SBA.

    The Certificates will be issued in book-entry form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, except that one Certificate of each Class may be issued in a different denomination, and, if so issued, will be held in physical form.

    The Servicer will be responsible for ensuring that each SBA Loan is serviced in accordance with the Agreement and the SBA Rules and Regulations. However, MSNY will service the SBA Loans originated or acquired by it.

PAYMENTS ON THE SBA LOANS; DISTRIBUTIONS ON THE CERTIFICATES

    The Agreement requires that the Servicer cause an account (the "Principal and Interest Account") to be established and maintained at one or more Designated Depository Institutions.

    All funds in the Principal and Interest Account are required to be held (i) uninvested, up to the limits insured by the FDIC (as defined under "Certain Definitions") or (ii) invested in Permitted Instruments. Any investment earnings on funds held in the Principal and Interest Account are for the account of the Servicer.

    The Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the SBA Loans (net of the portion thereof required to be paid to the holders of the Guaranteed Interest, the FTA's Fee, the Premium Protection Fee, the Additional Fee and the Servicing Fee and other servicing compensation payable to the Servicer as permitted by the Agreement),
(ii) the Unguaranteed Percentage of all payments received after the Cut-Off Date on account of principal on the SBA Loans, including the Unguaranteed Percentage of all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds, (iii) any amounts paid in connection with the repurchase of the Unguaranteed Interest of an SBA Loan and the amount of any adjustment for substituted SBA Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and (v) certain amounts relating to insufficient insurance policies and Foreclosed Property.

    The Servicer may make withdrawals from the Principal and Interest Account only for the following purposes:

        (i) to remit to the Trustee on each Determination Date (as defined below) for deposit in the Certificate Account, the portion of the Available Funds for the related Remittance Date that is net of Compensating Interest, Monthly Advances and amounts then on deposit in the Spread Account (and, with respect to the Determination Dates occurring in April, May and June 1998, net of amounts then on deposit in the Pre-Funding Account and the Capitalized Interest Account);

        (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and for unreimbursed Servicing Advances to the extent deposited in the Principal and Interest

    Account (and not netted from Monthly Payments received). The Servicer's right to reimburse itself for unpaid Servicing Fees and, except as provided in the following sentence, Servicing Advances and Monthly Advances shall be limited to Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the SBA Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances and Servicing Advances in excess of such amounts shall be limited to any late collections of interest received on the SBA Loans generally, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and any other amounts. The Servicer's right thereto shall be subordinate to the rights of the Certificateholders and the holders of the Guaranteed Interest and may be exercised only if the Spread Balance equals the then applicable Specified Spread Account Requirements;

       (iii) to withdraw any amount received from an Obligor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

        (iv) (a) to make investments in Permitted Instruments and (b) to pay itself interest paid in respect of Permitted Instruments or by a Designated Depository Institution on funds deposited in the Principal and Interest Account;

        (v) to withdraw any funds deposited in the Principal and Interest Account that were not required to be deposited therein or were deposited therein in error;

        (vi) to pay itself servicing compensation or interest as permitted under the definition of Excess Proceeds; and

       (vii) to clear and terminate the Principal and Interest Account upon the termination of the Agreement.

    Not later than the close of business on each Determination Date, the Servicer will remit to the Trustee for deposit in the Certificate Account any required Monthly Advance and/or Compensating Interest.

    The Servicer is required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property or other Collateral, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance." The Servicer is obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Servicer may recover Servicing Advances to the extent set forth in clause (ii) above.

    On the 15th day of each month commencing in April 1998, or, if such 15th day is not a Business Day, the first Business Day immediately following (each such day being a "Remittance Date"), until the principal balances of the Class A and Class B Certificates are reduced to zero, the Trustee or Paying Agent will be required to distribute to each person in whose names a Certificate is registered at the close of business on the last day of the month immediately preceding the month of the related Remittance Date (the "Record Date") such Certificateholder's Percentage Interest multiplied by the amount to be distributed to the Class A or Class B Certificateholders, as the case may be, on such Remittance Date as described below under "--Flow of Funds".

    Additionally, any Pre-Funded Amount remaining at the close of business on June 26, 1998 (together with accrued interest thereon at the applicable Remittance Rates) will be distributed by or on behalf of the Trustee on the Special Remittance Date to the Class A and Class B Certificates. Such distribution will be made to each person in whose name a Certificate of the applicable Class is registered on May 31, 1998.

    On each Remittance Date, the Trustee will mail to each Certificateholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Servicer and Trustee and the loss and delinquency status of the SBA Loans. Although the information contained in such statements will be prepared by the Servicer, neither such information nor any other financial information furnished to Certificateholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant.

CERTIFICATE ACCOUNT

    The Trustee has agreed to establish and maintain in its trust department a non-interest-bearing trust account (the "Certificate Account").

PRE-FUNDING ACCOUNT

    The Pre-Funded Amount will be deposited on the Closing Date into the Pre-Funding Account. Amounts in the Pre-Funding Account may be used only (i) to acquire the Unguaranteed Interests in the Subsequent SBA Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent SBA Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment on the next Remittance Date to the Certificates. However, any Pre-Funded Amount remaining at the close of business on June 26, 1998 will be distributed as a principal prepayment on the Special Remittance Date.

    All funds in the Pre-Funding Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds in the Pre-Funding Account will be applied to payment of interest on the Certificates.

CAPITALIZED INTEREST ACCOUNT

    On the Closing Date, the Representative also will make a cash deposit into the Capitalized Interest Account. The amount, if any, deposited therein will be used by the Trustee on the Remittance Dates occurring in April, May and June 1998 to fund the excess, if any, of (i) the amount of interest accrued for each such Remittance Date at the weighted average on the portion of the Class A and Class B Certificates having principal balances exceeding the principal balances of the Unguaranteed Interests, over (ii) the amount of any earnings on funds in the Pre-Funding Account that are available to pay interest on the Certificates on each such Remittance Date. Additionally, if a principal prepayment is made on the Special Remittance Date to any Class of Certificates, such Class of Certificates also will receive on such date, from the Capitalized Interest Account, accrued interest at the applicable Remittance Rate on the amount of such principal prepayment. Any amounts remaining in the Capitalized Interest Account on the Special Remittance Date and not used for such purposes are required to be paid directly to the Representative on such Special Remittance Date.

    All funds in the Capitalized Interest Account are required to be held (i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in Permitted Instruments. Any investment earnings on funds in the Capitalized Interest Account will be applied to payment of interest on the Certificates.

FLOW OF FUNDS

    The Agreement requires the Servicer to withdraw on each Determination Date that portion of the Available Funds in the Principal and Interest Account and to remit such amount, together with the Monthly Advances and Compensating Interest for the related Remittance Date, to the Trustee for deposit in the Certificate Account. Upon receipt on each Determination Date of such amount, the Trustee is required to deposit such amount into the Certificate Account.

    On each Remittance Date the Trustee is required to withdraw from the Certificate Account the sum of (i) that portion of the Available Funds received from the Servicer, (ii) the amounts, if any, deposited therein from the Spread Account as described below under "--Spread Account" and (iii) with respect to the Remittance Dates in April, May and June 1998, the amounts, if any, deposited therein from the Pre-Funding Account and the Capitalized Interest Account, and make distributions thereof in the following order of priority:

        (i) First, to the Class A Certificates in an amount up to the Class A Interest Distribution Amount;

        (ii) Second, to the Class B Certificates in an amount up to the Class B Interest Distribution Amount;

       (iii) Third, to the Class A Certificates in an amount up to the sum of
    (a) the Class A Principal Distribution Amount and (b) the Class A Carry Forward Amount;

        (iv) Fourth, to the Class B Certificates, in an amount up to the sum of
    (a) the Class B Principal Distribution Amount and (b) the Class B Carry-Forward Amount;

        (v) Fifth, to the Expense Account in an amount up to one-twelfth of the Annual Expense Escrow Amount plus any amount required to be paid to the Trustee pursuant to the Agreement resulting from insufficiencies in the Expense Account;

        (vi) Sixth, to the Servicer in an amount up to the Reimbursable Amounts;

       (vii) Seventh, to the Spread Account, any remainder unless and until the amount therein equals the Specified Spread Account Requirement; and

      (viii) Eighth, to the Spread Account Depositor, any amounts in excess of the Specified Spread Account Requirement.

    Notwithstanding the foregoing, the Servicer shall not be entitled to receive Reimburseable Amounts pursuant to clause (vi) above until the first Remittance Date on which the Spread Balance equals the then applicable Specified Spread Account Requirement.

CLASS A AND CLASS B INTEREST DISTRIBUTION AMOUNTS

    To the extent of the Available Funds, and prior to payments of principal, on each Remittance Date the Class A and Class B Certificateholders, in that order, will be entitled to receive interest accrued for the related Interest Accrual Period at the then applicable Class A or Class B Remittance Rate on the Class A or Class B Principal Balance, as the case may be, outstanding immediately prior to such Remittance Date, subject to the adjustment set forth in the next paragraph. If, on any Remittance Date, the Class A or Class B Certificates do not receive the full amount of interest to which they are entitled, such shortfall, plus interest thereon at the then applicable Class A or Class B Remittance Rate, compounded monthly, will be added to the amount of interest they are entitled to receive on succeeding Remittance Dates. The aggregate amounts of interest payable to the Class A and Class B Certificates on each Remittance Date are referred to herein as the "Class A Interest Distribution Amount" and the "Class B Interest Distribution Amount" respectively.

    As stated herein, many of the SBA Loans contain minimum and/or maximum Note Rate provisions. As a result, if the then current Prime Rate plus the applicable margin would exceed the applicable maximum Note Rate or fall below the applicable minimum Note Rate, the actual Note Rate borne by such SBA Loan will be less than or greater than, respectively the Note Rate that such SBA Loan would bear if such limits were not in effect. Additionally, as described under "Summary of Terms--Interest," for the

Remittance Dates occurring in each February, May, August and November, interest accruing on the Class A and Class B Certificates will be based upon the Prime Rate in effect on the first Business Day of the preceding January, April, July and October, respectively, while interest payments on the SBA Loans adjusting quarterly required to be distributed on such Remittance Dates generally will be based on the Prime Rate in effect on the first Business Day of the preceding October, January, April and July, respectively. Accordingly, for each Remittance Date the aggregate amount of interest payable with respect to each of the SBA Loans in accordance with their terms, net of the interest payable to the holders of the Guaranteed Interest, the Excess Spread (other than the portion thereof allocated to the Servicing Fee on the Guaranteed Interest), the Servicing Fee, the Premium Protection Fee, the FTA's Fee, the Additional Fee (with respect to the Additional Fee SBA Loans), the Extra Interest (as defined below) and the fees and expenses of the Trustee allocable to such interest, might exceed or be less than the interest accrued on the SBA Loans at the weighted average Class A and Class B Remittance Rates. Any such excess or shortfall will be allocated to the Class A and Class B Certificates pro rata in accordance with the amount of interest each such Class of Certificates would otherwise be entitled to receive but for such adjustment.

    With respect to each SBA Loan, the "Extra Interest Percentage" will equal the excess of (i) the Note Rate that would be in effect for such SBA Loan as of the Cut-Off Date (or Subsequent Cut-Off Date) without giving effect to any applicable lifetime floor or cap over (ii) the sum of the rates used in determining the Servicing Fee and the Trustee's fees and expenses and the initial weighted average Class A and Class B Remittance Rates without giving effect to any applicable lifetime floor or cap.

    For each Remittance Date, the "Extra Interest" for an SBA Loan will equal the product of (i) the principal portion of the Unguaranteed Interest of such SBA Loan for such Remittance Date and (ii) one-twelfth of the applicable Extra Interest Percentage.

CLASS A AND CLASS B PRINCIPAL DISTRIBUTION AMOUNTS

    With respect to each Remittance Date, the "Class A Principal Distribution Amount" and the "Class B Principal Distribution Amount" will equal the Class A Percentage or the Class B Percentage, as the case may be, multiplied by the total of (i) the Unguaranteed Percentage of all payments and other recoveries of principal of an SBA Loan (net of amounts reimbursable to the Servicer pursuant to the Agreement) received by the Servicer or any Subservicer during the related Due Period, excluding amounts received with respect to SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer to the extent that the Class A Certificateholders or the Class B Certificateholders, as the case may be, have previously received the Class A Percentage or the Class B Percentage, as the case may be, of the principal portion of the Unguaranteed Interest of such SBA Loans; (ii) the principal portion of any Unguaranteed Interest actually purchased by a Seller for breach of a representation and warranty or other defect and actually received by the Trustee as of the related Determination Date; (iii) any adjustments with respect to substitutions of SBA Loans for which a Seller has breached a representation or warranty deposited in the Principal and Interest Account and transferred to the Certificate Account as of the related Determination Date; (iv) the Unguaranteed Percentage of all losses on SBA Loans which were finally liquidated during the applicable Due Period; (v) the Unguaranteed Percentage of the then outstanding principal balance of any SBA Loan which, as of the first day of the related Due Period, is delinquent 24 months or determined by the Servicer to be uncollectible in whole or in part; and (vi) amounts, if any, released from the Pre-Funding Account on the April, May and June 1998 Remittance Dates.

    The following chart sets forth an example of distributions on the Certificates, based upon the assumption that the Certificates will be issued in March 1998 with a February 28, 1998 Cut-Off Date and that distributions on the Certificates are made on the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day):

February 28.......................  Cut-Off Date. The Original Pool Principal Balance will be the aggregate principal amount of the Unguaranteed
                                    Interests of the SBA Loans at the close of business on
                                    February 28, 1998 after application of all payments
                                    collected on or before such date.

March 1-31........................  The Subservicers remit to the Servicer for deposit in the Principal and Interest Account all amounts received
                                    on account of the Unguaranteed Interests of the SBA
                                    Loans.

March 31..........................  First Record Date. Distribution on April 15, 1998 will be made to Certificateholders of record on the Closing
                                    Date. Subsequent record dates will be the last day of
                                    the month preceding the Remittance Date.

April 10..........................  Determination Date. The Servicer determines the amount of principal and interest that will be distributed to
                                    the Certificateholders on April 15, and transfers funds
                                    in the Principal and Interest Account to the Trustee for
                                    deposit in the Certificate Account together with any
                                    Monthly Advances, Compensating Interest and, to the
                                    extent necessary, amounts from the Spread Account.

April 15..........................  Remittance Date. The Trustee or the Paying Agent will distribute to Certificateholders the amounts required to
                                    be distributed pursuant to the Agreement.

SPREAD ACCOUNT

    On the Closing Date, the Spread Account Depositor will make an initial cash deposit into the Spread Account in an amount equal to 0.50% of the Original Pool Principal Balance (the "Initial Deposit"). Thereafter, on each Remittance Date the Trustee will deposit into the Spread Account the Available Funds, if any, remaining after payment of interest and principal to the holders of the Certificates, amounts required to be deposited into the Expense Account and certain amounts reimbursable to the Servicer, each as described above, until the aggregate amount then on deposit in the Spread Account (the "Spread Balance") equals the sum of (i) the then outstanding principal balance of the Unguaranteed Interests of all SBA Loans 180 days or more delinquent and (ii) the greater of
(a) 3.5% of the then outstanding aggregate principal balance of the Unguaranteed Interests of all the SBA Loans, or (b) 2.0% of the Original Pool Principal Balance; provided, however, that for purposes of clauses (i) and (ii)(a), there shall be excluded the principal portion of the Unguaranteed Interest of SBA Loans which have been delinquent 24 months or have been determined to be uncollectible, in whole or in part, by the Servicer, to the extent that the Certificateholders have previously received the Unguaranteed Portion of the principal balance of such SBA Loans (the sum of such amounts is referred to herein as the "Specified Spread Account Requirement").

    On each Remittance Date, to the extent funds are available therefor, the Trustee will withdraw from the Spread Account for deposit into the Certificate Account the amount, if any, by which (i) the sum of (a) the Class A and Class B Interest Distribution Amounts, (b) the Class A and Class B Principal Distribution Amounts and (c) the Class A and Class B Carry-Forward Amounts exceeds (ii) the Available Funds for such Remittance Date (but excluding from such definition, amounts in the Spread Account).

    The Spread Account Depositor will not be required to refund any amounts previously properly distributed to it, regardless of whether there are sufficient funds on a subsequent Remittance Date to make a full distribution to holders of the Certificates on such Remittance Date.

    The funding and maintenance of the Spread Account is intended to enhance the likelihood of timely payment of principal and interest to the holders of the Certificates; however, if the SBA Loan Pool experiences levels of delinquencies and losses above the scenarios used to obtain the ratings on the Class B Certificates, the Spread Account could be depleted, and shortfalls could result. See "Ratings" herein.

MONTHLY ADVANCES

    The Servicer is required to remit to the Trustee no later than the Determination Date for deposit in the Certificate Account the amount of the Monthly Advance, if any, by which (i) 30 days' interest at a rate equal to the then applicable weighted average Class A and Class B Remittance Rates plus the Adjusted SBA Loan Remittance Rate on the aggregate Class A and Class B Principal Balances immediately prior to the related Remittance Date (as the amount calculated pursuant to this clause (i) may be adjusted in accordance with the limits described under "Description of the Agreement and the Certificates--Class A and Class B Interest Distribution Amounts" herein) exceeds (ii) the amount received by the Servicer as of the related Record Date in respect of interest on the SBA Loans minus the interest payable to the holders of the Guaranteed Interest, the Additional Fee, the Premium Protection Fee, the Servicing Fee and the FTA's Fee (plus, for the Remittance Dates in April, May and June 1998, the sum of (a) all funds to be transferred to the Certificate Account from the Capitalized Interest Account for such Remittance Date and (b) certain investment earnings on amounts in the Pre-Funding Account for the applicable Remittance
Date). The Servicer is not required to make Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts received in respect of the SBA Loans.

    Monthly Advances are reimbursable in the first instance from late collections of interest, Liquidation Proceeds, Insurance Proceeds and proceeds received by the Servicer in connection with condemnation, eminent domain or a release of lien ("Released Mortgaged Property Proceeds") collected with respect to the related SBA Loan as to which the Monthly Advances were made. The Servicer's right to reimbursement for such advances in excess of such amounts is limited to late collections of interest received on the SBA Loans generally; PROVIDED, HOWEVER, that the Servicer's right to such reimbursement is subordinate to the rights of the Certificateholders, the holder of the Premium Protection Fee and the holders of the Guaranteed Interest. Monthly Advances are intended to provide sufficient funds for the payment of interest to the Certificateholders at the then applicable Class A or Class B Remittance Rate, plus an additional amount, if any, required to pay the fees and expenses of the Trustee.

COMPENSATING INTEREST

    Not later than each Determination Date, with respect to each SBA Loan as to which a Principal Prepayment or a Curtailment was received during the related Due Period, the Servicer is required to remit to the Trustee, from amounts otherwise payable to the Servicer as servicing compensation, an amount ("Compensating Interest") equal to any excess of (a) 30 days' interest on the Unguaranteed Percentage of the related principal balance at the Adjusted SBA Loan Remittance Rate over (b) that portion of the amount of interest actually received in respect of the related SBA Loan during such Due Period and available to be paid to the Certificateholders.

REGISTRATION OF CERTIFICATES

    The Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificates registered in the name of Cede are referred to as the "Book-entry Certificates." Persons acquiring beneficial ownership interests in the Class A or Class B Certificates ("Certificate Owners") will hold their Class A or Class B Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the respective Class of Certificates. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York, Brussels Office, will act as depositary for Euroclear (in such capacities individually, the "Relevant Depositary" and collectively, the "European Depositaries").

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    DTC has advised the Trustee that DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates, Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel. Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A or Class B Certificates which conflict with actions taken with respect to other Class A or Class B Certificates.

    CERTIFICATES REGISTERED THROUGH DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. See "Description of the Certificates--Book-Entry Registration" in the Prospectus.

    CERTIFICATES NOT REGISTERED THROUGH DTC. With respect to (i) any Certificate not originally registered through DTC, or (ii) any Definitive Certificate issued in exchange for a Book-Entry Certificate in connection with the events described above (together, "Physical Certificates"), the Trustee will be required to make payments and furnish reports directly to the related Certificateholder.

    If (i) any mutilated Physical Certificate is surrendered to the Certificate Registrar (as defined under "Certain Definitions"), or the Trustee and the Certificate Registrar receive satisfactory evidence of the destruction, loss or theft of any Physical Certificate, and (ii) there is delivered to the Servicer, the Trustee and the Certificate Registrar such security or indemnity as may be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Physical Certificate has been acquired by a bona fide purchaser, the Servicer shall execute and deliver, and the Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Physical Certificate, a new Physical Certificate of like tenor and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any such new Physical Certificate, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any such duplicate Physical Certificate shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Physical Certificate shall be found at any time.

    Physical Certificates will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of the Certificate Registrar. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    Prior to due presentation of a Physical Certificate for registration of transfer, the Servicer, the Trustee, the Sellers, the Paying Agent and the Certificate Registrar may treat the Person in whose name any Physical Certificate is registered as the owner of such Physical Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and the Servicer, the Trustee, the Seller and the Certificate Registrar shall not be affected by notice to the contrary.

    All Physical Certificates surrendered for registration of transfer or exchange are required, if surrendered to any Person other than the Trustee, to be delivered to the Trustee and to be promptly canceled by it. No Physical Certificate is to be authenticated in lieu of or in exchange for any Physical Certificate so canceled, except as expressly permitted by the Agreement. All canceled Certificates may be held by the Trustee in accordance with its standard retention policy.

REMOVAL AND RESIGNATION OF SERVICER

    The Majority Certificateholders, by notice in writing to the Servicer, may, pursuant to the Agreement, remove the Servicer upon the occurrence of any of the following events:

        (i) (A) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially or adversely affects the interests of the Certificateholders; (B) the failure by the Servicer to make any required Monthly Advance; (C) the failure by the Servicer to remit any Compensating Interest; or (D) any failure by the Servicer to remit to Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made under the terms of the Agreement, which continues unremedied (in the case of the events described in clauses (i)(A), (i)(C) and (i)(D), for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by any Certificateholder; or

        (ii) failure by the Servicer or the Sellers duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer or the Sellers, as set forth in the Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Sellers, as the case may be, by the Trustee or to the Servicer, or the Sellers, as the case may be, and the Trustee by any Certificateholder; or

       (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

        (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property; or

        (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    The Servicer may not assign the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Servicer, the SBA, the Trustee and the Majority Certificateholders, or upon the determination that the Servicer's duties thereunder are no longer permissible under applicable law or administrative determination and such incapacity cannot be cured by the Servicer. No such resignation shall become effective until a successor has assumed the Servicer's responsibilities and obligations in accordance with the Agreement.

    Upon removal or resignation of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). If, however, the Trustee is unable to act as Successor Servicer, or if the SBA so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, Moody's and Duff & Phelps having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

TERMINATION; PURCHASE OF SBA LOANS

    The Agreement will terminate upon notice to the Trustee of the earlier of either: (a) the final payment or other liquidation of the last SBA Loan, or the disposition of all property acquired upon foreclosure of any SBA Loan and the remittance of all funds due thereunder or (b) mutual consent of the Servicer and all Certificateholders in writing; provided, however, that in no event will the trust established by the Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James, alive as of the Cut-Off Date.

    The Servicer may, at its option, terminate the Agreement on any date on which the then outstanding aggregate principal balance of the Unguaranteed Interests is less than 10% of the sum of (i) the Original Pool Principal Balance and (ii) the Pre-Funded Amount, if any, by purchasing, on the next succeeding Remittance Date, all of the Unguaranteed Interests and any other assets in the Trust Fund at a price equal to the sum of (i) 100% of the then Outstanding Class A and Class B Principal Balances, and (ii) 30 days' accrued interest thereon at the then applicable Class A and Class B Remittance Rates (the "Termination Price"). Notwithstanding the prior sentence, if at the time the Servicer determines to exercise such option, and the unsecured long term debt obligations of the Servicer are not rated at least Baa3 by Moody's and BBB- by Duff & Phelps, if such Rating Agencies are still rating the Certificates, the Servicer shall give such Rating Agencies prior written notice of the Servicer's determination to exercise such option and shall not exercise such option without the consent of each such Rating Agency with an opinion of counsel, in form and substance reasonably satisfactory to each such Rating Agency, that the exercise of such option would not be deemed a fraudulent conveyance by the Servicer; provided, however, that under certain other circumstances set forth in the Agreement, the Servicer may not take such action prior to providing Moody's and Duff & Phelps with an opinion of counsel that such termination would not be deemed a fraudulent conveyance by the Servicer.

                                  THE TRUSTEE

    Marine Midland Bank, a trust company located in New York, New York, has been named Trustee pursuant to the Agreement.

    The Agreement requires that the Trustee shall at all times (i) be a national banking association or banking corporation or trust company organized and doing business under the laws of the United States of America or of any State, (ii) be authorized under such laws to exercise corporate trust powers, (iii) having a combined guaranteed capital and surplus of at least $30,000,000, (iv) have unsecured and unguaranteed long-term debt obligations rated at least Baa3 by Moody's and BBB- by Duff & Phelps (provided Duff & Phelps is rating the unsecured and unguaranteed long-term debt obligations of the Trustee), or such other ratings as is acceptable to the SBA, (v) be subject to supervision or examination by a federal or state authority, (vi) be an approved SBA guaranteed lender in good standing, operating pursuant to an effective Loan Guaranty Agreement, and (vii) be reasonably acceptable to the SBA. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign upon request of the Majority Certificateholders in the manner and with the effect specified in the Agreement.

    The Trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Servicer shall promptly appoint a successor trustee or trustees meeting the eligibility requirements set forth above in the manner set forth in the Agreement. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    No resignation or removal of the Trustee and no appointment of a successor trustee shall become effective until the acceptance of appointment by a successor trustee.

    The Majority Certificateholders with the consent of the SBA, Moody's and Duff & Phelps, or the SBA, may remove the Trustee under the conditions set forth in the Agreement and appoint a successor trustee in the manner set forth therein.

    The Servicer shall give notice of each removal of the Trustee to the Certificateholders, which notice shall include the name of the successor trustee and the address of its corporate trust office.

    Upon acceptance of appointment by a successor trustee in the manner provided in the Agreement, the Servicer shall give notice thereof to the Certificateholders.

    At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the provisions of the Agreement, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable.

    Neither the Trustee, its authorized agent(s) nor representative(s) will conduct an independent review and assessment on whether SBA Loans should be foreclosed or the underlying property should be liquidated when a default has occurred with respect thereto.

                        FEDERAL INCOME TAX CONSEQUENCES

    The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special Federal tax counsel ("Federal Tax Counsel"), as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "Holder" mean the beneficial owner of a Certificate.

TAX STATUS OF THE TRUST FUND

    Upon the issuance of the Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each Certificateholder will be subject to federal income taxation as if it owned directly its interest in each asset owned by the Trust Fund and paid directly its share of expenses paid by the Trust Fund.

    For purposes of federal income tax, the Spread Account Depositor will be deemed to have retained a fixed portion of the interest due on each SBA Loan (the "Spread"). The Spread will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. The Servicer may also be deemed to have retained a "stripped coupon" if and to the extent that the Servicing Fee is determined to be unreasonable. In addition, because the Class B Remittance Rate exceeds the Class A Remittance Rate, a portion of the interest accrued on each SBA Loan will be treated as a "stripped coupon" purchased by the Class B Certificateholders. Accordingly, each Class A Certificateholder will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, the Unguaranteed Interest of each SBA Loan (minus the portion of the interest payable on such SBA Loan that is treated as Spread, as a stripped coupon retained by the Servicer or as a stripped coupon purchased by the Class B Certificateholders), and such interest in the Unguaranteed Interest of each SBA Loan will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificateholder will be treated as owning its pro rata percentage interest in the principal of the Unguaranteed Interest of each SBA Loan, plus a disproportionate share of the interest payable on each SBA Loan.

CLASS A CERTIFICATEHOLDERS

    Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificateholder will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined DE MINIMIS amount.

    In general, under regulations issued under Section 1286 of the Code, the amount of OID on an SBA Loan treated as a "stripped bond" will be DE MINIMIS if it is less than 0.25 percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, multiplied by the number of years remaining after the purchase date until the maturity of the SBA Loan. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, the portion of the interest on each SBA Loan payable to the Class A Certificateholders will be treated as "qualified stated interest." As a result, the amount of OID on an SBA Loan will equal the amount by which the price at which a Certificateholder is deemed to have acquired an interest in an SBA Loan (the "Purchase Price") is less than the portion of the remaining principal balance of the SBA Loan allocable to the interest acquired. Although Federal Tax Counsel cannot opine on the matter, the Trust Fund intends to take the positions (i) that the amount of OID on the SBA Loans will be determined by aggregating all payments on the SBA Loans allocable to the Class A Certificateholders (not including the Spread), and treating the portion of all payments on the SBA Loans allocable to Class A Certificateholders as a single obligation on an aggregate basis, rather than being determined separately with respect to each SBA Loan, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Certificate Account.

    Based on these positions, the Trust Fund anticipates that the Certificates will not be issued initially with OID (or that any OID present will be DE MINIMIS). The Internal Revenue Service ("IRS") could require, instead, that the computation be performed on an SBA-Loan-by-SBA-Loan basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificateholder's income. The IRS might also require that a portion of the purchase price for a Certificate be allocated to accrued interest on each SBA Loan and to amounts held in the Certificate Account pending distribution to Certificateholders at the time of purchase as though such accrued interest and collections on the SBA Loans were separate assets purchased by the Certificateholder. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the SBA Loans.

    If the amount of OID is DE MINIMIS under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificateholder would be required to report on its federal income tax return its share of the gross income of the Trust Fund, including interest and certain other charges accrued on the SBA Loans and any gain upon collection or disposition of the SBA Loans (but not including any portion of the Spread). Such gross income attributable to interest on the SBA Loans would exceed the Class A Remittance Rate by an amount equal to the Class A Certificateholder's share of the expenses of the Trust Fund for the period during which it owns a Class A Certificate. The Class A Certificateholder would be entitled to deduct its share of expenses of the Trust Fund to the extent described below. Any amounts received by a Class A Certificateholder from the Spread Account or from the subordination of the Class B Certificates will be treated for federal income tax purposes as having the same character as the payments they replace. A Class A Certificateholder would report its share of the income of the Trust Fund under its usual method of accounting. Accordingly, interest would be includable in a Certificateholder's gross income when it accrues on the SBA Loans, or, in the case of Certificateholders who are cash basis taxpayers, when received by the Servicer on behalf of Certificateholders. The actual amount of discount on an SBA Loan would be includable in income as principal payments are received on the SBA Loans.

    If, contrary to the treatment anticipated by the Trust Fund, the OID on an SBA Loan is not DE MINIMIS, a Class A Certificateholder will be required to include in income, in addition to the amounts described above, any OID as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the SBA Loans. It is possible that the IRS could require use of a prepayment assumption in computing the yield of an SBA Loan. If an SBA Loan is deemed to be acquired by a Certificateholder at a significant discount, such treatment could accelerate the accrual of income by a Certificateholder.

    Although the Trustee intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in SBA Loans represented by a Class A Certificate.

    As to SBA Loans that are real estate mortgages, a Certificateholder may be able (or may be required) to account for any discount on such SBA Loans as market discount rather than OID if either (i) the amount of OID with respect to the Certificate was treated as zero under the OID DE MINIMIS rule when the Certificate was stripped or (ii) no more than 1% (i.e., 100 basis points), including any amount of servicing in excess of reasonable servicing, is stripped off from the SBA Loans. As noted above, the Trust Fund intends to account for the SBA Loans on an aggregate basis and does not intend to report separately for this purpose with respect to the SBA Loans that are real estate mortgages.

    In the event that an SBA Loan is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such SBA Loan allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the SBA Loan if an election under Section 171 of the Code is made with respect to the interests in the SBA Loans represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

    A Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust Fund as provided in Section 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed two percent of such holder's adjusted gross income.

CLASS B CERTIFICATEHOLDERS

    IN GENERAL. Except as described below, it is believed that the Class B Certificateholders will be subject to tax in the same manner as Class A Certificateholders. However, no federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates and Federal Tax Counsel cannot opine on this issue. In the absence of applicable authorities, the Trustee intends to report income to Class B Certificateholders in the manner described below.

    Each Class B Certificateholder will be treated as owning (i) the Class B Percentage of the principal portion of the Unguaranteed Interest on each SBA Loan plus (ii) a disproportionate portion of the interest on each SBA Loan (not including the Spread). Income will be reported to a Class B Certificateholder based on the assumption that all amounts payable to the Class B Certificateholders are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Trustee will take the position that a Class B Certificateholder's entire share of the interest on an SBA Loan will qualify as "qualified stated interest." Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificateholders in the manner described above for holders of the Class A Certificates.

EFFECT OF SUBORDINATION

    If the Certificateholders of one Class of Certificates receive distributions of less than their share of the Trust Fund's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Certificates, it is believed that such Certificateholders would probably be treated for federal income tax purposes as if they had (l) received as distributions their full share of such receipts, (2) paid over to the Certificateholders of the other Class of Certificates an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Spread Account. However, Federal Tax Counsel cannot opine to such treatment.

    Under this treatment, (1) Class B Certificateholders would be required to accrue as current income any interest, OID income, or (to the extent paid on the SBA Loans) accrued market discount of the Trust Fund that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders, (2) a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it became clear that that amount would not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificateholders because such amount was previously included in income. Similarly, a loss would only be allowed to the Class A Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear and Federal Tax Counsel cannot opine as to such character or timing.

STATUS OF THE CERTIFICATES AS REAL PROPERTY LOANS

    The Certificates generally will be "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" for purposes of
Section 856(c)(4)(A) of the Code, and interest income on the Certificates generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the SBA Loans are mortgages secured by real property. The Certificates generally will be treated as "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, to the extent that the SBA Loans are secured by residential real estate mortgages.

SALES OF CERTIFICATES

    A Holder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the holder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a DE MINIMIS amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN INVESTORS

    A Certificateholder who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). However, distributions of interest to a holder who is not a United States person will be subject to withholding tax at a rate of 30 percent, unless such withholding tax rate is reduced by an applicable treaty, to the extent that such interest distributions are attributable to SBA Loans originated on or prior to July 18, 1984. For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership, or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

BACKUP WITHHOLDING

    Payments of interest and principal, as well as payments of proceeds from the sale of Certificates, to Certificateholders who are not "exempt recipients" may be subject to the "backup withholding" tax under Section 3406 of the Code at a rate of 31 percent, if such holders fail to furnish certain information, including their taxpayer identification numbers, to the Trustee, its agent, or the broker effecting a sale of the Certificate, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a Certificateholder would be allowed as a credit against such Certificateholder's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a Certificateholder who is required to supply information but who does not do so in the proper manner.

                              ERISA CONSIDERATIONS

    Neither an Underwriter Exemption (as defined in the Prospectus) nor Prohibited Transaction Class Exemption 83-1 is applicable to the purchase, holding or transfer of the Certificates. Therefore, no Certificates may be purchased for, or on behalf of, any employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Code, or any entity whose underlying assets include plan assets by reason of such plan or account investing in such entity (including insurance company separate or general accounts and collective investment funds). Each Certificateholder will be deemed to have represented and warranted that it is not subject to the foregoing limitations. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    There may be restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement for the sale of the Class A and Class B Certificates, dated March 17, 1998 (the "Underwriting Agreement"), the Sellers have agreed to sell and the Underwriter has agreed to purchase all the Class A and Class B Certificates. The Class A and Class B Certificates will be offered by the Underwriter to the public in negotiated transactions. After the Class A and Class B Certificates are released for sale to the public, the offering price and other selling terms may be varied by the Underwriter. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A and Class B Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A and Class B Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

    The Representative and the Sellers have agreed to indemnify the Underwriter against certain liabilities including liabilities under the 1933 Act.

    In addition to purchasing the Certificates pursuant to the Underwriting Agreement, the Underwriter and its affiliates have performed investment banking services for the Representative and its affiliates.

                                    RATINGS

    It is a condition to their issuance that the Class A Certificates be rated "Aaa" and "AAA" by Moody's and Duff & Phelps, respectively, and that the Class B Certificates be rated at least "A2" and "A" by Moody's and Duff & Phelps, respectively. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Certificate.

                                 LEGAL MATTERS

    Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Sellers by Eric Elwin, Esq., Corporate Counsel to the Sellers. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriter by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP also will render opinions relating to the transfer of the Unguaranteed Interests from the Sellers to the Trust Fund and as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Certificates. See "Risk Factors--The Status of the SBA Loans in the Event of Bankruptcy of the Sellers" in the Prospectus and "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

                             FINANCIAL INFORMATION

    The Sellers have determined that their financial statements are not material to the offering made hereby. Except for certain representations and warranties relating to the SBA Loans, the obligations of the Sellers with respect to the SBA Loans are primarily limited to contractual servicing obligations.

    The Trust Fund has been formed to own the SBA Loans and to issue the Certificates. The Trust Fund had no assets or obligations prior to the issuance of the Certificates and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to the Trust Fund are included in this Prospectus Supplement.

                            INDEX OF PRINCIPAL TERMS

                                                                                                            PAGE
                                                                                                          ---------
Account.................................................................................................  S-71
Act.....................................................................................................  S-41
Additional Fee..........................................................................................  S-4
Additional Fee SBA Loans................................................................................  S-4
Adjusted SBA Loan Remittance Rate.......................................................................  S-16
Adjustment Date.........................................................................................  S-8
Aggregate Class A Certificate Principal Balance.........................................................  S-71
Aggregate Class B Certificate Principal Balance.........................................................  S-71
Agreement...............................................................................................  S-3
Annual Expense Escrow Amount............................................................................  S-71
Assignee................................................................................................  S-14
Assignment of Mortgage..................................................................................  S-71
Available Funds.........................................................................................  S-7
BIF.....................................................................................................  S-71
Book-entry Certificates.................................................................................  S-55
Business Day............................................................................................  S-71
Capitalized Interest Account............................................................................  S-6
Cede....................................................................................................  S-18
Cedel...................................................................................................  S-1
Cedel Participants......................................................................................  S-56
Certificate Account.....................................................................................  S-51
Certificate Owners......................................................................................  S-55
Certificate Register....................................................................................  S-71
Certificate Registrar...................................................................................  S-71
Certificateholder or Holder.............................................................................  S-61
Certificates............................................................................................  S-1
Certified Lender........................................................................................  S-41
Class A Carry-Forward Amount............................................................................  S-10
Class A Certificates....................................................................................  S-2
Class A Interest Distribution Amount....................................................................  S-7
Class A Percentage......................................................................................  S-10
Class A Principal Distribution Amount...................................................................  S-9
Class A Remittance Amount...............................................................................  S-10
Class A Remittance Rate.................................................................................  S-8
Class B Carry-Forward Amount............................................................................  S-10
Class B Certificates....................................................................................  S-2
Class B Interest Distribution Amount....................................................................  S-7
Class B Principal Distribution Amount...................................................................  S-9
Class B Remittance Amount...............................................................................  S-10
Class B Remittance Rate.................................................................................  S-8
Class A Certificate Balance.............................................................................  S-9
Class B Certificate Balance.............................................................................  S-9
Class B Percentage......................................................................................  S-10
Closing Date............................................................................................  S-2
CLP.....................................................................................................  S-47
Code....................................................................................................  S-20
Collateral..............................................................................................  S-71
Commercial Property.....................................................................................  S-71

                                                                                                            PAGE
                                                                                                          ---------
Compensating Interest...................................................................................  S-17
Cooperative.............................................................................................  S-57
CPR.....................................................................................................  S-43
Curtailment.............................................................................................  S-71
Cut-Off Date............................................................................................  S-5
Definitive Certificates.................................................................................  S-18
Designated Depository Institution.......................................................................  S-72
Determination Date......................................................................................  S-16
DTC.....................................................................................................  S-18
Due Date................................................................................................  S-72
Due Period..............................................................................................  S-9
Duff & Phelps...........................................................................................  S-18
ERISA...................................................................................................  S-18
ERISA Considerations....................................................................................  S-65
Euroclear...............................................................................................  S-1
Euroclear Operator......................................................................................  S-57
Euroclear Participants..................................................................................  S-57
European Depositories...................................................................................  S-56
Event of Default........................................................................................  S-72
Excess Payments.........................................................................................  S-72
Excess Proceeds.........................................................................................  S-72
Excess Spread...........................................................................................  S-5
Exemption...............................................................................................  S-66
Expense Account.........................................................................................  S-72
Extra Interest..........................................................................................  S-53
Extra Interest Percentage...............................................................................  S-53
FDIC....................................................................................................  S-72
Federal Tax Counsel.....................................................................................  S-17
FHLMC...................................................................................................  S-72
FNMA....................................................................................................  S-72
Foreclosed Property.....................................................................................  S-72
Foreclosed Property Disposition.........................................................................  S-72
FTA.....................................................................................................  S-4
FTA's Fee...............................................................................................  S-4
Funding Period..........................................................................................  S-6
Global Securities.......................................................................................  A-1
GPP.....................................................................................................  S-47
grantor trust...........................................................................................  S-18
Guaranteed Interest.....................................................................................  S-5
Holders.................................................................................................  S-18
Initial Class A Certificate Principal Amount............................................................  S-3
Initial Class B Certificate Principal Amount............................................................  S-3
Initial Deposit.........................................................................................  S-11
Insurance Proceeds......................................................................................  S-72
Interest Accrual Period.................................................................................  S-6
IRS.....................................................................................................  S-62
Liquidated SBA Loan.....................................................................................  S-72
Liquidation Proceeds....................................................................................  S-73
Loan Guaranty Agreement.................................................................................  S-73
Majority Certificateholders.............................................................................  S-73

                                                                                                            PAGE
                                                                                                          ---------
Monthly Advance.........................................................................................  S-16
Monthly Payment.........................................................................................  S-73
Moody's.................................................................................................  S-18
Mortgage................................................................................................  S-73
Mortgaged Property......................................................................................  S-73
MSNY....................................................................................................  S-1
Multi-Party Agreement...................................................................................  S-15
Net Liquidation Proceeds................................................................................  S-73
Note Rate...............................................................................................  S-13
Notes...................................................................................................  S-6
Obligor.................................................................................................  S-4
OID.....................................................................................................  S-18
Opinion of Counsel......................................................................................  S-73
Original Class A Certificate Principal Balance..........................................................  S-73
Original Class B Certificate Principal Balance..........................................................  S-73
Original Pool Principal Balance.........................................................................  S-5
Parent..................................................................................................  S-47
Paying Agent............................................................................................  S-73
Percentage Interest.....................................................................................  S-73
Permitted Instruments...................................................................................  S-73
Person..................................................................................................  S-74
Physical Certificates...................................................................................  S-58
PLP.....................................................................................................  S-47
Pool Principal Balance..................................................................................  S-74
Preferred Lender........................................................................................  S-41
Preferred Shares........................................................................................  S-19
Pre-Funded Amount.......................................................................................  S-6
Premium Protection Fee..................................................................................  S-4
Prime Rate..............................................................................................  S-8
Principal and Interest Account..........................................................................  S-49
Principal Balance.......................................................................................  S-74
Principal Prepayment....................................................................................  S-74
Prior Lien..............................................................................................  S-74
Prospectus..............................................................................................  S-2
Purchase Price..........................................................................................  S-62
Record Date.............................................................................................  S-11
Registered Holder.......................................................................................  S-74
Reimbursable Amounts....................................................................................  S-75
Released Mortgaged Property Proceeds....................................................................  S-16
Relevant Depositary.....................................................................................  S-56
REMIC...................................................................................................  S-17
Remittance Date.........................................................................................  S-11
Representative..........................................................................................  S-1
Residential Property....................................................................................  S-75
Responsible Officer.....................................................................................  S-75
SAIF....................................................................................................  S-75
SBA.....................................................................................................  S-1
SBA File................................................................................................  S-75
SBA Form 1086...........................................................................................  S-75
SBA Loan Interest Rate..................................................................................  S-21

                                                                                                            PAGE
                                                                                                          ---------
SBA Loan Pool...........................................................................................  S-3
SBA Loans...............................................................................................  S-1
SBA Loan Schedule.......................................................................................  S-75
SBA Loan-Backed Certificates............................................................................  A-1
SBA Notes...............................................................................................  S-22
SBA Rules and Regulations...............................................................................  S-75
SBA Section 7(a) Loans..................................................................................  S-3
Section 7(a) Program....................................................................................  S-41
Sellers.................................................................................................  S-1
Servicer................................................................................................  S-1
Servicer's Certificate..................................................................................  S-75
Servicing Advance.......................................................................................  S-17
Servicing Fee...........................................................................................  S-17
Servicing Officer.......................................................................................  S-75
Shortfall Amount........................................................................................  S-19
simple interest.........................................................................................  S-23
Special Remittance Date.................................................................................  S-6
Specified Spread Account Requirement....................................................................  S-12
Spread..................................................................................................  S-61
Spread Account..........................................................................................  S-11
Spread Account Agreement................................................................................  S-11
Spread Account Custodian................................................................................  S-75
Spread Account Depositor................................................................................  S-11
Spread Balance..........................................................................................  S-11
Standard & Poor's.......................................................................................  S-19
Subsequent Closing Date.................................................................................  S-76
Subsequent Transfer Agreement...........................................................................  S-76
Subsequent SBA Loans....................................................................................  S-2
Subservicer.............................................................................................  S-76
Subservicing Agreement..................................................................................  S-76
Successor Servicer......................................................................................  S-59
Tax Return..............................................................................................  S-76
Termination Price.......................................................................................  S-17
Terms and Conditions....................................................................................  S-57
TMSIC...................................................................................................  S-1
Trust Fund..............................................................................................  S-1
Trustee.................................................................................................  S-3
UCC.....................................................................................................  S-15
Underwriter.............................................................................................  S-2
Underwriting Agreement..................................................................................  S-65
Unguaranteed Interests..................................................................................  S-1
Unguaranteed Percentage.................................................................................  S-5
United States person....................................................................................  S-65
U.S. Person.............................................................................................  A-4
weighted average life...................................................................................  S-43

                              CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the definitions contained in the Agreement and used in this Prospectus Supplement. Reference is made to the Agreement for the full definitions of all terms.

    ACCOUNT: The Certificate Account, the Pre-Funding Account and the Capitalized Interest Account, each established by the Trustee for the benefit of the Certificateholders; the Expense Account established by the Trustee for the benefit of the Trustee and the Spread Account held by the Spread Account Custodian pursuant to the Spread Account Agreement. The Trustee's obligation to establish and maintain the Certificate Account pursuant to the Agreement is not delegable.

    AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Class A Aggregate Certificate Principal Balance less the sum of all amounts previously distributed to the Class A Certificateholders in respect of principal.

    AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE: As of any date of determination, the Original Aggregate Class B Certificate Principal Balance less the sum of all amounts previously distributed to the Class B Certificateholders in respect of principal.

    ANNUAL EXPENSE ESCROW AMOUNT: The product of 0.06% per annum and the Pool Principal Balance, which is computed and payable on a monthly basis and represents the estimated annual Trustee's fees and Trust Fund expenses.

    ASSIGNMENT OF MORTGAGE: With respect to those SBA Loans secured by a Mortgaged Property, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the related SBA Loan to the Trustee subject to the Multi-Party Agreement.

    BIF:  The Bank Insurance Fund, or any successor thereto.

    BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of California, New York or New Jersey are authorized or obligated by law or executive order to be closed.

    CERTIFICATEHOLDER OR HOLDER: Each Person in whose name a Class A or Class B Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Agreement, any Certificate registered in the name of the Sellers, the Servicer, any Subservicer or any affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such consent, waiver, request or demand has been obtained.

    CERTIFICATE REGISTER: The Certificate Register established and maintained in accordance with the Agreement.

    CERTIFICATE REGISTRAR: Initially, Marine Midland Bank and thereafter, any successor appointed pursuant to the Agreement.

    COLLATERAL: All items of property (including a Mortgaged Property), whether real or personal, tangible or intangible, or otherwise, pledged by an Obligor or others to a Seller to secure payment under an SBA Loan.

    COMMERCIAL PROPERTY: Real property (other than agricultural property or Residential Property) that is generally used by the Obligor in the conduct of its business.

    CURTAILMENT: With respect to an SBA Loan, any payment of principal received during a Due Period as part of a payment that is in excess of five times the amount of the Monthly Payment due for such

Due Period and which is not intended to satisfy the SBA Loan in full, nor is intended to cure a delinquency.

    DESIGNATED DEPOSITORY INSTITUTION: With respect to the Principal and Interest Account, an entity which is an institution whose deposits are insured by either the BIF or SAIF administered by the FDIC, the unsecured and uncollateralized long-term debt obligations of which shall be rated A2 or better by Moody's and A or better by Duff & Phelps or P-1 by Moody's and A1 by Duff & Phelps, and which is either (i) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, or (iv) a principal subsidiary of a bank holding company, in each case acting or designated by the Servicer as the depository institution for the Principal and Interest Account.

    DETERMINATION DATE: That day of each month which is the third Business Day prior to the 15th day of such month.

    DUE DATE: The day of the month on which the Monthly Payment is due from the Obligor on an SBA Loan.

    EVENT OF DEFAULT: The Events of Default of the Servicer specified in the Agreement.

    EXCESS PAYMENTS: With respect to a Due Period, any amounts received on an SBA Loan in excess of the Monthly Payment due on the Due Date relating to such Due Period which does not constitute either a Curtailment or a Principal Prepayment or payment with respect to an overdue amount. Excess Payments are payments of principal for purposes of the Agreement.

    EXCESS PROCEEDS: As of any Remittance Date, with respect to any Liquidated SBA Loan, the excess, if any, of (a) the Unguaranteed Percentage of the total Net Liquidation Proceeds, over (b) the Principal Balance of such SBA Loan as of the date such SBA Loan became a Liquidated SBA Loan plus 30 days interest thereon at the then applicable Adjusted SBA Loan Remittance Rate; provided, however, that such excess shall be reduced by the amount by which interest accrued on the advance, if any, made by the Servicer at the related SBA Loan Interest Rate(s) exceeds interest accrued on such advance at the then applicable weighted average Class A and Class B Remittance Rates.

    EXPENSE ACCOUNT: The expense account established and maintained by the Trustee in accordance with the Agreement.

    FDIC:  The Federal Deposit Insurance Corporation and any successor thereto.

    FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

    FNMA:  The Federal National Mortgage Association and any successor thereto.

    FORECLOSED PROPERTY: Property, the title to which is acquired in foreclosure or by deed in lieu of foreclosure.

    FORECLOSED PROPERTY DISPOSITION: The final sale of a Foreclosed Property acquired in foreclosure or by deed in lieu of foreclosure. The proceeds of any Foreclosed Property Disposition constitute part of the definition of Liquidation Proceeds.

    INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any insurance policy covering an SBA Loan, Collateral or Foreclosed Property, including but not limited to title, hazard, life, health and/ or accident insurance policies.

    LIQUIDATED SBA LOAN: Any defaulted SBA Loan or Foreclosed Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such SBA Loan.

    LIQUIDATION PROCEEDS: Cash, including Insurance Proceeds, proceeds of any Foreclosed Property Disposition, revenues received with respect to the conservation and disposition of a Foreclosed Property, and any other amounts received in connection with the liquidation of defaulted SBA Loans, whether through trustee's sale, foreclosure sale or otherwise.

    LOAN GUARANTY AGREEMENT: The Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) dated August 13, 1980 between the SBA and The Money Store Investment Corporation, as such agreement may be amended from time to time.

    MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A and Class B Certificates evidencing an Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be, in excess of 50% of the Aggregate Class A Certificate Principal Balance and Aggregate Class B Certificate Principal Balance, as the case may be.

    MONTHLY PAYMENT: The monthly payment of principal and/or interest required to be made by an Obligor on the related SBA Loan, as adjusted pursuant to the terms of the related SBA Note.

    MORTGAGE: The mortgage, deed of trust or other instrument creating a lien on a Mortgaged Property.

    MORTGAGED PROPERTY: The underlying real property, if any, securing an SBA Loan, consisting of a Commercial Property or Residential Property and any improvements thereon.

    NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to the Agreement and (ii) amounts required to be released to the related Obligor pursuant to applicable law.

    OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Sellers or Servicer, reasonably acceptable to the Trustee and experienced in matters relating thereto.

    ORIGINAL CLASS A CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class A Certificates issued on the Closing Date.

    ORIGINAL CLASS B CERTIFICATE PRINCIPAL BALANCE: The initial aggregate principal amount of Class B Certificates on the Closing Date.

    PAYING AGENT: Initially, Marine Midland Bank, and thereafter, any other Person that meets the eligibility standards for the Paying Agent specified in the Agreement and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

    PERCENTAGE INTEREST: With respect to a Class A or Class B Certificate, the portion of the Trust Fund evidenced by such Class A or Class B Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Class A or Class B Certificate and the denominator of which is the Original Class A Certificate Principal Balance or Original Class B Certificate Principal Balance, as the case may be.

    PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

        (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Federal Home Loan Bank consolidated senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

        (ii) federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

       (iii) deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the BIF or SAIF administered by the FDIC, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated A3 or better by Moody's and A or better by Duff & Phelps;

        (iv) commercial paper (having original maturities of not more than 365 days) rated Prime-1 or better by Moody's and Duff 1+ or better by Duff & Phelps;

        (v) debt obligations rated Aaa by Moody's and AAA by Duff & Phelps (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

        (vi) investments in money market funds rated Aaa or better by Moody's and Duff 1+ or better by Duff & Phelps (if so rated by Duff & Phelps) the assets of which are invested solely in instruments described in clauses
    (i)-(v) above;

       (vii) certain guaranteed investment contracts and repurchase agreements satisfying the criteria set forth in the Agreement; and

      (viii) any other investment acceptable to the Rating Agencies, written confirmation of which shall be furnished to the Trustee prior to any such investment.

    PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

    POOL PRINCIPAL BALANCE: The aggregate Principal Balances as of any date of determination.

    PRINCIPAL AND INTEREST ACCOUNT: The principal and interest account established by the Servicer pursuant to the Agreement.

    PRINCIPAL BALANCE: With respect to any SBA Loan or related Foreclosed Property, at any date of determination, (i) the Unguaranteed Percentage of the principal balance of the SBA Loan outstanding as of the Cut-Off Date (or, with respect to any Subsequent SBA Loan, as of the date set forth in the Agreement), after application of principal payments received on or before such date, minus
(ii) the sum of (a) the Unguaranteed Percentage of the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date, which were distributed pursuant to the Agreement on any previous Remittance Date, and (b) the Unguaranteed Percentage of all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Released Mortgaged Property Proceeds, Net Liquidation Proceeds and net income from a Foreclosed Property to the extent applied by the Servicer as recoveries of principal in accordance with the provisions of the Agreement, which were distributed pursuant to the Agreement on any previous Remittance Date. The Principal Balance of any Liquidated SBA Loan or any SBA Loan that has been paid off will equal $0.

    PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on an SBA Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy an SBA Loan in full.

    PRIOR LIEN: With respect to any SBA Loan secured by a lien which is not a first priority lien, each loan relating to the corresponding Collateral having a prior priority lien.

    REGISTERED HOLDER: With respect to any SBA Loan, the Person identified as such in the applicable SBA Form 1086, and any permitted assignees thereof.

    REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer and/or a Seller with respect to (i) the Monthly Advances and Servicing Advances reimbursable pursuant to the Agreement, (ii) any advances reimbursable pursuant to the Agreement and not previously reimbursed, and (iii) any other amounts reimbursable to the Servicer or a Seller pursuant to the Agreement.

    RESIDENTIAL PROPERTY: Any one or more of the following: (i) single family dwelling unit not attached in any way to another unit, (ii) row house, (iii) two-family house, (iv) low-rise condominium, (v) planned unit development, (vi) three- or four-family house, (vii) high-rise condominium, (viii) mixed use building or (ix) manufactured home (as defined in FNMA/FHLMC Seller-Servicers' Guide) to the extent that it constitutes real property in the state in which it is located.

    RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Corporate Trust Division, including any Vice President, Assistant Vice President, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to a Seller, the President, any Vice President, Assistant Vice President, or any Secretary or Assistant Secretary.

    SAIF:  The Savings Association Insurance Fund, or any successor thereto.

    SBA FILE: The SBA File maintained with respect to each SBA Loan in accordance with the Agreement.

    SBA FORM 1086: The Secondary Participation Guaranty and Certification Agreement on SBA Form 1086, pursuant to which investors purchase the SBA Guaranteed Portion.

    SBA LOAN INTEREST RATE: With respect to any date of determination, the then applicable annual rate of interest borne by an SBA Loan, pursuant to its terms, which, as of the Cut-Off Date, is shown on the SBA Loan Schedule.

    SBA LOAN SCHEDULE: The schedule of SBA Loans attached as an exhibit to the Agreement, such schedule identifying each SBA Loan by address of the related premises, and the name of the Obligor and setting forth as to each SBA Loan the following information: (i) the Principal Balance as of the close of business on the Cut-Off Date, (ii) the Account Number, (iii) the original principal amount of the SBA Loan, (iv) the SBA Loan Date and original number of months to maturity, in months, (v) the SBA Loan Interest Rate as of the Cut-Off Date and guaranteed rate payable to the Registered Holder and the FTA, (vi) when the first Monthly Payment was due, (vii) the Monthly Payment as of the Cut-Off Date,
(viii) the remaining number of months to maturity as of the Cut-Off Date, (ix) the Unguaranteed Percentage, (x) the SBA loan number, (xi) the margin which is added to the Prime Rate to determine the SBA Loan Interest Rate, and (xii) the lifetime minimum and maximum SBA Loan Interest Rates, if applicable.

    SBA RULES AND REGULATIONS: The Small Business Act, as amended, codified at 15 U.S.C. 631 ET. SEQ., all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement.

    SERVICER'S CERTIFICATE: The monthly certificate of the Servicer, delivered to the Trustee in accordance with the Agreement.

    SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the SBA Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

    SPREAD ACCOUNT CUSTODIAN: Marine Midland Bank, in its capacity as Spread Account Custodian under the Spread Account Agreement, or any successor thereto.

    SUBSEQUENT CLOSING DATE: The date specified in a Subsequent Transfer Agreement in which the Subsequent SBA Loans are transferred to the Trust Fund.

    SUBSEQUENT TRANSFER AGREEMENT: Each Subsequent Transfer Agreement executed by the Trustee and the applicable Seller(s) by which Subsequent SBA Loans are sold and assigned to the Trust Fund.

    SUBSERVICER: The Money Store of New York, Inc. or any other person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in the Agreement in respect of the qualification of a Subservicer.

    SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain SBA Loans as provided in the Agreement, a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the SBA.

    TAX RETURN: The federal income tax return to be filed on behalf of the Trust Fund together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

                                    ANNEX I
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Class A and Class B Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior issuances of securities generally having the same characteristics as the Certificates and representing a pool of SBA loans ("SBA Loan-Backed Certificates").

    Secondary, cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior SBA Loan-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior SBA Loan-Backed Certificates issues in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities based upon a year consisting of 12 months of 30 days each. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

    EXCEPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advise concerning their holding and disposing of the Global Securities.

PROSPECTUS

                              THE MONEY STORE INC.

                                (REPRESENTATIVE)

                   THE MONEY STORE ASSET BACKED CERTIFICATES
                       THE MONEY STORE ASSET BACKED NOTES

                              (ISSUABLE IN SERIES)

    This Prospectus relates to The Money Store Asset Backed Certificates (the "Certificates") and The Money Store Asset Backed Notes (the "Notes" and collectively with the Certificates, the "Securities") described herein, issuable in one or more Series (each a "Series"), which may be sold from time to time on terms determined at the time of sale and described in the related Supplement to this Prospectus (each a "Prospectus Supplement"), evidencing specified interests in, or rights to receive payments from, one or more trust funds (each, a "Trust"), the primary assets of which will consist of the right to receive payments and other recoveries attributable to certain unguaranteed interests (the "Unguaranteed Interests") in one or more pools (each, a "Pool") of certain loans partially guaranteed by the U.S. Small Business Administration and certain loans originated in connection with such loans (the "SBA Loans"), and certain other commercial loans with similar characteristics (the "Non-SBA Loans," and collectively with the SBA Loans, the "Loans"), and certain other related or similar assets more particularly described herein (collectively, the "Trust Assets"). The Trust Assets and other assets of any Trust will be described in the Prospectus Supplement for the related Series of Certificates and/or Notes. Certain of the Trust Assets may have been originated by wholly-owned subsidiaries (the "Originators") of The Money Store Inc. ("The Money Store" or the "Representative"). Certain other of the Trust Assets may have been acquired by The Money Store, an Originator or an affiliate thereof from other lenders or government agencies. In addition, if so specified in the related Prospectus Supplement, the Trust will include monies on deposit in one or more trust accounts to be established with a Trustee (as defined herein), which may include a Pre-Funding Account (as defined herein) which would be used to purchase additional Trust Assets for the related Trust from time to time during the Funding Period (as defined herein) specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, certain of the related Securities may evidence a fractional undivided ownership interest in a Trust which will hold a beneficial ownership interest in another trust fund which will contain the Trust Assets. Securities may also be entitled to the benefits of insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranties of The Money Store, supplemental interest payments or other forms of credit enhancement, maturity protection or derivative instruments, to the extent described in the related Prospectus Supplement. The Prospectus Supplement for each Series of Securities will name the entities (which will include The Money Store or one of its affiliates and may include other entities) which will act, directly or through one or more sub-servicers, as master servicers (each, in such capacity, the "Master Servicer") of such Trust Assets.

    SEE RISK FACTORS ON PAGE 23 HEREIN FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

               The date of this Prospectus is September 11, 1997.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Each Class of Securities of any series will represent the right to receive, or be secured by, a specified amount of payments of principal and/or interest on the related Trust Assets in the manner described herein and in the related Prospectus Supplement. The right of each Class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other Classes of such Series. The right of the holders of any Class of Notes ("Noteholders") and the right of the holders of any Class of Certificates ("Certificateholders" and collectively with the Noteholders, "Securityholders" or "Holders") to receive any distributions of principal and interest will be set forth in the related Prospectus Supplement. A Series may include two or more Classes of Certificates and/or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A Series may include one or more Classes of Certificates and/or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any Series will be subordinated to prior payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Securities of each Series will represent fractional undivided ownership interests in the related Trust.

    Distributions to Holders of Securities will be made on certain dates specified in the related Prospectus Supplement (each, a "Remittance Date"), which may be monthly, quarterly, semi-annually or at such other intervals as are specified therein. The rate at which any Class of Certificates (the "Pass-Through Rate") or the rate at which any Class of Notes (the "Interest Rate") bear interest or the method of calculating such Pass-Through Rate or Interest Rate, which may be fixed or variable, will be set forth in the related Prospectus Supplement. Distributions on the Certificates and/or Notes of a Series will be made only from the assets of the related Trust and certain related property. The Pass-Through Rate for a Class of Certificates or the Interest Rate for a Class of Notes that bear interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures described herein (such Securities being referred to herein as "Auction Rate Securities"), (ii) the London interbank offered rate for U.S. dollar deposits for a specified period ("LIBOR") plus an amount set forth in the related Prospectus Supplement,
(iii) the average bond equivalent rates of weekly auctions of Treasury bills for a specified period (the "T-Bill Rate") plus an amount set forth in the related Prospectus Supplement, (iv) the prime lending rate of certain leading U.S. commercial banks plus an applicable spread, as described in the related Prospectus Supplement (the "Prime Rate"), or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement.

    The Securities will not represent an obligation of or interest in the Representative (except for any Guaranty (as defined herein) issued in connection with a Series), the Originators, or any affiliate thereof and, except to the extent described herein or specified in the related Prospectus Supplement, will not be insured or guaranteed by any governmental agency or instrumentality or (except as specified in the Prospectus Supplement) by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be pursuant to certain limited representations and warranties. Except for certain representations and warranties relating to the Trust Assets and certain other exceptions, the Master Servicer's obligations with respect to the related Series of Certificates and/or Notes will be limited to its contractual servicing obligations. If the amount available for distribution to Holders on any Remittance Date is less than the amount due to them, the Master Servicer, to the extent provided in the related Prospectus Supplement, may be obligated, under certain terms and conditions, to advance cash to such Holders, to the extent such deficiency is attributable to delinquent payments of principal and/or interest during the immediately preceding Due Period (as defined herein). See "Description of the Securities--Monthly Advances and Compensating Interest."

    The yield to Holders on each Class of Certificates and/or Notes of a Series may be affected by the rate of payment of principal (including prepayments) of the Trust Assets in the related Trust and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election may be made to treat each Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
               PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. The intention of any underwriter to make a secondary market in the Securities will be set forth in the related Prospectus Supplement. There can be no assurance that a secondary market for the Securities will develop, or if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Certificates and/or Notes to be offered hereunder, among other things, will set forth with respect to such Series of Certificates and/or Notes: (i) the aggregate principal amount, the Pass-Through Rate, Interest Rate or Rates or other applicable annual rate or rates of interest (or the manner of determining such rate or rates) and authorized denominations of each Class of such Certificates and/or Notes; (ii) certain information concerning the Trust Assets and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, guaranty of The Money Store, supplemental interest payments or other forms of credit enhancement or maturity protection or other derivative instruments, if any, relating to the Pools or all or part of the related Certificates and/or Notes; (iii) the specified interest of each Class of Certificates and/or Notes in, and manner and priority of, the distributions on the Trust Assets; (iv) information as to the nature and extent of subordination with respect to such Series of Certificates and/or Notes, if any; (v) the Remittance Dates; (vi) information as to the Master Servicer; (vii) the circumstances, if any, under which each Trust may be subject to early termination; (viii) whether the Representative intends to elect to cause the Trust to be treated as a REMIC; and (ix) additional information with respect to the plan of sale of such Certificates and/or Notes.

                             AVAILABLE INFORMATION

    The Representative has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and to the exhibits thereto, as well as such reports and other information, are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website (http:// www.sec.gov) that contains reports, proxy and information statements and other information filed electronically with the Commission.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                           REPORTS TO SECURITYHOLDERS

    Periodic and annual reports concerning any Securities and the related Trust will be provided to the Securityholders as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, a Series of Certificates and/or Notes may be issuable in book-entry form. In such event, the related Certificates and/or Notes will be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC") or another nominee. All reports will be provided to Cede or such other nominee, which in turn will provide such reports to Participants and Indirect Participants (as defined herein) of DTC or such other entities as described in the related Prospectus Supplement. Such Participants and Indirect Participants will then forward such reports to the beneficial owners of Securities. See "Description of the Securities--Book-Entry Registration."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by or on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities issued by such Trust shall be deemed to be incorporated by reference in this Prospectus and the related Prospectus Supplement and to be a part hereof from the date of the filing of such documents. With respect to any Class of Certificates and/or Notes that is supported by a Guaranty of The Money Store (a "Guaranty"), The Money Store's Annual Report on Form 10-K for the year ended December 31, 1996, and Quarterly Reports on Form 10-Q for the periods ended March 31 and June 30, 1997, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and the related Prospectus Supplement. With respect to any Class of Securities that is supported by a Guaranty, all documents filed by The Money Store pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus. The Representative will provide without charge to each person to whom a copy of the Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The Money Store Inc., 3301 C Street, Suite 100-M, Sacramento, California 95816, Attention: Investor Relations, Telephone: (916) 446-5000.

                                SUMMARY OF TERMS

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS.

Securities Offered............  The Money Store Asset Backed Certificates (the
                                "Certificates") and The Money Store Asset Backed
                                Notes (the "Notes"). Notes are issuable from
                                time to time in Series pursuant to an Indenture
                                (an "Indenture"), and Certificates are issuable
                                from time to time in Series pursuant to either a
                                Pooling and Servicing Agreement (a "Pooling and
                                Servicing Agreement") or a Trust Agreement (a
                                "Trust Agreement"). As used herein, "Agreements"
                                means, collectively, with respect to a Series of
                                Certificates, the related Pooling and Servicing
                                Agreement or the related Trust Agreement, with
                                respect to a Series of Notes, the related Inden-
                                ture and the related Sale and Servicing
                                Agreement, as the context requires, and with
                                respect to a Series of Securities, the relevant
                                combination of Agreements for such Series. Each
                                Certificate of a Series will evidence an
                                interest in the Trust Fund or Trust Funds for
                                such Series, as specified in the related
                                Prospectus Supplement. Each Series of Securities
                                will consist of one or more Classes, each Class
                                may differ in, among other things, the amounts
                                allocated to and the priority of principal and
                                interest payments. The Securities of each Class
                                will be issued in fully registered form in the
                                denominations specified in the related
                                Prospectus Supplement. If so specified in the
                                related Prospectus Supplement, the Securities or
                                certain Classes of such Securities offered
                                thereby may be available in book-entry form
                                only.

Issuers.......................  Certain trust funds (each, a "Trust")
                                represented by The Money Store or its
                                affiliates, the primary assets of which will be
                                the right to receive payments and other
                                recoveries attributable to one or more Pools of
                                Loans and certain other Trust Assets.

Representative and Master
  Servicer....................  The Money Store Inc. ("The Money Store"), a New
                                Jersey corporation or certain of its affiliates.
                                The Prospectus Supplement relating to any Series
                                of Certificates and/or Notes will name the
                                entities (which may include The Money Store or
                                one of its affiliates and may additionally
                                include other unrelated entities) which will
                                act, directly or through one or more Sub-
                                Servicers (as defined herein), as master
                                servicers (each, in such capacity, the "Master
                                Servicer"), on the terms and conditions set
                                forth in the related Pooling and Servicing
                                Agreement or Sale and Servicing Agreement (a
                                "Sale and Servicing Agreement"). The principal
                                offices of The Money Store are located in Sacra-
                                mento, California and Union, New Jersey. See
                                "The Representative and the Originators."

The Trust Assets..............  The Securities will evidence fractional undivided ownership interests in or rights to
                                receive payments from certain Trusts further
                                described herein. The primary assets of each
                                Trust may consist of one or more pools (each, a
                                "Pool") of assets (the
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                                "Trust Assets"), which may include (i) the
                                Unguaranteed Interest of loans originated under
                                the U.S. Small Business Administration (the
                                "SBA") general business loan program created
                                under Section 7(a) of the Small Business Act of
                                1953 ("SBA Section 7(a) Loans"), (ii) loans made
                                to small businesses in connection with the
                                origination of an SBA Section 7(a) Loan, which
                                related SBA Section 7(a) Loan may or may not be
                                part of a Trust Fund (the "Section 7(a)
                                Companion Loans"), (iii) loans originated under
                                the SBA's 504 program ("SBA 504 Loans," and
                                collectively with the SBA Section 7(a) Loans and
                                the Section 7(a) Companion Loans, the "SBA
                                Loans") and (iv) loans originated pursuant to
                                the Conventional Commercial Loan Program (as
                                defined below) that have many similar
                                characteristics to SBA Section 7(a) Loans or SBA
                                504 Loans but were not originated pursuant to an
                                SBA program (the "Non-SBA Loans"). The SBA Loans
                                and the Non-SBA Loans are referred to herein
                                collectively as the "Loans".

                                The "Unguaranteed Interest" will equal (i) as to any SBA Section 7(a) Loan, all payments and other recoveries on such SBA Section 7(a) Loan not constituting the Guaranteed Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust and (ii) as to any Section 7(a) Companion Loan or SBA 504 Loan or Non-SBA Loan, all payments and other recoveries on such Section 7(a) Companion Loan,
                                SBA 504 Loan or Non-SBA Loan.

                                The payment terms of the Loans to be included in any Pool will be described in the related
                                Prospectus Supplement and may include any of the following features, combinations thereof or other features described in the related
                                Prospectus Supplement:

                                (a) Interest may be payable at a fixed rate (a
                                "Fixed Rate") or may be payable at a rate that
                                    is adjustable from time to time in relation
                                    to an index, that may be fixed for a period
                                    of time or under certain circumstances and
                                    is followed by an adjustable rate, a rate
                                    that otherwise varies from time to time, or
                                    a rate that is convertible from an
                                    adjustable rate to a fixed rate (each, an
                                    "Adjustable Rate"). The specified rate of
                                    interest on a Loan is its "Mortgage Interest
                                    Rate." Changes to an Adjustable Rate may be
                                    subject to periodic limitations, maximum
                                    rates, minimum rates or a combination of
                                    such limitations. Accrued interest may be
                                    deferred and added to the principal of a
                                    Loan for such periods and under such
                                    circumstances as may be specified in the
                                    related Prospectus Supplement. Loans may
                                    permit the payment of interest at a rate
                                    lower than the Mortgage Interest Rate for a
                                    period of time or for the life of the Loan,
                                    and the amount of any difference may be
                                    contributed from funds supplied by the
                                    seller of the properties securing the
                                    related Loan (the "Mortgaged Properties") or
                                    another source or may be
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                                    treated as accrued interest and added to the
                                    principal of the Loan.

                                (b) Principal may be payable on a level basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed
                                    amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon" payment). From time to time, principal may include interest that has been deferred and added to the principal balance of the Loan.

                                (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time
                                    ("graduated payments"), or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly pay-ments.

                                (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may adjust or decline over time, and may be prohibited for the life of the Loan or for certain periods ("Lockout
                                    Periods"). Certain Loans may permit
                                    prepayments after expiration of the
                                    applicable Lockout Period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepay-ments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain other transfers of the related Mortgaged Properties. Other
                                    Loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

                                The Mortgaged Properties relating to Loans may
                                be located in any one of the fifty states, the
                                District of Columbia, the Commonwealth of Puerto
                                Rico or any other commonwealth, territory or
                                possession of the United States. Unless
                                otherwise specified in the related Prospectus
                                Supplement, all of the Mortgaged Properties will
                                be covered by standard hazard insurance policies
                                ("Standard Hazard Insurance Policies") insuring
                                against losses due to fire and various other
                                causes. As set forth in the related Prospectus
                                Supplement, certain of the Loans underlying a
                                given Series of Securities may have been
                                originated by the Representative, the
                                Originators or affiliates thereof and certain
                                Loans may have been purchased by the
                                Representative, an Originator or an affiliate
                                thereof in the open market or in privately
                                negotiated transactions, including transactions
                                with entities affiliated with the
                                Representative.
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                                The SBA Section 7(a) Loans will have been
                                originated under Section 7(a) (the "Section 7(a)
                                Program") of the Small Business Act of 1953 (the
                                "SBA Act"). The Section 7(a) Program was
                                intended to encourage lenders to provide loans
                                to qualifying small businesses. To assist
                                qualified borrowers in obtaining more financing
                                when needed, the Originators originate Section
                                7(a) Companion Loans in conjunction with the
                                origination of an SBA Section 7(a) Loan to the
                                same borrower. Although the Section 7(a)
                                Companion Loan is not guaranteed by the SBA, it
                                is secured by a lien on collateral prior to the
                                lien of the related SBA Section 7(a) Loan.

                                The SBA has also established a program (the "SBA
                                504 Loan Program") to encourage lenders to provide fixed asset financing to qualifying small businesses. In the SBA 504 Loan Program, the Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA. The funds used by the SBA to originate its portion of an SBA 504 Loan are generated by issuing SBA-guaranteed debentures on behalf of a certified development company.

                                SBA Section 7(a) Loans originated by the
                                Originators generally range in size from $50,000 to $1.3 million. The maximum amount for a
                                Section 7(a) Companion Loans is currently
                                $1,750,000, although this amount may be
                                increased where the Originators believe the collateral or other factors warrant such increase. The maximum size of an SBA 504 Loan originated by the Originators is currently $1.75 million.

                                The Non-SBA Loans will have been originated or purchased by the Originators under the programs described under "The Trusts--Non-SBA Loans."

                                The Prospectus Supplement for each Series of
                                Securities will specify with respect to all
                                Loans expected to be included in the related
                                Pool as of the related closing date, among other
                                things, (i) the expected aggregate outstanding
                                principal balance and the expected average
                                outstanding principal balance of the Loans in
                                such Pool as of the date specified in the
                                Prospectus Supplement, (ii) the largest expected
                                principal balance and the smallest expected
                                principal balance of any of the Loans, (iii) the
                                types of Mortgaged Properties and/or other
                                assets securing the Loans, (iv) the original
                                terms to maturity of the Loans, (v) the expected
                                weighted average term to maturity of the Loans
                                as of the date specified in the Prospectus
                                Supplement and the expected range of the terms
                                to maturity, (vi) the earliest origination date
                                and latest maturity date of any of the Loans,
                                (vii) the expected weighted average
                                Loan-to-Value Ratio of the Loans, (viii) the
                                expected weighted average Mortgage Rate and
                                ranges of Mortgage Rates borne by the Loans,
                                (ix) in the case of Loans having
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                                Adjustable Rates, the expected weighted average
                                of the Adjustable Rates as of the date set forth
                                in the Prospectus Supplement and maximum
                                permitted Adjustable Rates, if any, (x) the
                                amount of any Guaranty Insurance Policy,
                                Mortgage Pool Insurance Policy, Special Hazard
                                Insurance Policy or Bankruptcy Bond (each as
                                defined herein) to be maintained with respect to
                                such Pool, (xi) the amount, if any, and terms of
                                any other credit enhancement or other derivative
                                instruments to be provided with respect to all
                                or any Loans or the Pool and (xii) the expected
                                geographic location of the Mortgaged Properties.

Pre-Funding Account...........  If provided in the related Prospectus
                                Supplement, the original principal amount of a
                                Series of Securities may exceed the principal
                                balance of the Trust Assets initially being
                                delivered to the Trustee. Cash in an amount up
                                to the amount of such difference (such amount,
                                the "Pre-Funded Amount") will be deposited into
                                a separate trust account (the "Pre-Funding
                                Account") maintained with the Trustee for the
                                benefit of the Holders. During the period set
                                forth in the related Prospectus Supplement (the
                                "Funding Period"), the Pre-Funded Amount in the
                                Pre-Funding Account may be used to purchase
                                additional Trust Assets for the related Trust
                                subject to the satisfaction of certain
                                conditions specified under the Agreements.

                                For a Trust that elects to be characterized as either a REMIC or a grantor trust under current federal income tax laws, the maximum length of the related Funding Period will not exceed three calendar months or 90 days, respectively, from the date of issuance of the Securities and otherwise the maximum length of the Funding
                                Period will not exceed the period set forth in the related Prospectus Supplement. The amount of the initial Pre-Funded Amount is intended not to exceed the aggregate principal balance of additional Trust Assets that the Representative anticipates will be acquired and conveyed to the Trust during the applicable Funding Period.

                                Prior to the conveyance of any additional Trust
                                Assets to the Trust, the Representative will be required to give notice of the additional Trust
                                Assets to be conveyed to the Trust to the Trustee(s) and any third-party credit enhancement provider. Upon the satisfaction of the conditions set forth in the Agreement, the Trustee will release from the Pre-Funding
                                Account the necessary funds to purchase the additional Trust Assets to be conveyed to the Trust on such date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period, such amount, in the amounts and in the manner specified in the related Prospectus Supplement, will be used to prepay some or all Classes of the related Series of Certificates and/or Notes.

Multi-Party Agreement.........  In connection with each issuance of Securities relating to SBA Section 7(a) Loans, the
                                applicable Originators, the Master Servicer and
                                the Trustee will enter into an agreement (the
                                "Multi-Party Agreement"), which will set forth
                                the relationship
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                                of the parties with respect to the SBA Section
                                7(a) Loans and the proceeds thereof and the
                                consent of the SBA to the transactions
                                contemplated by the related Agreement.

Revolving Period and
  Amortization Period;
  Retained Interest...........  If the related Prospectus Supplement so provides, there may be a period commencing on
                                the date of issuance of a Class or Classes of
                                Notes and/or Certificates of a Series and ending
                                on the date set forth in the related Prospectus
                                Supplement (each, a "Revolving Period") during
                                which limited or no principal payments will be
                                made to one or more Classes of Notes and/or
                                Certificates of the related Series as are
                                identified in such Prospectus Supplement. Some
                                or all collections of principal otherwise
                                allocated to such Classes of Notes or
                                Certificates may be (i) utilized during the
                                Revolving Period to acquire additional Trust
                                Assets which satisfy the criteria described
                                under "The Trusts--General" and the criteria set
                                forth in the related Prospectus Supplement, (ii)
                                held in an account and invested in Permitted
                                Investments (as defined herein), for later
                                distribution to Securityholders, (iii) applied
                                to those Notes or Certificates for such Series,
                                if any, specified in the related Prospectus
                                Supplement as then are in amortization, or (iv)
                                otherwise applied as specified in the related
                                Prospectus Supplement.

                                An "Amortization Period" is the period during which an amount of principal is payable to Holders of Securities which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related
                                Prospectus Supplement, during an Amortization
                                Period all or a portion of principal collections on the Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes and/or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal.
                                In addition, if so specified in the related
                                Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more
                                Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes and/or
                                Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization
                                Period.

                                Each Series which has a Revolving Period may
                                also issue to the Representative or one of its
                                affiliates a certificate evidencing an undivided
                                beneficial interest (a "Retained Interest") in
                                such Series not represented by the other
                                Securities issued by the related Trusts. As
                                further described in the related Prospectus
                                Supplement, the value of such Retained Interest
                                will fluctuate as the amount of Notes and
                                Certificates of the related Series of Securities
                                outstanding is reduced.
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Description of the Certificates...  Each Certificate will represent a fractional undivided ownership interest in the Trust created pursuant to the
                                    related Agreement. The primary assets of such Trust will
                                    be a Pool of Loans and certain other Trust Assets. The
                                    Certificates of any Series may be issued in one or more
                                    Classes, as specified in the related Prospectus
                                    Supplement. A Series of Certificates may include one or
                                    more Classes of senior Certificates (collectively,
                                    "Senior Certificates") which receive certain
                                    preferential treatment specified in the related
                                    Prospectus Supplement with respect to one or more
                                    Classes of subordinate Certificates (collectively, the
                                    "Subordinated Certificates"). In addition, a Series may
                                    include one or more Series entitled to (i) principal
                                    payments with disproportionate, nominal or no interest
                                    payments or (ii) interest payments with
                                    disproportionate, nominal or no principal payments (such
                                    Certificates, "Strip Certificates"). Certain Series or
                                    Classes of Certificates may be covered by a Guaranty
                                    Insurance Policy, Mortgage Pool Insurance Policy,
                                    Special Hazard Insurance Policy, Bankruptcy Bond or
                                    other insurance policies, cash accounts, letters of
                                    credit, financial guaranty insurance policies, third
                                    party guarantees, supplemental interest payments or
                                    other forms of credit enhancement or maturity
                                    protection, or derivative products, as described herein
                                    and in the related Prospectus Supplement.

                                    Each Class of Certificates within a Series will evidence
                                    the interests specified in the related Prospectus
                                    Supplement, which may (i) include the right to receive
                                    distributions allocable only to principal, only to
                                    interest or to any combination thereof; (ii) include the
                                    right to receive distributions only of prepayments of
                                    principal throughout the lives of the Certificates or
                                    during specified periods; (iii) be subordinated in its
                                    right to receive distributions of scheduled payments of
                                    principal, prepayments of principal, interest or any
                                    combination thereof to one or more other Classes of
                                    Certificates of such Series throughout the lives of the
                                    Certificates or during specified periods or may be
                                    subordinated with respect to certain losses or
                                    delinquencies; (iv) include the right to receive such
                                    distributions only after the occurrence of events
                                    specified in the Prospectus Supplement; (v) include the
                                    right to receive distributions in accordance with a
                                    schedule or formula or on the basis of collections from
                                    designated portions of the assets in the related Trust;
                                    (vi) include, as to Certificates entitled to
                                    distributions allocable to interest, the right to
                                    receive interest at a fixed rate or a floating rate; and
                                    (vii) include, as to Certificates entitled to
                                    distributions allocable to interest, the right to
                                    distributions allocable to interest only after the
                                    occurrence of events specified in the related Prospectus
                                    Supplement, and in each case, may accrue interest until
                                    such events occur, as specified in such Prospectus
                                    Supplement. The timing and amounts of such distributions
                                    may vary among Classes, over time, or otherwise as
                                    specified in the related Prospectus Supplement. The
                                    Pass-Through Rate for a Class of Certificates that pay
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                                    interest based upon a floating rate of interest, as
                                    specified in the related Prospectus Supplement, may base
                                    such floating rate upon any of following: (i) the
                                    auction procedures for Auction Rate Securities described
                                    herein, (ii) LIBOR plus an amount set forth in the
                                    related Prospectus Supplement, (iii) the T-Bill Rate
                                    plus an amount set forth in the related Prospectus
                                    Supplement, (iv) the Prime Rate plus an applicable
                                    spread, as set forth in the related Prospectus
                                    Supplement, or (v) any such other method or procedures
                                    used to determine the floating rate of interest as may
                                    be described in the applicable Prospectus Supplement.

                                    The Certificates will be issuable in fully registered
                                    form, in minimum denominations of $1,000 and integral
                                    multiples of $1,000 in excess thereof (or such other
                                    amounts as may be set forth in a Prospectus Supplement),
                                    except that one Certificate of each Class may be issued
                                    in a different denomination. See "Description of
                                    Securities."

                                    With respect to any Series of Securities including one
                                    or more Classes of Notes, distributions in respect of
                                    the Certificates may be subordinated in priority of
                                    payment to payments on the Notes of such Series, to the
                                    extent specified in the related Prospectus Supplement.

Description of the Notes..........  Any Series of Securities may include one or more Classes of Notes, as specified in the related Prospectus
                                    Supplement, each of which will be issued pursuant to an
                                    Indenture and will be treated as debt obligations of the
                                    related Trust.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples of $1,000
                                    (or such other accounts as may be set forth in a
                                    Prospectus Supplement), except that one Note of each
                                    Class may be issued in a different denomination, in
                                    book-entry form or in definitive form, as specified in
                                    the related Prospectus Supplement. See "Description of
                                    the Securities."

                                    Each Class of Notes will have a stated principal amount
                                    and will bear interest at the Interest Rate or Rates as
                                    specified in the related Prospectus Supplement, which
                                    may be different for each Class of Notes and may be
                                    fixed, variable, adjustable, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate for each Class of Notes or the
                                    method for determining the Interest Rate. The Interest
                                    Rate for a Class of Notes that pay interest based upon a
                                    floating rate of interest, as specified in the related
                                    Prospectus Supplement, may base such floating rate upon
                                    any of the following: (i) the auction procedures for
                                    Auction Rate Securities described herein, (ii) LIBOR
                                    plus an amount set forth in the related Prospectus
                                    Supplement, (iii) the T-Bill Rate plus an amount set
                                    forth in the related Prospectus Supplement, (iv) the
                                    Prime Rate plus an applicable spread, as set forth in
                                    the related Prospectus Supplement, or (v) any such other
                                    method or procedures used to determine the floating rate
                                    of interest as may be described in the
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                                    applicable Prospectus Supplement. Each Note may also
                                    represent a fractional undivided interest in, or be
                                    entitled to receive payments from, monies on deposit, if
                                    any, in the Pre-Funding Account as specified in the
                                    related Prospectus Supplement and any other account
                                    established for the benefit of Noteholders, as specified
                                    in the related Prospectus Supplement.

                                    A Series may include two or more Classes of Notes which
                                    differ as to the timing and priority of payment,
                                    seniority, allocations of loss, Interest Rate or amount
                                    of payments of principal or interest, or as to which
                                    payments of principal or interest may or may not be made
                                    upon the occurrence of specified events or on the basis
                                    collections from designated portions of the Trust Assets
                                    for such Series. In addition, a Series may include one
                                    or more Classes of Notes entitled to (i) principal
                                    payments with disproportionate, nominal or no interest
                                    payments or (ii) interest payments with
                                    disproportionate, nominal or no principal payments (such
                                    Notes, "Strip Notes"). A Series of Notes may include one
                                    or more Classes of senior Notes (collectively, "Senior
                                    Notes") which receive certain preferential treatment
                                    specified in the related Prospectus Supplement with
                                    respect to one or more Classes of subordinate Notes
                                    (collectively, the "Subordinated Notes"). Certain Series
                                    or Classes of Notes may be covered by a Guaranty
                                    Insurance Policy, Mortgage Pool Insurance Policy,
                                    Special Hazard Insurance Policy, Bankruptcy Bond or
                                    other insurance policies, cash accounts, letters of
                                    credit, financial guaranty insurance policies, third
                                    party guarantees, supplemental interest payments or
                                    other forms of credit enhancement or maturity protection
                                    or derivative instruments, as described herein and in
                                    the related Prospectus Supplement.

Credit Enhancement................  The Trust Assets in a Trust or the Securities of one or
                                    more Classes in the related Series may have the benefit
                                    of one or more types of credit enhancement, as described
                                    in the related Prospectus Supplement. The protection
                                    against losses afforded by any such credit support may
                                    be limited. Such credit enhancement may include one or
                                    more of the following types:

A. Subordination and Reserve
   Accounts.......................  The rights of all Certificateholders will be subordinated to the rights of all Noteholders of a
                                    Series to receive distributions to the extent described
                                    in the related Prospectus Supplement, with respect to
                                    the Trust Assets and other assets in the related Trust.
                                    The rights of the holders of Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be
                                    (collectively, "Subordinated Securities"), of a Series
                                    to receive distributions will be subordinated to the
                                    rights of the holders of the Senior Certificates and/or
                                    Senior Notes, as the case may be (collectively, "Senior
                                    Securities"), of the same Series to receive
                                    distributions to the extent described in the related
                                    Prospectus Supplement. This subordination is intended to
                                    enhance the likelihood of regular receipt by holders of
                                    Senior Securities of the full amount of payments which
                                    such holders would be entitled to receive if
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                                    there had been no losses or delinquencies. The
                                    protection afforded to the holders of Senior Securities
                                    through subordination may be accomplished by the
                                    preferential right of such holders to receive, prior to
                                    any distribution being made in respect of the related
                                    Subordinated Securities the amounts of principal and
                                    interest due to them on each Remittance Date out of the
                                    funds available for distribution on such date in the
                                    related Distribution Account (as defined herein) to the
                                    extent described in the related Prospectus Supplement.
                                    The protection afforded to the holders of Senior
                                    Securities through subordination also may be
                                    accomplished by allocating certain types of losses or
                                    delinquencies to the related Subordinated Securities to
                                    the extent described in the related Prospectus
                                    Supplement.

                                    If so specified in the related Prospectus Supplement,
                                    the same Class of Securities may constitute Senior
                                    Certificates and/or Senior Notes, as the case may be,
                                    with respect to certain types of payments or certain
                                    losses or delinquencies and Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, with
                                    respect to other types of payments or losses or
                                    delinquencies. If so specified in the related Prospectus
                                    Supplement, subordination may apply only in the event of
                                    certain types of losses not covered by other forms of
                                    credit support, such as hazard losses not covered by
                                    Standard Hazard Insurance Policies or losses due to the
                                    bankruptcy of a Mortgagor not covered by a Bankruptcy
                                    Bond. If further specified in the related Prospectus
                                    Supplement, one or more reserve accounts (each, a
                                    "Reserve Account") may be established and maintained, in
                                    whole or in part, by the deposit therein of
                                    distributions allocable to the holders of Subordinated
                                    Certificates and/or Subordinated Notes, as the case may
                                    be, for a specified time or until a specified level is
                                    reached. The related Prospectus Supplement will set
                                    forth information concerning the amount of subordination
                                    of a Class or Classes of Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, in a
                                    Series, the circumstances in which such subordination
                                    will be applicable, the manner, if any, in which the
                                    amount of subordination will decrease over time, the
                                    manner of funding any Reserve Account, and the
                                    conditions under which amounts in any such Reserve
                                    Account will be used to make distributions to holders of
                                    Senior Certificates and/or Senior Notes, as the case may
                                    be, or released to holders of Subordinated Certificates
                                    and/or Subordinated Notes, as the case may be, from the
                                    related Trust.

B. Guaranty Insurance Policy......  A certificate or note guaranty insurance policy (each a
                                    "Guaranty Insurance Policy") may be obtained and
                                    maintained for each Class or Series of Certificates
                                    and/or Notes. Guaranty Insurance Policies generally
                                    unconditionally and irrevocably guarantee that the full
                                    amount of the distributions of principal and interest
                                    ("Insured Payments"), as well as any other amounts
                                    specified in the related Prospectus Supplement, will be
                                    received by an agent of the Trustee, for distribution by
                                    the Trustee to the
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                                       15
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
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                                    Holders of the covered Securities. Guaranty Insurance
                                    Policies may have certain limitations set forth in the
                                    related Prospectus Supplement, including (but not
                                    limited to) limitations on the insurer's obligation to
                                    guarantee the Master Servicer's obligation to repurchase
                                    or substitute for any Loans, to guarantee any specified
                                    rate of prepayments or to provide funds to redeem
                                    Securities on any specified date.

C. Spread Amount..................  If so specified in the related Prospectus Supplement, certain Classes of Certificates and/or Notes may be
                                    entitled to receive limited acceleration of principal
                                    relative to the amortization of the related Trust
                                    Assets. The accelerated amortization will be achieved by
                                    applying certain excess interest collected on the Trust
                                    Assets to the payment of principal on such Classes of
                                    Securities. This acceleration feature is intended to
                                    create an amount (the "Spread Amount"), resulting from,
                                    and generally equal to, the excess of the aggregate
                                    principal balances of the applicable Trust Assets over
                                    the principal balances of the applicable Classes of
                                    Securities. Once the required Spread Amount is reached,
                                    and subject to the provisions described in the next
                                    sentence and in the related Prospectus Supplement, the
                                    acceleration feature will cease, unless necessary to
                                    maintain the required level of the Spread Amount. The
                                    applicable Agreement may provide that, subject to
                                    certain floors, caps and triggers, the required level of
                                    the Spread Amount may increase or decrease over time. An
                                    increase would result in a temporary period of
                                    accelerated amortization of the applicable Classes of
                                    Securities to increase the actual level of the Spread
                                    Amount to its required level; a decrease would result in
                                    a temporary period of decelerated amortization to reduce
                                    the actual level of the Spread Amount to its required
                                    level. An Agreement also may provide that after one or
                                    more Classes of Securities have been paid to the
                                    required level of the Spread Amount, excess interest,
                                    together with certain other excess amounts, may be
                                    applied to make-up shortfalls in, or accelerate the
                                    amortization of, other Classes of Securities.

D. Mortgage Pool Insurance
  Policy..........................  A mortgage pool insurance policy or policies ("Mortgage
                                    Pool Insurance Policy") may be obtained and maintained
                                    for each Series pertaining to Loans, limited in scope,
                                    covering defaults on the related Loans in an initial
                                    amount equal to a specified percentage of the aggregate
                                    principal balance of all Loans included in the Pool as
                                    of the Cut-Off Date or such other date as is specified
                                    in the related Prospectus Supplement.

E. Special Hazard Insurance
  Policy..........................  In the case of Loans certain physical risks that are not otherwise insured against by Standard Hazard Insurance
                                    Policies may be covered by a special hazard insurance
                                    policy or policies (a "Special Hazard Insurance
                                    Policy"). The level of coverage of each Special Hazard
                                    Insurance Policy will be specified in the related
                                    Prospectus Supplement.
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                                       16
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F. Bankruptcy Bonds...............  A mortgagor bankruptcy bond or bonds ("Bankruptcy Bond")
                                    may be obtained to cover certain losses resulting from a
                                    reduction by a bankruptcy court of scheduled payments of
                                    principal or interest on a Loan or a reduction by such
                                    court of the principal amount of a Loan, and will cover
                                    certain unpaid interest on the amount of such a
                                    principal reduction. The level of coverage of each
                                    Bankruptcy Bond will be specified in the related
                                    Prospectus Supplement.

G. Cross Support..................  If so specified in the Prospectus Supplement, the ownership interests of separate Trusts or separate
                                    groups of assets may be evidenced by separate Classes of
                                    the related Series of Certificates and/or Notes. In such
                                    case, credit support may be provided by a cross-support
                                    feature which requires that distributions be made with
                                    respect to certain Certificates and/or Notes evidencing
                                    interests in one or more Trusts or asset groups prior to
                                    distributions to other Certificates and/or Notes
                                    evidencing interests in other asset groups or Trusts. If
                                    specified in the related Prospectus Supplement, the
                                    coverage provided by one or more forms of credit support
                                    may apply concurrently to two or more separate Trusts,
                                    without priority among such Trusts, until the credit
                                    support is exhausted. If applicable, the Prospectus
                                    Supplement will identify the Trusts or asset groups to
                                    which such credit support relates and the manner of
                                    determining the amount of the coverage provided thereby
                                    and of the application of such coverage to the
                                    identified Trusts or asset groups.

H. Supplemental Interest
  Payments........................  If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or Notes may be
                                    entitled to receive supplemental interest payments under
                                    specified circumstances. Supplemental interest payments
                                    will be available to fund some or all of the difference,
                                    if any, between the interest owed to a Class of
                                    Securities on a Remittance Date and the interest that
                                    would be available to pay such interest assuming no
                                    defaults or delinquencies on the Trust Assets. Such
                                    differences may result if the interest rates on the
                                    applicable Classes of Securities are based upon an index
                                    that differs from the index used in determining the
                                    interest rates on the Trust Assets. Except as otherwise
                                    provided in a Prospectus Supplement, supplemental inter-
                                    est payments will not be available to fund shortfalls
                                    resulting from delinquencies or defaults on the Trust
                                    Assets.

I. Maturity Protection............  If so specified in the Prospectus Supplement, one or more Classes of Certificates and/or Notes may be
                                    entitled to third-party payments to help provide that
                                    the holders of such Securities receive their unpaid
                                    principal on or prior to a specified date.

J. The Guaranty...................  If so specified in the Prospectus Supplement, and in order to provide additional credit enhancement, The
                                    Money Store may provide a guaranty of amounts due on
                                    certain Classes of Certificates and/or Notes. The amount
                                    and formula for calculating such guaranty shall be as
                                    set forth in the Prospectus Supplement.
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                                       17
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K. Other Insurance, Guarantees,
   Swaps, and Similar Instruments
   or Agreements..................  If specified in the related Prospectus Supplement, a
                                    Trust may include in lieu of some or all of the
                                    foregoing or in addition thereto letters of credit,
                                    financial guaranty insurance policies, other third party
                                    guarantees, limited guarantees or insurance from
                                    agencies or instrumentalities of the United States, and
                                    other arrangements for maintaining timely payments or
                                    providing additional protection against losses on the
                                    assets included in such Trust, paying administrative
                                    expenses, or accomplishing such other purpose as may be
                                    described in the Prospectus Supplement. The Trust may
                                    include a guaranteed investment contract or reinvestment
                                    agreement pursuant to which funds held in one or more
                                    accounts will be invested at a specified rate.

                                    If any Class of Securities has a floating interest rate,
                                    or if any of the Trust Assets has a floating interest
                                    rate, the Trust may include an interest rate swap
                                    contract, an interest rate cap agreement or similar
                                    hedge contract providing limited protection against
                                    interest rate risks. If provided in the related Pro-
                                    spectus Supplement, interest and/or principal on one or
                                    more Classes of the Securities of a Series may be paid
                                    to Holders thereof in a currency other than U.S.
                                    dollars. If so provided, the Trust may, in connection
                                    therewith, enter into one or more currency rate swaps to
                                    provide limited protection against foreign currency rate
                                    fluctuation risks. One or more Classes of Securities
                                    also may be issued in conjunction with a put or call
                                    feature entitling (in the case of a put) or obligating
                                    (in the case of a call) the applicable Securityholders
                                    to sell some or all of its Securities to the party named
                                    in the applicable Prospectus Supplement on the date or
                                    dates set forth therein. Any such arrangements must be
                                    acceptable to each nationally recognized rating agency
                                    that provides a rating for the related Series of
                                    Securities (the "Rating Agency").

Monthly Advances..................  If so specified in the related Prospectus Supplement, the Master Servicer will be required under each
                                    Agreement to remit to the Trustee no later than the day
                                    of each month which is at least three business days
                                    prior to the Remittance Date and is in no case earlier
                                    than the seventh business day of such month (the
                                    "Determination Date") the amount (a "Monthly Advance"),
                                    if any, by which (a) the sum of (x) 30 days' interest at
                                    the weighted average Adjusted Loan Remittance Rate (as
                                    defined herein under "Description of the
                                    Securities--Monthly Advances and Compensating Interest")
                                    on the then outstanding principal balance of the related
                                    Series of Certificates and/or Notes and (y) the amount,
                                    if any, required to be deposited into the related
                                    Reserve Account (as specified in the related Prospectus
                                    Supplement) for the related Remittance Date exceeds (b)
                                    the amount received by the Master Servicer in respect of
                                    interest on the Loans as of the related Record Date
                                    (less certain amounts not required to be deposited into
                                    the related Trust). Such advances
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                                    by the Master Servicer are reimbursable in the first
                                    instance from late collections of interest, including
                                    amounts received in connection with the liquidation of
                                    defaulted Loans ("Liquidation Proceeds"), amounts paid
                                    by any insurer pursuant to any insurance policy covering
                                    a Loan, Mortgaged Property or REO Property ("Insurance
                                    Proceeds"), and proceeds received by the Master Servicer
                                    in connection with condemnation, eminent domain or a
                                    release of lien ("Released Mortgaged Property Proceeds")
                                    collected with respect to the related Loans as to which
                                    the advances were made, and certain other amount that
                                    would otherwise be distributed on the Securities. The
                                    Master Servicer will not be required to make any Monthly
                                    Advances which it determines, in good faith, would be
                                    nonrecoverable from amount received in respect of the
                                    Loans. See "Description of the Securities--Monthly
                                    Advances and Compensating Interest."

Compensating Interest.............  If so specified in the related Prospectus Supplement, with respect to each Loan as to which the Master
                                    Servicer receives a principal payment in full in advance
                                    of the final scheduled due date (a "Principal
                                    Prepayment") or receives a principal payment that
                                    exceeds the scheduled payment by a specified multiple,
                                    but which was not intended by the Mortgagor to satisfy
                                    the Loan in full or to cure a delinquency (a
                                    "Curtailment"), the Master Servicer will be required to
                                    remit to the Trustee, from amounts otherwise payable to
                                    the Master Servicer as servicing compensation, an amount
                                    ("Compensating Interest") equal to any excess of (a) 30
                                    days' interest on the principal balance of each such
                                    Loan as of the beginning of the related Due Period at
                                    the applicable weighted average Adjusted Loan Remittance
                                    Rate over (b) the amount of interest actually received
                                    on the related Loan during such Due Period (less certain
                                    amounts not required to be deposited into the related
                                    Trust).

Optional Termination..............  The Master Servicer, certain insurers, the holders of certain Classes of Certificates or Notes, or certain
                                    other entities specified in the related Prospectus
                                    Supplement may have the option to effect early
                                    retirement of a Series of Securities through the
                                    purchase of the related Trust Assets and other assets in
                                    the related Trust under the circumstances and in the
                                    manner described in "The Agreement--Termination;
                                    Purchase of Loans."

Mandatory Termination.............  The Trustee, the Master Servicer or certain other entities specified in the related Prospectus Supplement
                                    may be required to effect early retirement of a Series
                                    of Securities under the circumstances and in the manner
                                    specified in the related Prospectus Supplement and
                                    herein under "The Agreement--Termination; Purchase of
                                    Loans."
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Trustee...........................  The trustee or trustees under any Agreement relating to a Series of Securities (each, a "Trustee") will be
                                    specified in the related Prospectus Supplement.
                                    Additionally, any Co-Trustees, Custodians or
                                    Co-Custodians will be set forth in the related
                                    Prospectus Supplement.

Federal Income Tax Consequences...  The federal income tax consequences of the purchase, ownership and disposition of the Securities of each
                                    series will depend on whether an election is made to
                                    treat the corresponding Trust (or certain assets of the
                                    Trust) as a "real estate mortgage investment conduit"
                                    ("REMIC") under the Internal Revenue Code of 1986, as
                                    amended (the "Code"), and, if such election is not made,
                                    whether the Trust is structured and intended to be
                                    treated as a grantor trust, a partnership or otherwise.

                                    REMIC.  If an election is to be made to treat the Trust
                                    (or certain assets of the Trust) for a Series of
                                    Securities as a REMIC for federal income tax purposes,
                                    the related Prospectus Supplement will specify which
                                    Class or Classes thereof will be designated as regular
                                    interests in the REMIC ("REMIC Regular Certificates")
                                    and which class of Certificates will be designated as
                                    the residual interest in the REMIC ("REMIC Residual Cer-
                                    tificates"). To the extent provided herein and in the
                                    related Prospectus Supplement, in the opinion of Stroock
                                    & Stroock & Lavan LLP, special federal tax counsel
                                    ("Federal Tax Counsel"), Certificates representing an
                                    interest in the REMIC generally will be considered "real
                                    estate assets" for purposes of Section 856(c)(4)(A) of
                                    the Code and assets described in Section 7701(a)(19)(C)
                                    of the Code.

                                    In the opinion of Federal Tax Counsel, for federal
                                    income tax purposes, REMIC Regular Certificates
                                    generally will be treated as debt obligations of the
                                    Trust with payment terms equivalent to the terms of such
                                    Certificates. Holders of REMIC Regular Certificates will
                                    be required to report income with respect to such
                                    Certificates under an accrual method, regardless of
                                    their normal tax accounting method. Original issue
                                    discount, if any, on REMIC Regular Certificates will be
                                    includible in the income of the Holders thereof as it
                                    accrues, in advance of receipt of the cash attributable
                                    thereto, which rate of accrual will be determined based
                                    on a reasonable assumed prepayment rate. The REMIC
                                    Residual Certificates generally will not be treated as
                                    evidences of indebtedness for federal income tax
                                    purposes, but instead as representing rights to the
                                    taxable income or net loss of the REMIC.

                                    Each holder of a REMIC Residual Certificate will be
                                    required to take into account separately its pro rata
                                    portion of the REMIC's taxable income or loss. Certain
                                    income of a REMIC (referred to as "excess inclusions")
                                    generally may not be offset by such a holder's net
                                    operating loss carryovers or other deductions, and in
                                    the case of a tax-exempt holder of a REMIC
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                                       20
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
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                                    Residual Certificate will be treated as "unrelated
                                    business taxable income." In certain situations,
                                    particularly in the early years of a REMIC, holders of a
                                    REMIC Residual Certificate may have taxable income, and
                                    possibly tax liabilities with respect to such income, in
                                    excess of cash distributed to them. "DISQUALIFIED
                                    ORGANIZATIONS," AS DEFINED IN "FEDERAL INCOME TAX CONSE-
                                    QUENCES--REMIC RESIDUAL CERTIFICATES--TAX ON DISPOSITION
                                    OF REMIC RESIDUAL CERTIFICATES; RESTRICTION ON TRANSFER;
                                    HOLDING BY PASS-THROUGH ENTITIES," ARE PROHIBITED FROM
                                    ACQUIRING OR HOLDING ANY BENEFICIAL INTEREST IN THE
                                    REMIC RESIDUAL CERTIFICATES.

                                    GRANTOR TRUST.  If no election is to be made to treat
                                    the Trust for a series of Certificates ("Non-REMIC
                                    Certificates") as a REMIC, the Trust may be classified
                                    as a grantor trust for federal income tax purposes and
                                    not as an association taxable as a corporation or a
                                    taxable mortgage pool. In the opinion of Federal Tax
                                    Counsel, holders of Non-REMIC Certificates will be
                                    treated for such purposes, subject to the possible
                                    application of the stripped bond rules, as owners of
                                    undivided interests in the related Trust Assets,
                                    generally will be required to report as income their pro
                                    rata share of the entire gross income (including amounts
                                    paid as reasonable servicing compensation) from the
                                    Trust Assets and will be entitled, subject to certain
                                    limitations, to deduct their pro rata share of expenses
                                    of the Trust.

                                    To the extent provided in the related Prospectus
                                    Supplement, Non-REMIC Certificates may represent "real
                                    estate assets" for purposes of Section 856(c)(4)(A) of
                                    the Code and "Loans . . . principally secured by an
                                    interest in real property" within the meaning of Section
                                    7701(a)(19)(C)(v) of the Code.

                                    PARTNERSHIP.  If no election is to be made to treat the
                                    Trust for a Series as a REMIC and it is so specified in
                                    the related Prospectus Supplement, the Trust generally
                                    will be treated as a partnership for federal income tax
                                    purposes, and Federal Tax Counsel will deliver its
                                    opinion generally to the effect that the Trust will not
                                    be an association (or publicly traded partnership)
                                    taxable as a corporation, or a taxable mortgage pool,
                                    for federal income tax purposes. Each Noteholder, by the
                                    acceptance of a Note of such Series, will agree to treat
                                    such Note as indebtedness, and each Certificateholder,
                                    by the acceptance of a Certificate of such series,
                                    generally will agree to treat the related Trust as a
                                    partnership in which such Certificateholder is a partner
                                    for federal income and state tax purposes.

                                    Investors are advised to consult their tax advisors and
                                    to review "Federal Income Tax Consequences" herein and,
                                    if applicable, in the related Prospectus Supplement.

ERISA Considerations..............  Fiduciaries of employee benefit plans or other retirement plans or arrangements, including individual
                                    retirement accounts, certain Keogh plans, and collective
                                    investment funds, separate accounts and insurance
                                    company general accounts in which such
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                                       21
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
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                                    plans, accounts or arrangements are invested, that are
                                    subject to the Employee Retirement Income Security Act
                                    of 1974, as amended ("ERISA"), or Section 4975 of the
                                    Code should carefully review with their legal advisors
                                    whether an investment in Securities will cause the
                                    assets of the related Trust to be considered plan assets
                                    under the Department of Labor ("DOL") regulations set
                                    forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset
                                    Regulations"), thereby subjecting the Trustee and the
                                    Master Servicer to the fiduciary investment standards of
                                    ERISA, and whether the purchase, holding or transfer of
                                    Securities gives rise to a transaction that is
                                    prohibited under ERISA or subject to the excise tax
                                    provisions of Section 4975 of the Code, unless a DOL
                                    administrative exemption applies. See "ERISA Considera-
                                    tions."

Legal Investment..................  Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby
                                    will constitute "mortgage-related securities" for
                                    purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984 ("SMMEA") and whether they will be legal
                                    investments for certain types of institutional investors
                                    under SMMEA. See "Legal Investment" herein.

Registration of Securities........  Securities may be represented by global certificates and/or notes registered in the name of Cede, as nominee
                                    of DTC, or another nominee. In such case,
                                    Securityholders will not be entitled to receive
                                    definitive certificates and/or notes representing such
                                    Holders' interests, except in certain circumstances
                                    described in the related Prospectus Supplement. See
                                    "Description of the Securities--Book-Entry Registration"
                                    herein.
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                                       22

                                  RISK FACTORS

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Securities will develop or, if a secondary market does develop, that it will provide Holders of the Securities with liquidity of investment or that it will continue for the lives of the Securities. In addition, transfers of certain Classes of Securities may be restricted as set forth in the related Prospectus Supplement.

BOOK-ENTRY REGISTRATION

    Issuance of the Certificates and/or Notes in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain physical certificates or notes.

    Since transactions in Certificates and Notes will, in most cases, be able to be effected only through DTC, Direct or Indirect Participants and certain banks, the ability of a Securityholder to pledge a Certificate or Note to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities may be limited due to lack of a physical certificate representing such Securities.

    Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants or such other entities as described in the related Prospectus Supplement. See "Description of the Securities--Book-Entry Registration."

NATURE OF SECURITY

    Certain of the Loans will be loans secured by junior liens subordinate to the rights of the mortgagee under each related senior mortgage. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a junior mortgage loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a mortgagee may not foreclose on the mortgaged property unless it forecloses subject to any related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing mortgage loans in their portfolios, it has been the Originators' practice to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that they determine any amounts so paid will be recoverable from future payments and collections on the mortgage loans or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of the Loans--Foreclosure/Repossession."

    An overall decline in the market value of residential or commercial real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Loans which are junior mortgage loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. Such a decline could extinguish the interest of the related Trust in the Mortgaged Property before having any effect on the interest of the related senior mortgagee. The Representative will not be able to quantify the impact of any property value declines on the Loans or predict whether, to what extent or how long such declines may continue. In periods of such declines, the actual rates of delinquencies, foreclosures and losses on the Loans could be higher than those historically experienced in the mortgage lending industry in general.

    Certain of the Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment which will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Loan. The ability of a Mortgagor to refinance such a Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property and other collateral securing the Loan, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor and the tax laws and general economic conditions at the time.

    Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Representative, the Originators, the Master Servicer or the Trustee will be obligated to provide funds to refinance any Loan.

    General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan, thus either delaying or permanently limiting the amount received by the Trust with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Loan may not be recoverable.

    Even assuming that the Mortgaged Properties and other collateral securing a Loan provide adequate security for the Loans, substantial delays could be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property or to obtain Liquidation Proceeds (net of expenses) sufficient to repay all amounts due on the related Loan. The Master Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Loan and not yet repaid, including payments to prior lienholders, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties and other collateral securing a Loan fail to provide adequate security for the Loans and insufficient funds are available from applicable Credit Enhancement, Securityholders could experience a loss on their investment.

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan.

ENVIRONMENTAL CONSIDERATIONS

    Under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or which, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as a Trust) which, under the terms of the Agreement, is not required to take an active role in operating the Mortgaged Properties. See "Certain Legal Aspects of the Loans--Environmental Considerations."

    In each Agreement the Originators will represent and warrant that at the time of origination of each Loan, the related commercial real property was below regulatory agency action levels of contamination from toxic substances or hazardous wastes and that as of the Cut-Off Date, the Originators have no knowledge of any contamination from toxic substances or hazardous wastes on any commercial real property, except for commercial real property subject to ongoing environmental rehabilitation. The Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes (unless subject to ongoing environmental rehabilitation), it will not foreclose upon the related Loan until after it obtains a Phase I environmental report. See "The Agreements--Representations and Warranties" herein.

    Beginning in November 1995, the SBA approved a program that allows lenders, subject to certain conditions, to take as collateral commercial real property that is subject to ongoing environmental rehabilitation. These conditions include the lender identifying a party that has accepted responsibility for, and has commenced clean-up under, an environmental rehabilitation program approved by the appropriate regulatory agency. The party responsible for clean-up must execute an indemnity agreement approved by the SBA, which agreement holds such party accountable for completing all required remediation. The indemnity agreement inures to the benefit of subsequent holders of the property. The lender must obtain adequate financial data on the indemnitor indicating that the indemnitor will be able to complete the required remediation.

PRE-FUNDING ACCOUNTS

    If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities.

    The ability of a Trust Fund to obtain subsequent Loans during the related Pre-Funding Period will be dependent on the ability of the Originators to originate or acquire Loans that satisfy the requirements for transfer to the Trust Fund. The ability of the Originators to originate or acquire such Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perception of general economic conditions.

PREPAYMENT CONSIDERATIONS

    The Loans may be prepaid in full or in part at any time. The rate of prepayments of the Loans cannot be predicted and may be affected by a wide variety of economic, social, and other factors, including prevailing interest rates and the availability of alternative financing. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

THE STATUS OF THE LOANS IN THE EVENT OF BANKRUPTCY OF AN ORIGINATOR

    The Originators believe that upon the sale of a Series of Certificates and/or Notes to an independent third party for fair value and without recourse, such sale will constitute an absolute and unconditional sale of such Certificates and/or Notes and the interests in the Loans evidenced thereby. However, in the event of the bankruptcy of an Originator at a time when it or any affiliate thereof holds any interest in the Loans, a trustee in bankruptcy or other creditor could attempt to recharacterize the sale of the Loans as a borrowing by such Originator or any such affiliate with the result that Securities are deemed to be creditors of such Originator or such affiliate, secured by a pledge of the Loans. If such an attempt were successful, a trustee in bankruptcy could elect to accelerate payment of the Securities and liquidate the Loans with the Securityholders entitled to the then outstanding principal amount thereof together with accrued interest. Thus, the Holders of Securities could lose the right to future payments of interest, might suffer reinvestment loss in a lower interest rate environment and, if the Loans are sold for a price less than the then outstanding principal balances of all classes of Securities, certain Certificateholders and/or Noteholders might suffer a loss of principal.

    In connection with the issuance of each Series of Securities, the Trustee will receive an opinion of Stroock & Stroock & Lavan LLP, special counsel, to the effect that if it were litigated, a court ultimately would uphold the Originators' intention that the transfer of the Loans in each Loan to a Trust constitutes a sale under applicable law. Therefore, the Loans would not be property of the Originators in the event of the appointment of a receiver or conservator for the Originators. Such opinion is limited to matters of New York and federal law and the conclusions thereof are based upon a reasoned analysis of the transaction and legal principles derived from existing case law believed to be applicable by analogy. It should be recognized, however, that a court is not bound by such legal opinion.

    Prepayments may result from voluntary early payments by borrowers (including payments in connection with refinancings of the related senior mortgage loan or loans), sales of businesses financed by the Loans, sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from a Trust of Loans required to be made by the Master Servicer under the Agreement will have the same effect on the Securityholders as a prepayment of the related Loans. See "Yield, Maturity and Prepayment Considerations" herein. Also, if a Pre-Funding Account is established and during the Funding Period the entire Pre-Funded Amount is not used to purchase subsequent Loans, the Certificates and/or Notes will be prepaid in part from and to the extent of such remaining amounts.

    Collections on the Loans may vary due to the level and frequency of delinquent payments and of prepayments. Collections on the Loans may also vary due to seasonal business patterns and payment habits of borrowers.

    The Loans may be "simple interest" or "date-of-payment loans". If a payment is received on a Loan later than scheduled, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a longer average life than would have been the case had the payment been made as scheduled. Conversely, if a payment on a Loan is received earlier than scheduled, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received on its scheduled due date, resulting in such Loan having a shorter average life than would have been the case had the payment been made as scheduled. However, this effect is mitigated because the monthly payment amount is recalculated periodically to reflect changes in the interest rate, the then-current principal balance and the then-remaining term to maturity.

SECURITY RATING

    If as set forth in the related Prospectus Supplement, the rating of one or more classes of Securities may depend, to a large extent, on the creditworthiness of a third party provider of credit enhancement. In such event, any reduction in the rating assigned to the claims-paying ability of such provider below the rating initially given to such Class of Securities would likely result in a reduction in the rating of such Series of Securities. See "Rating."

UNAUDITED STATEMENTS

    On each Remittance Date, the Trustee will mail to each Securityholder a statement setting forth, among other things, certain information as to the distribution being made on such Remittance Date, the fees to be paid to the Master Servicer and Trustee and the loss and delinquency status of the Loans. Although the information contained in such statements will be prepared by the Master Servicer, neither such information nor any other financial information furnished to Securityholders will be examined and reported upon, and an opinion will not be expressed by, an independent public accountant. See "Description of the Agreement and the Securities--Payments on the Loans; Distribution on the Securities" herein.

                                   THE TRUSTS

    A Trust for any Series of Securities will include the Trust Assets consisting of a Pool* comprised of (i) SBA Section 7(a) Loans, (ii) Section 7(a) Companion Loans, (iii) SBA 504 Loans, and (iv) Non-SBA Loans, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Trust Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

    The Notes of each Series will be secured by the pledge of the assets of the related Trust, and the Certificates of each Series will represent interests in the assets of the related Trust. The Securities will be entitled to payment from the assets of the related Trust and, to the extent specified in a Prospectus Supplement, payments in respect of the assets of other trusts established by the Representative, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in a Trust which will contain a beneficial ownership interest in another Trust which will contain all or some of the Trust Assets.

    Certain of the Trust Assets may have been originated by the Originators. Other Trust Assets may have been acquired by the Representative, an Originator or an affiliate thereof in the open market or in privately negotiated transactions, including transactions with entities affiliated with the Representative.

    The following is a brief description of the Trust Assets expected to be included in the Trusts. If specific information respecting the Trust Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Agreement with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Trust Assets relating to such Series (the "Trust Asset Schedule") will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

GENERAL

    The real property which secures repayment of the Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any other commonwealth, territory or possession of the United States. The Loans in a Pool will provide for payments to be made monthly ("monthly pay"), bi-weekly or at such other times as may be set forth in a Prospectus Supplement. The payment terms of the Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

        (a) Interest may be payable at a Fixed Rate, or an Adjustable Rate (I.E., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Loan is its "Mortgage Interest Rate". Changes to an Adjustable Rate may be subject to periodic

------------------------

* Whenever the terms "Pool," "Certificates," "Notes" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Pool, the Certificates representing certain undivided fractional interests, as described below, in a single Trust consisting primarily of the Loans in such Pool, and the Notes shall refer to debt obligations of such Trust secured by the related Pool of SBA Loans. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series, the term "Interest Rate" will refer to the Interest Rate borne by the Notes of one specific Series and the term "Trust" will refer to one specific Trust.

    limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Loans may provide for the payment of interest at a rate lower than the Mortgage Interest Rate for a period of time or for the life of the Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property securing the related Loan or another source or may be treated as accrued interest added to the principal of the Loan.

        (b) Principal may be payable on a level basis to fully amortize the Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Interest Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Loan.

        (c) Monthly payments of principal and interest may be fixed for the life of the Loan, may increase over a specified period of time ("graduated payments") or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Loans may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of some or all of the payments due during a specified period, which may be recouped as deferred interest, or otherwise.

        (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Loan or may decline over time, and may be prohibited for the life of the Loan or for certain periods ("lockout periods"). Certain Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

    The Prospectus Supplement for each Series of Securities will contain information with respect to all the Loans expected to be included in the related Pools as of the related closing date, including (i) the expected aggregate outstanding principal balance and the expected average outstanding principal balance of the Loans as of the date set forth in the Prospectus Supplement; (ii) the largest expected principal balance and the smallest expected, principal balance of any of the Loans; (iii) the types of Mortgaged Properties and/or other assets securing the Loans; (iv) the original terms to maturity of the Loans; (v) the expected weighted average term to maturity of the Loans as of the date set forth in the Prospectus Supplement and the expected range of the terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Loans; (vii) the expected Mortgage Interest Rate and ranges of Mortgage Interest Rates borne by the Loans; (viii) in the case of Loans having Adjustable Rates, the expected weighted average of the Adjustable Rates, if any; (ix) the amount of any Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond to be maintained with respect to such Pool; (x) the amount, if any, and terms of any other credit enhancement or other derivative instruments to be provided with respect to all or any Loans or the Pool; and (xi) the expected geographic location of the Mortgaged Properties. If specific information respecting the Loans is not known to the Representative at the time the related Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and specific information will be set forth in the Detailed Description.

    Unless otherwise provided in the related Prospectus Supplement, the only obligations of the Representative or the Originators with respect to a Series of Securities will be to provide (or, where the Representative or an Originator acquired a Loan from another originator, obtain from such originator) certain representations and warranties concerning the Loans and to assign to the Trustee for such Series of Securities the Representative's or Originator's rights with respect to such representations and warranties. See "The Agreements--Sale of Loans." The obligations of the Master Servicer with respect to the Loans will consist principally of its contractual servicing obligations under the related Agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Loans in the amounts described herein under "Description of the Securities--Monthly Advances and Compensating Interest." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    If provided in the related Prospectus Supplement, the original principal amount of a Series of Securities may exceed the principal balance of the Trust Assets initially being delivered to the Trustee. Cash in an amount equal to such difference (the "Pre-Funded Amount") will be deposited into a separate trust account (the "Pre-Funding Account") maintained with the Trustee. During the period set forth in the related Prospectus Supplement (the "Funding Period"), amounts on deposit in the Pre-Funding Account may be used to purchase additional Trust Assets for the related Trust subject to the satisfaction of certain conditions specified under the Agreements. Any amounts remaining in the Pre-Funding Account at the end of such period will be distributed as a principal prepayment to the holders of the related Series of Securities at the time and in the manner set forth in the related Prospectus Supplement.

SBA SECTION 7(a) LOANS

    The SBA Section 7(a) Loans will consist of the Unguaranteed Interests in loans originated under Section 7(a) (the "Section 7(a) Program") of the Small Business Act of 1953 (the "SBA Act"), which Act created the Small Business Administration (the "SBA"). The Section 7(a) Program was intended to encourage lenders to provide loans to qualifying small businesses. Loans made under the
Section 7(a) Program can be used to construct, purchase, expand or convert facilities or to purchase building equipment, leaseholds or materials. Money lent under the Section 7(a) Program also can, under certain circumstances, be used for working capital.

    The SBA Section 7(a) Loans are partially guaranteed by the SBA pursuant to a Small Business Administration Loan Guaranty Agreement (Deferred Participation) (SBA Form 750), dated August 13, 1980 by and between The Money Store Investment Corporation and the SBA (the "Loan Guaranty Agreement") and pertinent SBA regulations found at 13 C.F.R. part 120. As to any SBA Section 7(a) Loan, the right to receive the guaranteed portion of the principal balance thereof together with interest thereon at a per annum rate in effect from time to time plus a fee paid to the SBA's fiscal and transfer agent is referred to herein as the "Guaranteed Interest". The Guaranteed Interest varies from SBA Section 7(a) Loan to SBA Section 7(a) Loan, will not be included in the related Trust Fund and Securityholders will have no right or interest therein. As to any SBA
Section 7(a) Loan, the "Unguaranteed Interest" will equal all payments and other recoveries on such SBA Section 7(a) Loan not constituting the Guaranteed Interest therein and certain other amounts to be described in a Prospectus Supplement that will not be transferred to the related Trust.

    The SBA administers three levels of lender participation in the Section 7(a) Program. Under the first level, known as the "Guaranteed Participant Program", the lender gathers and processes data from applicants and forwards it, along with a request for the SBA's guaranty, to a local SBA office. The SBA then completes an independent analysis and decides whether to guaranty the loan. SBA turnaround time on such applications varies greatly, depending on its backlog of loan applications.

    Under the second level of lender participation, known as the "Certified Lender Program," the lender (the "Certified Lender") gathers and processes data from applicants and makes a request to the SBA, as in the Guaranteed Participant Program procedure. The SBA then performs an expedited review of the lender's credit analysis, which generally is completed within three working days. The SBA requires that lenders originate loans meeting certain portfolio and volume criteria before authorizing them to participate in the Certified Lender Program.

    Under the third level of lender participation, known as the "Preferred Lender Program", the lender (the "Preferred Lender") has the authority to approve a loan and obligate the SBA to guarantee the loan without submitting an application to the SBA for credit review. The lender is required to notify the SBA of the approved loan and submit certain documents. The standards established for participants in the Preferred Lender Program are more stringent than those for participants in the Certified Lender Program and involve meeting additional requirements in terms of origination, servicing and liquidation capabilities as well as loan volumes and portfolio quality.

THE SECTION 7(a) COMPANION LOANS

    For applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for most loans originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced a program (the "Section 7(a) Companion Program") pursuant to which an Originator originated a loan (the "Section 7(a) Companion Loan") to the related borrower in situations in which the total amount financed would otherwise have exceeded the $500,000 limit. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise would exceed the limits of the Section 7(a) Program. Although Section 7(a) Companion Loans are not guaranteed by the SBA, they are secured by a lien on the related primary collateral, which lien is prior to the lien of the related SBA Section 7(a) Loan.

    Section 7(a) Companion Loans may be utilized by a borrower for all eligible SBA Section 7(a) Loan purposes. Section 7(a) Companion Loans are originated only in conjunction with a Seller obtaining an SBA guarantee of the accompanying SBA
Section 7(a) Loan under the Certified Lender Program (the SBA currently prohibits Section 7(a) Companion Loans in connection with the Preferred Lender Program). Section 7(a) Companion Loans bear interest and have terms to maturity as described above under "--SBA 7(a) Loan Parameters."

SBA 504 LOANS

    The SBA 504 Loans will consist of loans originated by the Originators under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the SBA Act to encourage lenders to provide fixed asset financing to qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment as well as certain closing costs and professional fees and the interest on interim financing. The Originators provide approximately 50% of project costs in a conventional loan agreement, with borrowers providing a minimum 10% equity contribution. The SBA provides the remainder of the financing. Each loan by the Originators must receive prior approval by the SBA.

    The funds used by the SBA to originate its portion of a project generated pursuant to the SBA 504 Loan Program are generated by issuing SBA-guaranteed debentures on behalf of a certified development company (a "CDC"). A CDC is an organization sponsored by private interests or by state or local governments. The debentures are pooled monthly and sold through a certificate mechanism to the public market. The loans originated by the Originators under the SBA 504 Loan Program are not guaranteed by the SBA.

NON-SBA LOANS

    Certain of the Non-SBA Loans will be loans made in connection with the Conventional Commercial Loan Program (the "Conventional Commercial Loan Program") of the Representative and the Originators. Created November 1, 1996, the Conventional Commercial Loan Program is designed to assist qualified borrowers in obtaining financing ("Conventional Commercial Loans"). Conventional Commercial Loans may currently be used for hotel/motel acquisition, construction, renovation, conversion, refinance, expansion, land and site improvements, acquisition and installation of furniture, fixtures and equipment as well as certain closing costs and professional fees, working capital and the interest on interim financing. The Originators provide up to approximately 75% of project costs in a conventional loan agreement, with borrowers providing a minimum 25% equity contribution.

    ORIGINATION MECHANISMS. The Originators primarily generate Conventional Commercial Loans through two mechanisms. The first, known as the Franchise Finance Division, utilizes a national referral network of trade associations, hotel/motel franchisors and independent or affiliated commercial loan brokers. Franchise Account Managers perform essentially the same tasks as local sales representatives and are compensated primarily through commissions.

    The second origination arm, known as the HFS Group, generates business primarily from its contractual relationship as a preferred vendor with HFS, Incorporated ("HFS"). Commercial Loan Representatives of the HFS Group work with the sales and transfer/renewal departments for each of the franchise concepts to locate customers. All customer contact is handled by telephone through a national sales center in Sacramento, California.

    Both the Franchise Finance Division and the HFS Group also receive referrals from the Originators' national network of sales offices serving local markets.

    COLLATERAL FOR CONVENTIONAL COMMERCIAL LOANS. Conventional Commercial Loans are first-lien mortgages for the purchase, development or refinance of franchise hotel/motel properties. The national franchisors that represent the focus for this program include the HFS franchise concepts itemized above and other major hotel/motel franchisors, including Choice Hotels International and Best Western International.

    Each Conventional Commercial Loan originated by an Originator is secured by a first lien on the related primary collateral. Additional liens on secondary collateral may also be taken. The borrower is required to fund at least 25% of the total allowable project costs; however, the Originator may require a higher equity percentage for certain larger projects and projects with special credit risks. The Loan-to-Value Ratio for Conventional Commercial Loans may not exceed 75% of the lower of cost or appraised value. The Originators also generally require a minimum debt service coverage ratio of 1.25:1 for the most recent two full years, interim and projected periods.

    Conventional Commercial Loans that are originated for construction purposes generally possess a maximum Loan-to-Value Ratio of 75% of the lower of the appraised value or the total of the construction budget, interim interest, contingency and loan point and fees.

    COMPETITION. The Originators' main competitors vary by region and by market. Its primary competitors are banks and finance companies such as PMC Capital Inc., Allied Capital Commercial Corp. and Hotel Capital Corp. of America. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry.

    UNDERWRITING CRITERIA FOR CONVENTIONAL COMMERCIAL LOANS. The Originators seek to control the risk of default of the actual credit through their underwriting standards. The underwriting for the Originators' Conventional Commercial Loan Program emphasizes historical operating performance and debt service coverage to help determine the repayment ability of the borrower. It is also expected by the Originators that qualifying owners generally have direct industry experience. Lack of experience must be offset by significant training provided by the franchisor, by an extended transition period during which the seller of the business will remain on site or by contracting with a professional, qualified management firm.

    As with SBA Section 7(a) Loans, SBA 504 Loans and SBA Section 7(a) Companion Loans, the Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the policy defined for the Conventional Commercial Loan Program. Commercial loan officers evaluate each applicant's financial statements, credit reports and other data to determine if the credit and collateral satisfy the Originator's standards. These standards include historic debt service coverage, reasonableness of projections and strength of management. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues.

    The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their general knowledge of the industry, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the industry and knowledge specific to the market in which the project is proposed. Following credit review and approval but prior to loan funding, a feasibility study and an appraisal for the proposed project are commissioned by the commercial loan officer from an appraiser approved by Originator. For construction loans, the feasibility study must be based on, at a minimum, preliminary plans and specifications along with a cost breakdown prepared by a qualified third party. The Originators consider this feasibility information to be critical in assessing the viability of a proposed project in a specific market area. A Phase I environmental site assessment report is also required on each project to be financed.

    The maximum loan amount for the Conventional Commercial Loan Program is $3,000,000; the minimum loan is $250,000. A prepayment penalty is imposed on loans that are prepaid within the first five years of the loan term. The Originators require a first lien position on the fee interest in the subject facility and all business assets financed with a Conventional Commercial Loan. The personal guarantees of owners, principals and affiliate businesses will generally be required. Non-recourse financing may be considered on a case-by case basis as warranted by the overall creditworthiness of the applicant and the viability of the proposed project.

    All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a commercial loan officer. The commercial loan officer is responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan and the strengths and weaknesses of the credit. In addition, for each proposed loan, the commercial loan officer performs a collateral analysis, financial analysis (including historical debt service coverage) and business and personal credit checks.

    If the commercial loan officer recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. All Conventional Commercial Loans above $1,500,000 are reviewed and approved by a committee of not less than three members of an Originator's senior client administration group, including at least one senior credit officer.

    The Originators also may originate Non-SBA Loans with characteristics substantially the same as SBA Section 7(a) Loans or SBA 504 Loans.

                                USE OF PROCEEDS

    The Representative and the Originators may use the net proceeds to be received from the sale of the Securities of each Series for general corporate purposes, including repayment of debt, including, but not limited to, warehouse facilities, and the origination and acquisition of Loans and other Trust Assets. The Representative expects Securities to be sold in Series from time to time.

                     THE REPRESENTATIVE AND THE ORIGINATORS

    The Loans will have been originated or acquired by the Originators. The Money Store or one of its affiliates will act as the Master Servicer of the Loans and other Trust Assets. Except for certain representations and warranties relating to the Loans and other Trust Assets and certain other matters, the obligations of The Money Store and the Originators with respect to the Loans and other Trust Assets will be limited to its contractual servicing obligations.

    The Money Store is a New Jersey corporation and is headquartered in Sacramento, California and Union, New Jersey.

    The Money Store is a financial services company engaged, through its subsidiaries (including the Originators), in the business of originating, purchasing, selling and servicing consumer and commercial loans of specified types and offering related services. Loans originated by The Money Store and its subsidiaries have consisted primarily of mortgage loans, Loans, student loans, and automobile loans.

    Since 1967, The Money Store and its subsidiaries have been active in the development of the residential home equity lending industry in the United States.

                          THE SBA LOAN LENDING PROGRAM

    The following describes the procedures used by the Originators in originating substantially all of the SBA Section 7(a) Loans to be transferred to a Trust.

    The Originators generate business principally through a national network of sales offices serving local markets and a national products division that markets nationally through a centralized sales operation. The national network of sales offices is divided into sales territories, each serving a specific geographic area. These offices are staffed by business development officers ("BDOs"), with some offices in large metropolitan areas having several BDOs and clerical support staff, all serving a local market. Each of the 11 sales territories is supervised by a regional sales manager.

    BDOs locate customers primarily through a referral network of commercial real estate brokers, business brokers, accountants, lawyers, chambers of commerce, local business associations and other financial institutions. BDOs work with the customer to match the correct loan product to their financing needs. BDOs also screen applications for credit worthiness and eligibility for the applicable SBA program and assemble the loan application for submission to the underwriting department. BDOs are compensated primarily through commissions.

    The national products division generates business primarily through a national referral network of professional organizations, franchisors and independent or affiliated commercial loan brokers. Commercial loan representatives of the national products division perform essentially the same tasks as a BDO, however, customer contact is handled by telephone through a national sales center located in Sacramento, California.

    SBA Section 7(a) Loans originated by the Originators generally range in size from $50,000 to $1.3 million. In certain cases, an Originator may originate a loan exceeding $1.3 million when an Originator believed the credit is particularly strong and/or under programs, such as the International Trade Loan Program, in which the guaranteed portion provided for larger guarantees. Average loan sizes for originations during 1994, 1995 and 1996 were approximately $368,000, $302,000 and $359,000, respectively.

    The Originators' loan origination network is organized on a functional basis (I.E., business development, credit underwriting and processing). Middle management consists of regional sales managers, credit managers and processing managers, each of whom reports to a national supervisor. The national supervisors report to the senior vice-president of production, who reports to the executive vice-president of the Originators, who is located in Sacramento, California.

    In addition to years of experience, the Originators consider their employees' knowledge of SBA Rules and Regulations, responsiveness to customers, professional demeanor and commitment to be important with respect to the qualification and abilities of their personnel.

LOAN PURPOSE AND COLLATERAL FOR SBA SECTION 7(a) LOANS

    Prior to 1986, the Originators estimate that over 50% of their SBA Section 7(a) Loans were made as working capital and equipment loans. Since 1986, however, the Originators have refocused their lending on owner/user commercial real estate loans to established businesses with track records generally of at least three to four years. The Originators have continued to develop lending for larger owner/user commercial real estate loans to established businesses. These loans are generally larger and better collateralized than working capital, equipment or general-purpose small-business loans. The SBA requires that owner/users occupy at least 67% of the mortgaged premises in the case of newly-constructed facilities and 51% in the case of existing facilities.

    A majority of the SBA Section 7(a) Loan originations have been first-lien mortgages for either the purchase or refinancing of commercial real estate, with the balance being loans made by the Originators to franchisees of national franchisors and general business loans for business acquisition, equipment purchases, working capital or debt consolidation. As described below, where an SBA Section 7(a) Companion Loan is originated in connection with an SBA Section 7(a) Loan, the SBA Section 7(a) Companion Loan will be secured by a first-lien mortgage, with the SBA Section 7(a) Loan being secured by a second-lien mortgage in addition to other collateral. SBA Section 7(a) Loans generally are guaranteed personally by the borrower. In cases where a second or third mortgage on a residential property is taken as additional collateral, the Originators may not require the borrower to obtain a title insurance policy.

COMPETITION

    The Originators' main competitors vary by region to region and market to market. Its primary competitors are small independent banks such as SierraWest Bank and the San Diego Bank of Commerce and companies such as AT&T Capital Corporation, ITT Small Business Finance Corp. and Heller First Capital Corporation. The Originators do not believe that any one competitor, or a small group of competitors, is dominant in the industry. Although methods of competition vary according to region, the Originators believe that as one of the few SBA lenders with a national network, they are able to compete effectively in all markets in which they operate. The Originators believe that their experience and breadth of operations give them a unique knowledge of the intricacies of SBA lending. The Originators believe that this knowledge, coupled with the fact SBA lending and associated activities constitute their sole business, enables them to respond to customers quickly and efficiently.

UNDERWRITING CRITERIA FOR SBA SECTION 7(a) LOANS

    The Originators seek to control two risks through their underwriting standards: (i) default of the actual credit and (ii) SBA repudiation of its guaranty due to ineligibility, non-compliance with SBA lending regulations or poor documentation. The Originators' underwriting emphasizes historical operating performance and debt-service coverage to help determine the repayment ability of the borrower. The Originators have established review procedures to help ensure that all loans that they originate or acquire comply with the requirements of the SBA.

    Commercial loan officers ("CLOs") evaluate each applicant's financial statements, credit reports, business plans and other data to determine if the credit and collateral satisfy the Originators' standards. These standards include historic debt-service-coverage, reasonableness of projections, strength of management and sufficiency of secondary repayment, as well as the SBA's eligibility rules. For each application, qualified personnel also perform a site inspection to determine the appropriateness of the location for the proposed business use, observe the economic conditions of the local market and inspect the property for obvious structural defects or environmental issues (as discussed further below).

    The Originators' loan officers assess the reasonableness of projections based primarily upon (i) their experience with other similar loans in the same industry and area, (ii) their knowledge of the industry of the applicant, (iii) their general experience in assessing small business loans and (iv) the business experience of the applicant. The qualification of an applicant to prepare such projections is generally based upon the applicant's experience in the business area and market for which the loan is requested. Some applicants prepare projections with the assistance of accountants, business consultants and/or franchisors, while some applicants obtain no such assistance. Typically, there is no independent third party review of such projections.

    The Originators have a tiered system of generally acceptable maximum Loan-to-Value Ratios or LTVs (as defined below) based on the type of property securing a loan, the characteristics of the borrower and the industry of the borrower. Maximum permissible Loan-to-Value Ratios also depend on the length of time that the debt service coverage on the property has at least equaled a specified ratio. Applicants having significantly higher earnings before interest and taxes relative to their debt service than the Originators normally require may be considered for higher Loan-to-Value Ratios. Conversely, applicants not meeting the debt service requirement may be considered for a loan with a lower Loan-to-Value Ratio than the permitted maximum based on the overall creditworthiness of the applicant.

    For commercial real estate transactions, the highest LTVs are typically reserved for situations where general purpose property is being financed and the subject business is in a non-cyclical industry. In such cases, if the debt service coverage ratio (I.E., the ratio of the pro forma annual debt service payments on the proposed debt of the subject business to the subject businesses' annual net operating income plus certain non-cash extraordinary items) equals and/or exceeds 1.2:1 for the most recent two full years and interim period, a borrower may qualify for 100% LTV financing. Where general purpose property is being financed and the business is either cyclical, particularly interest rate sensitive and/or seasonal in nature, and where debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, the maximum permissible LTV is generally 90%. When special purpose real estate is involved (E.G., restaurants), and debt service coverage meets or exceeds 1.2:1 for the most recent two full years and interim period, maximum LTVs of between 80%-90% are considered.

    Applications significantly exceeding the previously mentioned debt service requirements may receive special approval for loans with higher LTVs. Conversely, applications which do not meet the stated debt service requirements, but still indicate a reasonable level of repayment capacity, may still be considered at lower LTVs. These exceptions to policy are entertained on a case-by-case basis as warranted by the overall creditworthiness of the applicant. Other characteristics evaluated in determining an appropriate LTV in these situations include (but are not limited to): (i) experience, strength and continuity of business management; (ii) overall financial strength of the subject business as evidenced by balance sheet and profit/loss statements (e.g., current as well as pro forma liquidity and equity positions, historical sales trends and profitability as well as projections); and (iii) availability of additional sources of repayment (E.G., personal financial strength of the applicant including liquidity, supplementary outside income(s) and/or additional collateral).

    All loan applications are submitted to a centralized loan underwriting and processing center in Sacramento, California. The loan application package is screened initially for completeness by a credit manager or senior loan officer, who then assigns the package to a CLO. CLOs are responsible for analyzing the creditworthiness of the applicant and preparing a loan memorandum, which includes a credit analysis (including a description of the collateral), states the purpose of the loan, strengths and weaknesses of the credit, and eligibility for the applicable SBA program. In addition, for each proposed loan, the CLOs perform a collateral analysis, financial analysis (including historical debt service coverage), personal resource analysis, and business and personal credit checks. Any real property to be taken as collateral is appraised by an independent appraiser.

    If the CLO recommends the loan for approval, the loan memorandum and supporting documents are submitted to the senior loan officer, credit manager, or a senior credit officer for review based on the various levels of credit authority. Upon concurrence of the CLOs recommendation by the senior loan officer, credit manager or senior credit officer, as the case may be, a commitment letter and SBA submission documents are generated by the CLO and, in most cases, forwarded to the BDO. The BDO meets with the customer to explain the commitment letter and SBA documentation, obtains required customer signatures and deposits, and returns the signed documents to the processing center in Sacramento. The loan package is forwarded to a loan processing manager, who screens the loan package for completeness and then assigns the package to a loan processor. The loan processor prepares the Loan Authorization and Agreement, and all necessary documentation to submit to the SBA for a loan guarantee, and for closing the loan in strict accordance to the credit memorandum, SBA regulations, and state and federal law.

    Once loan approval has been granted, approved applications under the Preferred Lender Program are submitted directly to the SBA's central PLP processing center for assignment of a authorization number.

Loans not made pursuant to the Preferred Lender Program require prior approval by an SBA district office.

    Once a loan is funded, the complete original file is forwarded to loan servicing. When the loan package is received, the final physical file is established in a uniform manner, and a computerized "tickler system" tracks follow-up items, such as UCC filing renewals, insurance policy expirations and deeds of trust recording. The loan file then undergoes a final post-closing audit, to help verify that the loan was originated in accordance with the Sellers' procedures and consistent with the SBA's loan authorization. Once the file has been audited and is complete, it is microfilmed.

    The Originators originate loans to a variety of industries. However, based upon their loss experience and economic forecasts obtained from industry associations, chambers of commerce, academic institutions, governmental entities and others, the Originators may de-emphasize lending in certain regions or industries from time to time. The Originators also periodically have refined their underwriting guidelines to exclude certain high-risk ventures, such as car washes.

    Collateral for SBA Section 7(a) Loans originated by the Originators generally consists of one or more of the following: (i) first liens on commercial real estate (or second liens when the SBA Section 7(a) Loan is originated in conjunction with a Section 7(a) Companion Loan), (ii) second liens on residential properties, (iii) personal guarantees and (iv) business assets. The Originators believe that the pledge of a borrower's personal wealth provides appropriate incentives, thereby minimizing defaults and maximizing recoveries. Generally, the Originators do not take inventory or accounts receivable as collateral, thereby allowing borrowers to obtain short-term financing with these assets from other sources. The Originators also originate machinery and equipment loans; however, some of these also are secured by real estate. For example, loans are provided for medical/dental equipment, machinery, print shop equipment and franchise restaurant equipment.

    The Originators define the loan-to-value ratio ("LTV" or "Loan-to-Value Ratio") of a Loan as the gross amount of the loan divided by the total "net collateral value" of all collateral (primary and secondary, but excluding the value of any personal guarantees) securing such loan. In determining "net collateral value", the Originators apply discounts of appraised value based on the type of collateral and lien position. Generally, first liens on commercial or residential property are allowed a maximum "collateral value" of 100% of the lower of cost or appraised value and, therefore, are not discounted. Second and third mortgages are allowed a maximum collateral value of 80%, unless the first lien is of nominal value. The maximum collateral value allowed for used machinery and equipment is 30% of cost and 50% for new machinery and equipment. In determining the appropriate LTV required for a particular credit, the Originators review the historical debt-service coverage ratio, stability of the industry, level of equity from the borrower, purpose of the loan, economic condition of the market and size of the loan. The Originators usually require a 1.2x debt-service coverage ratio for the most recent two complete years and interim period. The Originators generally do not give credit for rental income when performing debt-service coverage analysis.

SERVICING AND COLLECTIONS OF SBA SECTION 7(a) LOANS

    The Originators service substantially all the SBA Section 7(a) Loans they originate. Servicing includes collecting payments from borrowers, remitting payments on Guaranteed Interests to the Agent of the SBA, accounting for principal and interest, contacting delinquent borrowers and supervising loan liquidations.

    Each quarter, borrowers are sent payment coupons and statements showing the interest rate for the next quarter, the outstanding loan balance, the next payment adjustment date and the monthly payment for that quarter.

    The loan servicing department is responsible for all post-closing follow-up until the loan is repaid. These duties include tracking receipt of payments, performing field visits, analyzing post-closing financials, reviewing UCC filings and coordinating post-closing borrower requests with the SBA (E.G., exchanges of collateral or assumptions). In addition, the loan servicing department typically conducts field visits to the borrower's place of business shortly after closing and within 24 months thereafter. Finally, all loan documents require that borrowers submit updated financial statements. For delinquent accounts, these statements are reviewed by the loan servicing department to determine debt-service-coverage ratios and compliance with loan covenants.

    Delinquency reports are generated every ten days and borrowers are contacted frequently to determine the cause of any delinquency. A customer service officer maintains contact with each delinquent borrower until the loan becomes current or is transferred to the credit services unit within the loan servicing department. If a loan is chronically delinquent, even if currently performing, the loan will be serviced by customer service until such loan is repurchased by the SBA, and then by a credit services officer for the remainder of the loan.

WORKOUTS AND LIQUIDATIONS OF SBA SECTION 7(a) LOANS

    When an SBA Section 7(a) Loan becomes 75 days past due, the appropriate Originator initiates procedures that result in the SBA's repurchase of the Guaranteed Interest of the defaulted SBA Section 7(a) Loan from the secondary market investor. In most cases the repurchase process is completed within 30 days. The SBA tries to minimize the repurchase time frame because it pays accrued interest (up to 120 days) on the guaranteed portion of the loan until the loan is repurchased. After it has repurchased a Guaranteed Interest, the SBA owns a direct participation in the related loan.

    A credit services officer is assigned the responsibility for the workout or liquidation once an SBA Section 7(a) Loan is repurchased. The loan workout officer evaluates the borrower's corporate and personal ability to repay and then formulates an appropriate workout plan. Generally, workout plans indicate the expected recovery time period or the possibility of an assumption of the debt by a third-party; plans also include liquidation options.

    To some degree, the SBA is involved in every repurchased loan, depending on the nature of the recovery and the particular SBA District. In most cases, the SBA allows the Originators to perform workouts. In some instances, the SBA takes over the servicing of repurchased loans. In the Originators' experience, this happens primarily with new offices, where local SBA personnel are unfamiliar with the Originators. In the majority of foreclosure situations, title is assumed in the name of the SBA. In the remainder of the foreclosure situations, at the direction of the SBA, title is assumed in the name of one of the Originators.

    In formulating workout plans, the Originators assess the value of the collateral through a variety of sources including brokers, appraisers and other market sources. The Originators also take steps to help protect the value of the collateral, such as performing site visits, appraising properties and ensuring payment of taxes and, where appropriate, maintenance of insurance. Where necessary, the Originators engage property managers or take other measures designed to protect the collateral value from deterioration.

    Loan workouts are focused on allowing the business to recover from temporary setbacks, if possible. The Originators believe that recoveries are improved if the borrower is cooperative and works with the lender to achieve a resolution. The Originators stress the development of a strong relationship with borrowers over the long term. This generally results in cooperation by the borrower in the workout, and the Originators generally receive substantial cash flow from these troubled loans.

    Although the SBA generally is reluctant to allow foreclosure on a personal residence until all other avenues have been pursued, the Originators believe that the possibility of foreclosure is a powerful incentive to borrowers to make the loan current.

    The Originators view SBA Section 7(a) Loans as small business loans as opposed to commercial real estate mortgages. Accordingly, the workout is more complex and the period to recovery or reinstatement takes longer than for typical commercial real estate loans. However, because the Originators often receive substantial cash flow from troubled assets during the workout period, loan workouts are generally more efficient than foreclosures on the collateral. If a borrower is uncooperative or the business is not viable, the Originators prepare a liquidation plan and determine the likely recovery value and best method of liquidation. The SBA must approve all liquidation plans.

    On average, the workout process requires approximately 24 months. The length of the workout is determined primarily by the complexity and long-term viability of the business, as well as the bankruptcy status of the borrower. In particular, a bankruptcy may lengthen the workout timeframe by approximately 12 to 18 months.

    In certain cases, the Originators may forbear payments of interest and principal for a period of three to six months if the borrower is experiencing temporary difficulties. Under SBA servicing policy, the lender has unilateral authority to defer loans for up to 90 days. Past 90 days, the lender must obtain approval from the investors in the guaranteed portions, which is usually granted. For deferments in excess of 180 days, SBA approval must be obtained.

ENVIRONMENTAL POLICY

    The Originators have developed an environmental credit policy to help minimize potential environmental liabilities. This policy conforms to the environmental requirements set by the SBA, and many of the Originators' guidelines are stricter than those of the SBA. The standard environmental-related requirements for Loans secured by commercial real property include: (i) obtaining a commitment letter from the borrower acknowledging that the closing is contingent upon compliance with environmental laws, (ii) obtaining a detailed environmental questionnaire from the borrower and, if possible, the previous owner of the property, (iii) performing a site visit of the property, (iv) checking the property against a published list of "Superfund" sites and, if the property is listed, performing an environmental audit or, for any Loan approved after January 1, 1996, searching a comprehensive state and federal environmental data base for each commercial real property taken as collateral for which a Phase I environmental report has not been ordered or obtained and (v) obtaining a certificate from the borrower providing representations and warranties as to the absence of hazardous substances and providing a broad indemnification. If, after performance of these requirements, there is any evidence of a potential environmental problem which might require remediation, the applicable Originator will require remediation to be performed or require a Phase I or a Phase II environmental report on the property and the loan will be closed only after remediation to levels below regulatory agency action levels, the property is subject to ongoing rehabilitation approved by the SBA, with respect to SBA Loans, or if no problem is revealed. A Phase I environmental report describes the results of an audit of the related property performed by a licensed environmental assessment firm, which audit includes (i) an inspection of the related and adjacent properties; (ii) a historical review of site records; (iii) a review of files of regulatory agencies concerning the site; and (iv) interviews with individuals knowledgeable about the site use and operations.

    In preparing a Phase I environmental report, the licensed environmental assessment firm may contact the United States Environmental Protection Agency, state and local water control authorities, state and local environmental departments and local fire departments to ascertain whether a particular property has an environmental problem and, if so, the nature thereof. The Originators typically do not contact such authorities unless an environmental problem has been revealed.

    In the Agreement the Originators will represent and warrant that at the time of origination of each Loan forming part of the Trust, even those originated prior to January 1990, the related commercial real property was free of contamination from toxic substances or hazardous wastes and that, as of the Cut-Off Date, the Originators have no knowledge of any such contamination from toxic substances or hazardous wastes on any commercial real property. The Master Servicer will agree that if it has reasonable cause to believe a property may have contamination from toxic substances or hazardous wastes, it will not foreclose upon the related Loan until after it obtains a favorable Phase 1 environmental report.

ORIGINATION OF SECTION 7(a) COMPANION LOANS

    For most applications submitted between January 1, 1995 and October 12, 1995, the maximum loan size for a loan originated under the Section 7(a) Program was reduced administratively to $500,000. To assist qualified borrowers in obtaining more financing when needed, the Originators introduced the Section 7(a) Companion Program pursuant to which the Originators originated a Section 7(a) Companion Loan to a borrower requesting an SBA Section 7(a) Loan from an Originator where the total amount financed would otherwise exceed $500,000. The Originators may originate Section 7(a) Companion Loans in the future where a qualified borrower requests financing in an amount that otherwise exceeds the limits of the Section 7(a) Program.

    The Originators will not fund a Section 7(a) Companion Loan unless and until the SBA issues its guaranty of the related SBA Section 7(a) Loan. The underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the Section 7(a) Companion Loans are substantially the same as those described above for the SBA Section 7(a) Loans, except that The Money Store Commercial Mortgage Inc. (one of the Originators) generally requires a debt-service coverage ratio of 1.1:1 and the required LTV for Section 7(a) Companion Loans is generally 50%-60%. Also, the SBA is not required to be involved in the workout or liquidation of a Section 7(a) Companion Loan. However, if in connection with the workout or liquidation of a Section 7(a) Companion Loan, the Originators wish to workout or liquidate the related SBA Section 7(a) Loan, the SBA will be involved in such procedures.

ORIGINATION OF SBA 504 LOANS.

    The SBA 504 Loans will consist of loans originated by an Originator under the SBA 504 Loan Program (the "SBA 504 Loan Program"). The SBA 504 Loan Program was established under the Act to encourage lenders to provide fixed asset financing to existing qualifying small businesses. SBA 504 Loans may be used for plant acquisition, construction, renovation, expansion, land and site improvements, acquisition and installation of machinery and equipment and the interest on interim financing.

    Each SBA 504 Loan originated by an Originator is secured by a first lien on the related primary collateral, with the related loan made by the SBA being secured by a second lien, in addition to a lien on other collateral. The borrower is required to fund at least 10% of the total allowable project costs, however, an Originator may require a higher percentage for certain larger projects and projects with special credit risks. The LTV for SBA 504 Loans generally may not exceed 55%-60%. The Originators also generally require a minimum debt service coverage ratio of 1.1:1 for the most recent two full years and interim periods. Applications with a lower debt service coverage ratio may be considered, but generally only if the LTV is below approximately 55%. When special purpose real estate is involved (E.G., restaurants), or in the case of cyclical or interest rate sensitive industries, the Originators also generally require LTVs below approximately 55%.

    SBA 504 Loans that are originated for construction purposes generally possess an LTV of 80% during the construction phase pending issuance of the SBA-guaranteed debenture upon completion of the construction. Additionally, secondary collateral required by the CDC for the related loan made by the SBA also will serve as collateral for the interim construction loan.

    Except as set forth above, the underwriting criteria, servicing and collection procedures, workout and liquidation policies and environmental policy for the SBA 504 Loans and the Non-SBA Loans are substantially the same as those described above for the SBA Section 7(a) Loans, except that the SBA is not involved in the workout or liquidation procedures.

                         DESCRIPTION OF THE SECURITIES

    Each Series of Certificates will be issued, from time to time, pursuant to either a Pooling and Servicing Agreement or a Trust Agreement, and each Series of Notes will be issued, from time to time, pursuant to an Indenture, each to be dated as of the date set forth in the related Prospectus Supplement (each such date, a "Cut-Off Date"), among The Money Store, the applicable Originators, and/or certain affiliates thereof, and the Trustee for the benefit of the related Certificateholders or Noteholders, as the case may be, of such Series. A Series may contain either Certificates or Notes or a combination thereof. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust. A form of a Pooling and Servicing Agreement, Trust Agreement, Sale and Servicing Agreement and an Indenture have each been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Securities will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Securities and the applicable Prospectus Supplement. The Representative will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Security of such Series addressed to The Money Store, 2840 Morris Avenue, Union, New Jersey 07083,
Attention: Corporate Counsel.

GENERAL

    The Securities of each Series will represent debt obligations of, in the case of Notes, or fractional undivided ownership interests in, in the case of Certificates, a Trust created pursuant to the related Agreement and/or such other assets as may be described in the related Prospectus Supplement. The Securities will be issued in fully registered form, in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof (or such other amounts do may be set forth in a Prospectus Supplement), except that one Certificate or Note of each Class may be issued in a different denomination.

    Definitive Securities, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee or, at the election of the Trustee, at the office of a Security Registrar appointed by the Trustee. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. If provided in the related Agreement, a security administrator may perform certain duties in connection with the administration of the Securities.

    The Securities will not represent obligations of the Representative (except with respect to a Guaranty issued in connection with a Series), the Originators or any affiliate thereof. The assets of each Trust will consist of one or more of the following, as set forth in the related Prospectus Supplement, (a) the Loans that from time to time are subject to the related Agreement and which are held in the related Pool; (b) the assets for the Trust that from time to time are required by the Agreement to be deposited in certain reserve accounts, including the Distribution Account, the Principal and Interest Account, the Expense Account, the Letter of Credit Fee Account and the Insurance Account (each, as defined herein), or to be invested in Permitted Investments (as defined herein); (c) property and any proceeds thereof acquired by foreclosure of the Loans in such Pool, deed in lieu of foreclosure or a comparable conversion; (d) any Primary Mortgage Insurance Policies; (e) any Mortgage Pool Insurance Policies; (f) any Special Hazard Insurance Policies; (g) any Bankruptcy Bonds; and (h) all rights under any other insurance policies, guarantees, supplemental interest payments, surety bonds, letters of credit, guaranties of The Money Store or other credit enhancement or maturity protection or other derivative instrument covering any Securities, any Loan in the related Pool or any related Mortgaged Property which is required to be maintained pursuant to the related Agreement.

    Each Series of Securities will be issued in one or more Classes. Each Class of Securities of a Series will evidence beneficial ownership of the interest in assets of the related Trust specified in the related Prospectus Supplement. A Class of Securities may be divided into two or more Sub-Classes, as specified in the related Prospectus Supplement.

    A Series may include two or more Classes of Certificates, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Pass-Through Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Certificates may include one or more Classes of Senior Certificates that receive certain preferential treatment, specified in the related Prospectus Supplement, with respect to one or more Classes of Subordinated Certificates of such Series. Certain Series or Classes of Certificates within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Pass-Through Rate for a Class of Certificates that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of the following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Certificates entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Certificates).

    A Series may include two or more Classes of Notes, as specified in the related Prospectus Supplement, which differ as to the timing and priority of payment, seniority, allocations of loss, Interest Rate or amount of payments of principal or interest, or as to which payments of principal or interest may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Trust Assets for such Series. A Series of Notes may include one or more Classes of Senior Notes which receive certain preferential treatment specified in the related Prospectus Supplement with respect to one or more Classes of Subordinated Notes of such Series. Certain Series or Classes of Notes within a Series may be covered by a Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond or other insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees, supplemental interest payments or other forms of credit enhancement or maturity protection, or derivative products, in each case as described herein and in the related Prospectus Supplement. The Interest Rate for a Class of Notes that pay interest based upon a floating rate of interest, as specified in the related Prospectus Supplement, may base such floating rate upon any of following: (i) the auction procedures for Auction Rate Securities described herein, (ii) LIBOR plus an amount set forth in the related Prospectus Supplement, (iii) the T-Bill Rate plus an amount set forth in the related Prospectus Supplement, (iv) the Prime Rate plus an applicable spread, as set forth in the related Prospectus Supplement, or (v) any such other method or procedures used to determine the floating rate of interest as may be described in the applicable Prospectus Supplement. In addition, a Series may include one or more Classes of Notes entitled to (a) principal payments with disproportionate, nominal or no interest payments or (b) interest payments with disproportionate, nominal or no principal payments (Strip Notes).

    With respect to any Series of Securities that includes one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes of such Series, to the extent specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Remittance Date, in the amounts specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the record dates specified in the Prospectus Supplement unless Definitive Securities have been issued, the registered holder of all Securities will be Cede or such other nominee specified in the related Prospectus Supplement. Distributions will be made by check mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Security Register") or, to the extent described in the related Prospectus Supplement, by wire transfer or by such other means as are described therein, except that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the final distribution notice to Securityholders.

DISTRIBUTIONS ON SECURITIES

    Each Class of Securities within a Series will evidence the interests specified in the related Prospectus Supplement, which may (i) include the right to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) include the right to receive distributions only of prepayments of principal throughout the lives of the Securities or during specified periods; (iii) be subordinated in its right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other Classes of Securities of such Series throughout the lives of the Securities or during specified periods or may be subordinated with respect to certain losses or delinquencies; (iv) include the right to receive such distributions only after the occurrence of events specified in the Prospectus Supplement; (v) include the right to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust; (vi) include, as to Securities entitled to distributions allocable to interest, the right to receive interest at a fixed rate or a floating rate; and (vii) include, as to Securities entitled to distributions allocable to interest, the right to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement, and in each case, may accrue interest until such events occur, as specified in such Prospectus Supplement.

    Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds available in the related Distribution Account and other accounts (each a "Distribution Account") to the extent described in the related Prospectus Supplement. To the extent described in the related Prospectus Supplement, on each Remittance Date, the Master Servicer will withdraw from the applicable Distribution Account and such other accounts as may be described in the related Prospectus Supplement and distribute to the Securityholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Pool times the aggregate of all amounts on deposit in the Distribution Account as of the Determination Date, or, in the case of Classes which have been assigned an aggregate principal balance and Pass-Through Rate or Interest Rate, payments of interest and payments in reduction of such aggregate principal balance from all amounts on deposit in the Distribution Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement.

    The timing and amounts of distributions allocable to interest and principal and, if applicable, Principal Prepayments and scheduled payments of principal, to be made on any Remittance Date may vary among Classes, over time or otherwise as specified in the Prospectus Supplement. Differing allocations of principal and interest to different Classes of Securityholders will have the effect of accelerating the amortization of Senior Notes or Senior Certificates, as the case may be, while increasing the interests evidenced by the Subordinated Notes or Subordinated Certificates, as the case may be, in the related Trust.

Distributions to any Class of Securities will be made pro rata to all Securityholders of that Class, or as otherwise described in a Prospectus Supplement.

SUMMARY OF AUCTION PROCEDURES

    The following summarizes certain procedures that will be used in determining the interest rates on any Notes or Certificates that are Auction Rate Securities. Appendix I hereto contains a more detailed description of these procedures. Prospective investors in the Auction Rate Securities should read carefully the following summary, along with the more detailed description in Appendix I.

    The interest rate on each Class of Auction Rate Securities will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Securities such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/ dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Securities.

    In the auction procedures, the following types of orders may be submitted:

        (i) Bid/Hold Orders--the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Securities for the upcoming interest period;

        (ii) Sell Orders--an order by a current investor to SELL a specified principal amount of Auction Rate Securities, regardless of the upcoming interest rate; and

       (iii) Potential Bid Orders--the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Securities) is willing to accept in order to BUY a specified principal amount of Auction Rate Securities.

    If an existing investor does not submit orders with respect to all its Auction Rate Securities of the applicable Class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Securities for which no order was received.

    In connection with each auction, Auction Rate Securities will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (I.E., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Securities.

        (a) Assumptions:

           1.  Denominations (Units) = $100,000

           2.  Interest Period = 28 Days

           3.  Principal Amount Outstanding = $50 Million (500 Units)

        (b) Summary of All Orders Received For The Auction

   BID/HOLD ORDERS        SELL ORDERS      POTENTIAL BID ORDERS
----------------------  ----------------  -----------------------
     10 Units at 2.90%     50 Units Sell       20 Units at 2.95%
     30 Units at 3.02%     50 Units Sell       30 Units at 3.00%
     60 Units at 3.05%    100 Units Sell       50 Units at 3.05%
    100 Units at 3.10%     200 Units           50 Units at 3.10%
    100 Units at 3.12%                         50 Units at 3.11%
      300 Units                                50 Units at 3.14%
                                              100 Units at 3.15%
                                          -----------------------
                                                 350 Units

        Total units under existing Bid/Hold Orders and Sell Orders always equal issue size (in this case 500 units).

        (c) Auction Agent Organizes Orders In Ascending Order

                NUMBER OF     CUMULATIVE                               CUMULATIVE      TOTAL
ORDER NUMBER      UNITS      TOTAL (UNITS)    ORDER %      NUMBER       OF UNITS      (UNITS)        %
-------------  -----------  ---------------  ---------  -------------  -----------  -----------  ---------
      1             10(W)             10         2.90%            7        100(W)          300       3.10%
      2             20(W)             30         2.95%            8         50(W)          350       3.10%
      3             30(W)             60         3.00%            9         50(W)          400       3.11%
      4             30(W)             90         3.02%           10        100(W)          500       3.12%
      5             50(W)            140         3.05%           11         50(L)                    3.14%
      6             60(W)            200         3.05%           12        100(L)                    3.15%

       --------------------------------------

       (W) Winning Order (L) Losing Order

    Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next period that interest will accrue (each an "Interest Period"), when another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the Maximum Auction Rate (each as described in Appendix I).

    The above example assumes that a successful auction has occurred (I.E., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Securities offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Securities are subject to Hold Orders (I.E., each holder of Auction Rate Securities wishes to continue holding its Auction Rate Securities, regardless of the interest rate) the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the All Hold Rate (as defined below).

    As stated above, the foregoing is only a summary of the auction procedures. A more detailed description of these procedures is contained in Appendix I.

MONTHLY ADVANCES AND COMPENSATING INTEREST

    In order to maintain a regular flow of scheduled interest payments to Securityholders (rather than to guarantee or insure against losses) if so provided in the related Prospectus Supplement, the Master Servicer will be required to advance to the Trustee, on or before each Remittance Date (from its own funds), the amount, if any, by which (a) the sum of (x) 30 days' interest at the applicable weighted average Adjusted Loan Remittance Rate (as defined below) on the then outstanding principal balance of the related Series of Securities and (y) the amount, if any, required to be deposited into the related Reserve Account (as specified in the Prospectus Supplement) for the related Remittance Date exceeds (b) the amount received by the Master Servicer and any Sub-Servicers in respect of interest on the Loans as of the related Record Date (less certain amounts not required to be deposited into the related Trust) (such excess, the "Monthly Advance"). For each Class of Securities, the "Adjusted Loan Remittance Rate" will equal the sum of the related Pass-Through Rate or Interest Rate and the rate used in determining certain expenses payable by the related Trust, as more specifically set forth in the related Prospectus Supplement. The Master Servicer will not be required to make any Monthly Advances which it determines, in good faith, would be nonrecoverable from amounts in respect of the Loans.

    If so specified in the related Prospectus Supplement, not later than the close of business on each Determination Date, with respect to each Loan for which a Principal Prepayment in full or Curtailment was received during the related Due Period, the Master Servicer will be required to remit to the Trustee for deposit in the Distribution Account from amounts otherwise payable to it as servicing compensation, an amount equal to the excess of (a) 30 days' interest on the principal balance of each such Loan as of the beginning of the related Due Period at the applicable weighted average Adjusted Loan Remittance Rate, over (b) the amount of interest actually received on the related Loan for such Due Period (such difference, "Compensating Interest").

REVOLVING PERIOD AND AMORTIZATION PERIOD; RETAINED INTEREST

    If the related Prospectus Supplement so provides, there may be a period commencing on the date of issuance of a Class or Classes of Notes and/or Certificates of a Series and ending on the date set forth in the related Prospectus Supplement (each, a "Revolving Period") during which limited or no principal payments will be made to one or more Classes of Notes or Certificates of the related Series as are identified in such Prospectus Supplement. Some or all collections of principal otherwise allocated to such Classes of Notes or Certificates may be (i) utilized during the Revolving Period to acquire additional Trust Assets which satisfy the criteria specified above and the criteria set forth in the related Prospectus Supplement, (ii) held in an account and invested in Permitted Investments for later distribution to Securityholders,
(iii) applied to those Notes or Certificates for such Series, if any, specified in the related Prospectus Supplement as then are in amortization, or (iv) otherwise applied as specified in the related Prospectus Supplement.

    An "Amortization Period" is the period during which an amount of principal is payable to Holders of a Series which, during the Revolving Period, were not otherwise entitled to such payments. If so specified in the related Prospectus Supplement, during an Amortization Period all or a portion of principal collections on the Loans may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the Classes of Notes or Certificates for such Series specified in the related Prospectus Supplement as then being entitled to payments of principal. In addition, if so specified in the related Prospectus Supplement, amounts deposited in certain accounts for the benefit of one or more Classes of Notes or Certificates for such Series may be released from time to time or on a specified date and applied as a payment of principal on such Classes of Notes or Certificates. The related Prospectus Supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

    Each Series which has a Revolving Period may also issue to the Representative or one of its affiliates a certificate evidencing an undivided beneficial interest (a "Retained Interest") in such Series not represented by the other Securities issued by the Representative. As further described in the related Prospectus Supplement, the value of such Retained Interest will fluctuate as the amount of Notes and Certificates of the related Series of Securities.

BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, the Certificates and/or Notes of a Series initially will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates and notes. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

    Under a book-entry format, Certificateholders and/or Noteholders, as applicable, that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of

Certificates and/or Notes of a Series registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities and reports relating to the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments and reports relating to the Securities after the related Remittance Date because, while payments and such reports are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments and reports to its Participants which thereafter will be required to forward them to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Certificates and/or Notes of a Series will only be permitted to exercise the rights of Certificateholders and/or Noteholders, as applicable, under the applicable Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit reports and payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to the Securities similarly are required to make book-entry transfers and receive and transmit such reports and payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and reports and will be able to transfer their interests.

    Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

    DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

    Any Notes and/or Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees ("Definitive Securities"), rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Agreement and Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates and/or notes representing the Securities and instruction for re-registration, the Trustee will issue the Notes and/or Certificates in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the related Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Remittance Date at such office or agency as is specified in the notice of final payment to Securityholders.

                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more Classes of a Series of Securities or with respect to the Trust Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more Classes of the Notes and/or Certificates of such Series, (ii) the use of a Guaranty Insurance Policy, Spread Amount, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Reserve Accounts, Supplemental Interest Payments, a letter of credit, a limited financial guaranty insurance policy, a Guaranty of The Money Store, other third party guarantees or maturity protection, derivative instruments, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more Classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several Classes of Securities, and if principal payments equal to the aggregate principal balances of certain Classes will be distributed prior to such distributions to other Classes, the Classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement may be canceled or reduced by the Master Servicer or the Representative if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities. The Trustee of the related Trust will have the right to sue providers of credit enhancement if a default is made on a required payment.

SUBORDINATION

    All Classes of Certificates are Subordinated in right of payment to any Class of Notes in a given Series to the extent described in the related Prospectus Supplement. To enhance the likelihood of regular receipt by holders of Senior Certificates or Senior Notes, as the case may be, of the full amount of payments which they would be entitled to receive in the absence of any losses or delinquencies, if so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more Classes of Subordinated Certificates or Subordinated Notes, as the case may be, of a Series will instead be payable to holders of one or more Classes of Senior Certificates or Senior Notes, as the case may be, under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the holders of Senior Certificates or Senior Notes, as the case may be, will receive the amounts of principal and/or interest due to them on each Remittance Date, out of the funds available for distribution on such date in the related Distribution Account, prior to any such distribution being made to holders of the related Subordinated Certificates or Subordinated Notes, a the case may be, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The protection afforded to the holders of Senior Certificates or Senior Notes, as the case may be, through subordination also may be accomplished by first allocating certain types of losses or delinquencies to the related Subordinated Certificates or Subordinated Notes, as the case may be, to the extent described in the related Prospectus Supplement. If aggregate losses and delinquencies in respect of such Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or Subordinated Notes, as the case may be, or, if applicable, were to exceed the specified maximum amount, holders of Senior Certificates or Senior Notes, as the case may be, would experience losses on the Securities.

    In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates or Subordinated Notes, as the case may be, on any Remittance Date may instead be deposited into one or more Reserve Accounts established and maintained with the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Remittance Date, on each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or Senior Notes, as the case may be, or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the Class of Securities specified in the Prospectus Supplement at the times and under the circumstances specified in the Prospectus Supplement. See "--Reserve Accounts" below.

    If so specified in the related Prospectus Supplement, the same Class of Securities may be Senior Certificates or Senior Notes, as the case may be, with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Certificates or Subordinated Notes, as the case may be, with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various Classes of Senior Certificates or Senior Notes, as the case may be, and Subordinated Certificates or Subordinated Notes, as the case may be, may themselves be subordinate in their right to receive certain distributions to other Classes of Senior and Subordinated Certificates or Subordinated Notes, as the case may be, respectively, through a cross support mechanism or otherwise. As between Classes of Senior Certificates or Senior Notes, as the case may be, and as between Classes of Subordinated Certificates or Subordinated Notes, as the case may be, distributions may be allocated among such Classes (i) in the order of their scheduled final Remittance Dates, (ii) in accordance with a schedule or formula,
(iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinated Certificates or Subordinated Notes, as the case may be, in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any Reserve Account, and the conditions under which amounts in any such Reserve Account will be used to make distributions to Senior Holders of Senior Certificates or Senior Notes, as the case may be, or released to Holder of Subordinated Certificates or Subordinated Notes, as the case may be, from the related Trust.

GUARANTY INSURANCE POLICIES

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy may be obtained and maintained for any Class or Series of Certificates and/or Notes. The issuer of any Guaranty Insurance Policy (a "Security Guaranty Insurer") will be described in the related Prospectus Supplement. A copy of any such Guaranty Insurance Policy will be attached as an exhibit to the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, a Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete Insured Payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement.

    The specific terms of any Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the Master Servicer's obligation to repurchase or substitute for any Loans, to guarantee any specified rate of prepayments or to provide funds to redeem Certificates and/or Notes on any specified date.

    Subject to the terms of the related Agreement, the Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payments by such Security Guaranty Insurer under the related Guaranty Insurance Policy.

SPREAD AMOUNT

    If so specified in the related Prospectus Supplement, certain Classes of Securities may be entitled to receive limited acceleration of principal relative to the amortization of the related Trust Assets. The accelerated amortization will be achieved by applying certain excess interest collected on the Trust Assets to the payment of principal on such Classes of Securities. This acceleration feature is intended to create an amount (the "Spread Amount"), resulting from, and generally equal to, the excess of the aggregate principal balances of the applicable Trust Assets over the principal balances of the applicable Classes of Securities. Once the required Spread Amount is reached, and subject to the provisions described in the next sentence and in the related Prospectus Supplement, the acceleration feature will cease, unless necessary to maintain the required level of the Spread Amount. The applicable Agreement will provide that, subject to certain floors, caps and triggers, the required level of the Spread Amount may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the applicable Classes of Securities to increase the actual level of the Spread Amount to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of the Spread Amount to its required level. An Agreement also may provide that after one or more Classes of Securities have been paid to the required level of the Spread Amount, excess interest, together with certain other excess amounts, may be applied to make-up shortfalls in, or accelerate the amortization of, other Classes of Securities.

MORTGAGE POOL INSURANCE POLICIES

    If specified in the Prospectus Supplement related to any Pool of Loans, a Mortgage Pool Insurance Policy issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement will be obtained and maintained for each Series pertaining to Loans. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on the related Loans in the Pool in an amount, unless otherwise specified in the related Prospectus Supplement, initially equal to a specified percentage of the aggregate principal balance of all Loans included in the Pool as of the Cut-Off Date or such other date as is specified in such Prospectus Supplement. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Loans and only upon satisfaction of certain conditions precedent described below.

    A Mortgage Pool Insurance Policy generally will not insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or
(ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, an endorsement to the Mortgage Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause (i) or (ii) above might result in a breach of the Master Servicer's representations described above and, in such event, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Loan if the breach cannot be cured by the Master Servicer. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Loan occurring when the servicer of such Loan, at the time of default or thereafter, was not approved by the applicable insurer.

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
    The original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

SPECIAL HAZARD INSURANCE POLICIES

    If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Agreement--Hazard Insurance." No Special Hazard Insurance Policy will cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Loan has been kept in force and other protection and preservation expenses have been paid.

    Unless otherwise specified in the related Prospectus Supplement, since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

BANKRUPTCY BONDS

    If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Certain Legal Aspects of the Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

RESERVE ACCOUNTS

    If specified in a Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement may be deposited by the Master Servicer or Representative on the date specified in the Prospectus Supplement in one or more Reserve Accounts established with the Trustee. In addition to or in lieu of the foregoing, if so specified in such Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Remittance Date may instead be deposited into such Reserve Accounts. Such deposits may be made on the date specified in the Prospectus Supplement, which may include each Remittance Date, each Remittance Date for specified periods or until the balance in the Reserve Account has reached a specified amount. See "--Subordination" above.

    The cash and other assets in the Reserve Accounts will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Any cash in a Reserve Account and the proceeds upon maturity or liquidation of any other asset or instrument therein will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Any asset or instrument deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the Securityholders, as beneficiary and will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

    Any amounts so deposited and payments on assets and instruments deposited in a Reserve Account will be available for withdrawal from such Reserve Account for distribution to Securityholders for the purposes, in the manner and at the times specified in the Prospectus Supplement.

SUPPLEMENTAL INTEREST PAYMENTS

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to receive supplemental interest payments under specified circumstances. Supplemental interest payments will be available to fund some or all of the difference, if any, between the interest owed to a Class of Securities on a Remittance Date and the interest that would be available to pay such interest assuming no defaults or delinquencies on the Trust Assets. Such differences may result if the interest rates on the applicable Classes of Securities are based upon an index that differs from the index used in determining the interest rates on the Trust Assets. Except as otherwise provided in a Prospectus Supplement, supplemental interest payments will not be available to fund shortfalls resulting from delinquencies or defaults on the Trust Assets.

MATURITY PROTECTION

    If so specified in the Prospectus Supplement, one or more Classes of Securities may be entitled to third-party payments to help provide that the holders of such Securities receive their unpaid principal on or prior to a specified date.

OTHER INSURANCE, GUARANTEES, SWAPS, AND SIMILAR INSTRUMENTS OR AGREEMENTS

    If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, a Guaranty of The Money Store, other third party guarantees, limited guarantees or insurance from agencies or instrumentalities of the United States, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate.

    If any Class of Securities has a floating interest rate, or if any of the Trust Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar hedge contract providing limited protection against interest rate risks. If provided in the related Prospectus Supplement, interest and/or principal on one or more Classes of the Securities of a Series may be paid to Holders thereof in a currency other than U.S. dollars. If so provided, the Trust may, in connection therewith, enter into one or more currency rate swaps to provide limited protection against foreign currency rate fluctuation risks. One or more Classes of Securities also may be issued in conjunction with a put or call feature entitling (in the case of a put) or obligating (in the case of a call) the applicable Securityholders to sell some or all of its Securities to the party named in the applicable Prospectus Supplement on the date or dates set forth therein. Any such arrangements must be acceptable to each nationally recognized rating agency that provides a rating for the related Series of Securities (the "Rating Agency").

CROSS SUPPORT

    If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate Classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trusts. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

    The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Trust Assets included in the related Trusts, the allocation of available funds to various Classes of Securities, the Pass-Through Rate or Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

    The original terms to maturity of the Loans in a given Pool will vary depending upon the type of Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Loans in the related Pool. Loans generally may be prepaid without penalty in full or in part at any time.

    In general, prepayment of Loans is likely to increase when the level of prevailing interest rates for similar loans declines significantly, although the prepayment rate is influenced by a number of other factors, including general economic conditions. Similarly, when the level of prevailing interest rates rises, prepayment rates may decrease. No prediction can be made as to the prepayment rate that the Loans will actually experience.

    The prepayment experience of the Pools may be affected by a wide variety of factors, including general and local economic conditions, mortgage market interest rates and the availability of alternative financing. The Representative is unaware of any reliable studies that would project the prepayment risks associated with the Loans based upon current interest rates and economic conditions or the historical prepayment experience of The Money Store's and its affiliates' portfolios of Loans.

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
    Greater than anticipated prepayments of principal will increase the yield on Securities purchased at a price less than par. Similarly, greater than anticipated prepayments of principal will decrease the yield on Securities purchased at a price greater than par. The effect on an investor's yield of principal prepayments on the Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the applicable Class of Securities may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The weighted average lives of Securities will also be affected by the amount and timing of delinquencies and defaults on the Loans and the recoveries, if any, on defaulted Loans and foreclosed properties. Delinquencies and defaults will generally slow the rate of payment of principal to the Securityholders. However, this effect will be offset to the extent that lump sum recoveries on defaulted Loans and foreclosed properties result in principal payments on the Securities faster than otherwise scheduled.

    When a full prepayment or Curtailment occurs on a Loan, the Mortgagor will be charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. If so specified in the related Prospectus Supplement, in the event that less than 30 days' interest is collected on a Loan during a Due Period, whether due to prepayment in full or a Curtailment, the Master Servicer will be obligated to pay Compensating Interest with respect thereto, but only to the extent of the aggregate Servicing Fee and Contingency Fee for the related Remittance Date. To the extent such shortfalls exceed the amount of Compensating Interest that the Master Servicer is obligated to pay, and are not otherwise covered by Insured Payments, the yield on the Securities could be adversely affected.

    Under certain circumstances, the Master Servicer, certain insurers, the holders of REMIC Residual Certificates or certain other entities specified in the related Prospectus Supplement may have the option to purchase the Trust Assets and other assets of a Trust, thereby effecting earlier retirement of the related Series of Securities. See "The Agreement--Termination; Purchase of Loans."

    If so specified in the related Prospectus Supplement, the effective yield to certain Securityholders may be slightly lower than the yield otherwise produced by the applicable Remittance Rate and purchase price, because while interest generally will accrue on such Securities from the first day of each month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

    In addition, if so specified in the related Prospectus Supplement, prepayments may result from amounts on deposit, if any, in the Pre-Funding Account at the end of the Funding Period being applied to the payment of principal of the Securities.

    The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities. Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities.

                                 THE AGREEMENTS

    Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

SALE OF LOANS

    Pursuant to each related Pooling and Servicing Agreement or Sale and Servicing Agreement, as the case may be, at the time of issuance of Securities of a Series, the Originators and/or The Money Store will sell to the related Trust, without recourse, all interest of the Originators and/or The Money Store in each of

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
the Trust Assets comprising the assets of such Trust and all interest in all actual payments collected after the Cut-Off Date with respect to such Trust Assets.

    In addition, to the extent specified in the related Prospectus Supplement, the net proceeds received from the sale of the Securities of a given Series will be applied to the deposit of the Pre-Funded Amount into the Pre-Funding Account. The aggregate principal balance of additional Trust Assets to be purchased for the related Trust generally will be equal to the Pre-Funded Amount on the date of the issuance of the related Series. On each applicable purchase date, the Originators and/or The Money Store will sell to the related Trust, without recourse, the entire interest of the Originators and/or The Money Store in the additional Trust Assets identified in a schedule attached to a supplemental conveyance relating to such additional Trust Assets executed on such date by the Originators and/or The Money Store. In connection with each purchase of additional Trust Assets, the related Trust will be required to pay to the Originators and/or The Money Store a cash purchase price equal to the outstanding principal balance of each additional Trust Asset as of its related Cut-Off Date. The purchase price will be withdrawn from the Pre-Funding Account and paid to the Originators and/or The Money Store so long as the representations and warranties set forth in "--Representations and Warranties" below apply to each additional Trust Asset to be conveyed, and the conditions set forth in the paragraph below and in the related Agreement are satisfied. The Originators and/or The Money Store will convey the additional Trust Assets to the related Trust on the applicable purchase date pursuant to the Agreement.

    Any conveyance of additional Trust Assets will be subject to the following conditions, among others specified in the related Prospectus Supplement: (i) each such additional Trust Asset must satisfy the eligibility criteria specified in the related Agreement as of its applicable Cut-Off Date and such additional criteria as may be specified in the related Prospectus Supplement; (ii) if and to the extent specified in the related Prospectus Supplement, the third-party credit enhancement provider, if any, shall have approved the transfer of such additional Trust Assets to the related Trust; (iii) neither the Originator nor The Money Store will have selected such additional Trust Assets in a manner that either believes is adverse to the interests of Securityholders; and (iv) the Originator and The Money Store will deliver certain opinions of counsel to the Trustee(s) and the Rating Agencies with respect to the validity of the conveyance of such additional Trust Assets.

    In connection with such transfer and assignment, unless otherwise set forth in a Prospectus Supplement the Representative and/or the Originators will deliver to the Trustee or, with respect to the notes executed by borrowers evidencing a loan (each a "Loan Note") relating to the SBA Section 7(a) Loans being delivered pursuant to (a) below, to the fiscal and transfer agent of the SBA (the "FTA"), the following documents with respect to each Loan (collectively, the "Trustee's Document File"):

        (a) The original Loan Note, endorsed by means of an allonge as follows (bracketed language is only for SBA Section 7(a) Loans): "Pay to the order of [Name of Trustee], and its successors and assigns, as trustee under that
    certain Pooling and Servicing Agreement dated as of               , 199  for
    the benefit of [the United States Small Business Administration and] holders of The Money Store Asset-Backed [Certificates] [Notes], Series 199_-_, Class
          and Class       [, as their respective interests may appear], without
    recourse" and signed, by facsimile or manual signature, in the name of the applicable Originator by a Responsible Officer, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the applicable Originator, if such Originator was not the originator;

        (b) With respect to those Loans secured by Mortgaged Properties, either:
    (i) the original mortgage or deed of trust (each a "Mortgage"), with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording until such time as the original is returned by the public recording office or duly licensed title or escrow officer or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

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
        (c) With respect to those Loans secured by Mortgaged Properties, either:
    (i) the original Assignment of Mortgage from the applicable Seller endorsed as follows (bracketed language is only for SBA Section7(a) Loans): "[Name of Trustee], ("Assignee") its successors and assigns, as trustee under the
    Pooling and Servicing Agreement dated as of               , 199  [, subject
    to the Multi-Party Agreement dated as of               , 199_]" with
    evidence of recording thereon (PROVIDED, HOWEVER, that where permitted under the laws of the jurisdiction wherein the Mortgaged Property is located, the Assignment of Mortgage may be effected by one or more blanket assignments for Loans secured by Mortgaged Properties located in the same county), or
    (ii) a copy of such Assignment of Mortgage certified as a true copy by a Responsible Officer of the applicable Originator where the original has been transmitted for recording (PROVIDED, HOWEVER, that where the original Assignment of Mortgage is not being delivered to the Trustee, each such Responsible Officer may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage relating to the Mortgages originated or acquired by the applicable Originator);

        (d) With respect to those Loans secured by Mortgaged Properties, either:
    (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the applicable Originator, including warehousing assignments, with evidence of recording thereon if such assignments were recorded, (ii) copies of any assignments certified as true copies by a Responsible Officer of the applicable Originator where the originals have been submitted for recording until such time as the originals are returned by the public recording officer, or (iii) copies of any assignments certified by the public recording office in any instances where the original recorded assignments have been lost;

        (e) With respect to those Loans secured by Mortgaged Properties, either:
    (i) originals of any title insurance policies relating to the Mortgaged Properties or (ii) copies of any title insurance policies or other evidence of lien position, including but not limited to PIRT policies, limited liability reports and lot book reports, to the extent the Originators obtain such policies or other evidence of lien position, certified as true by the applicable Originator;

        (f) For all Loans, blanket assignment of all collateral securing the Loan, including without limitation, all rights under applicable guarantees and insurance policies;

        (g) For all Loans, irrevocable power of attorney of the applicable Originator to the Trustee to execute, deliver, file or record and otherwise deal with the collateral for the Loans in accordance with the Agreement. The power of attorney will be delegable by the Trustee to the Master Servicer and any successor servicer and will permit the Trustee or its delegate to prepare, execute and file or record UCC financing statements and notices to insurers; and

        (h) For all Loans, blanket UCC-1 financing statements identifying by type all collateral for the Loans in each of the Pools and naming the Trustee, and with respect to the SBA Section7(a) Loans, the SBA, as Secured Parties and the applicable Originator as the Debtor.

    Notwithstanding the foregoing, the Representative or the applicable Originators will not be required to record the Assignment of Mortgage to the Trustee if the Representative delivers opinions of counsel, satisfactory to the Rating Agencies, to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Loans.

REPRESENTATIONS AND WARRANTIES

    Each Originator will represent to the Trustee and the Securityholders, among other things, with respect to each Loan originated or acquired by it, as of the related Cut-Off Date or such other date as may be set forth in an Agreement:

        (1) The information with respect to each Loan set forth in the Loan
    Schedule is true and correct;

        (2) All of the original or certified documentation set forth in the Agreement (including all material documents related thereto) has been or will be delivered to the Trustee or, with respect to the SBA Section7(a) Loans, the FTA, or as otherwise provided in the related Agreement;

        (3) Each Loan has been originated or acquired by an Originator in accordance with the applicable underwriting criteria set forth herein and is being serviced by the Master Servicer or one or more Subservicers;

        (4) With respect to those Loans secured by a Mortgaged Property, each Mortgage is a valid and subsisting lien of record on the Mortgaged Property subject only to any applicable prior liens on such Mortgaged Property and subject in all cases to such exceptions that are generally acceptable to banking institutions in connection with their regular commercial lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

        (5) Each Section 7(a) Companion Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related SBA Section7(a) Loan and each SBA 504 Loan, if any, is secured by a Mortgaged Property, which security interest is senior to the security interest in such Mortgaged Property granted in connection with the related loan made by the SBA;

        (6) Immediately prior to the transfer and assignment contemplated by the Agreement, the applicable Originator held good and indefeasible title to, and was the sole owner of each Section 7(a) Companion Loan, each SBA 504 Loan, each Non-SBA Loan, and the Unguaranteed Interest of each SBA Section7(a) Loan, conveyed by the Originator subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraphs (4) and (5) above or other liens which will be released simultaneously with such transfer and assignment;

        (7) As of the related Cut-Off Date, no Loan will be more than 59 days delinquent in payment;

        (8) To the best of the Originator's knowledge, there will be no delinquent tax or assessment lien on any Mortgaged Property which is the primary collateral for the related loan, and each such Mortgaged Property will be free of material damage and will be in good repair;

        (9) No Loan will be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan or any related Mortgage, or the exercise of any right thereunder, render either the Loan or any related Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

        (10) Each Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and, with respect to the SBA Loans, the applicable SBA Rules and Regulations;

        (11) The Originator requires that the improvements upon each Mortgaged Property which is the primary collateral for the related loan are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage;

        (12) The Originator requires that if a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy is in effect with respect to such Mortgaged Property with a generally acceptable carrier;

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        (13) Each Loan will conform, and all such Loans in the aggregate will conform, to the descriptions thereof set forth in this Prospectus and the related Prospectus Supplement;

        (14) The terms of each Loan and the related Mortgage or other security agreement pursuant to which collateral was pledged will not have been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the SBA, with respect to the SB Section7(a) Loans, and the Securityholders and which will have been delivered to the Trustee;

        (15) Each Mortgaged Property which is the primary collateral for the related Loan will be, at the time of origination of such Loan, and to the best of the Originator's knowledge will be, as of the related Cut-Off Date, below regulatory agency action levels of contamination from toxic substances or hazardous wastes or is subject to ongoing environmental rehabilitation, which, with respect to the SBA Loans, must be approved by the SBA;

        (16) With respect to each Loan secured by a Mortgaged Property and that is not a first mortgage loan, either (i) no consent for the Loan is required by the holder of any related prior lien or (ii) such consent has been obtained;

        (17) Any related Mortgage will contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There will be no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage; and

        (18) There will be no default, breach, violation or event of acceleration existing under each Loan and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Originators will not have waived any default, breach, violation or event of acceleration.

    Pursuant to the Agreement, upon the discovery by The Money Store, the Originators, the Master Servicer, any Subservicer or the Trustee of a breach of any of the representations and warranties contained in the Agreement relating to an Originator or the Loans which materially and adversely affects the value of the Loans or the interest of the Securityholders in the related Loan in the case of a representation or warranty relating to a particular Loan (notwithstanding that such representation and warranty was made to the applicable Originator's best knowledge), the party discovering such breach is required to give prompt written notice to the other parties. Within 60 days of the earlier to occur of its discovery or its receipt of notice of any such breach, the appropriate Originator will, (x) if such Loan is an SBA Section7(a) Loan, (i) promptly cure such breach in all material respects, (ii) purchase the Unguaranteed Interest of such SBA Section7(a) Loan from its own funds at a price equal to the then current principal balance of the Unguaranteed Interest of such SBA Section7(a) Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or
(iii) remove such SBA Section7(a) Loan from the related Trust and substitute one or more qualified SBA Section7(a) Loans; or (y) if such Loan is a Section 7(a) Companion Loan, an SBA 504 Loan or a Non-SBA Loan, (i) promptly cure such breach in all material respects, (ii) purchase such Loan from its own funds at a price equal to the then current principal balance of such Loan as of the date of purchase, plus 30 days' interest thereon at the related Adjusted Loan Remittance Rate as of the next succeeding Determination Date, plus any accrued unpaid Servicing Fees, Monthly Advances and Servicing Advances reimbursable to the Master Servicer, which purchase price shall be deposited in the Principal and Interest Account on the next succeeding Determination Date or (iii) remove such Loan from the related Trust and substitute one or more qualified Loans of similar type. In addition, the Originators

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
will agree to indemnify the related Trust, the Trustee, the Securityholders, and, with respect to SBA Loans, the SBA, against any loss arising from a material breach of any such representation and warranty. The obligation of the Originators to so purchase or substitute and to indemnify the Securityholders and the Trustee will constitute the sole remedy respecting a material breach of any such representation or warranty to the Securityholders or the Trustee.

PAYMENTS ON THE LOANS

    The Agreement will require the Master Servicer to establish and maintain one or more principal and interest accounts (each a "Principal and Interest Account") at one or more institutions designated as a "Designated Depository Institution" in the Agreement.

    All funds in the Principal and Interest Accounts will be required to be held
(i) uninvested, up to the limits insured by the Federal Deposit Insurance Corporation or (ii) invested in instruments designated as "Permitted Instruments" in the Agreement. Any investment earnings on funds held in the Principal and Interest Accounts are for the account of the Master Servicer.

    The Master Servicer is required to deposit in the Principal and Interest Account (within two Business Days of receipt): (i) all payments received after the Cut-Off Date on account of interest on the Loans (net of the portion thereof, if any, required to be paid to the holders of the Guaranteed Interest, the FTA's Fee, the Additional Fee and the Servicing Fee, other servicing compensation payable to the Master Servicer as permitted by the Agreement) and such other amounts as may be described in a Prospectus Supplement, (ii) all payments received after the Cut-Off Date on account of principal on the Loans (or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of all such sums received), including all Excess Payments, Principal Prepayments, Curtailments, Net Liquidation Proceeds, Insurance Proceeds (other than amounts to be applied to the restoration or repair of the related Mortgaged Property, or to be released to the Obligor) and Released Mortgaged Property Proceeds (or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of all such sums received), (iii) any amounts paid in connection with the repurchase of a Loan, or with respect to SBA Section7(a) Loans, the Unguaranteed Interest of such Loan, and the amount of any adjustment for substituted Loans, (iv) the amount of any losses incurred in connection with investments in Permitted Instruments and
(v) certain amounts relating to insufficient insurance policies and foreclosed property.

GENERAL SERVICING STANDARDS

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to master service the Loans in accordance with the related Agreement and, with respect to the SBA Section7(a) Loans, the Multi-Party Agreement and the SBA Rules and Regulations. As used herein, "SBA Rules and Regulations" means the SBA Act, all rules and regulations promulgated from time to time thereunder and the Loan Guaranty Agreement. Pursuant to each Agreement and in accordance with applicable SBA Rules and Regulations, the Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms of the related Loan. Nonetheless, the Master Servicer, in determining the type of action that is reasonable to pursue may consider, among other things, the unpaid principal balance of a Loan against the estimated cost of collection or foreclosure action, the unpaid balance of the related prior mortgage, if any, the condition and estimated market value ("as is" and "if repaired"), the estimated marketability of the related Mortgaged Property and the borrower's ability to repay.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The Master Servicer will be entitled to a servicing fee (the "Servicing Fee") and, to the extent set forth in the related Prospectus Supplement, a contingency fee (the "Contingency Fee") equal to the percentages per annum specified in the related Prospectus Supplement of the principal balance of each Loan. The Contingency Fee is meant to provide additional servicing compensation to a successor servicer if The

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Money Store or one of its affiliates is replaced as Master Servicer under the related Agreement. However, as long as The Money Store or one of its affiliates acts as Master Servicer, it will be entitled to receive any applicable Contingency Fee, although such amount is not deemed servicing compensation. Unless otherwise specified in the related Prospectus Supplement, the Servicing Fee and Contingency Fee, if any, will each be calculated and payable monthly from the interest portion of scheduled monthly payments, liquidation proceeds and certain other collected proceeds. In addition, the Master Servicer will be entitled under the Agreement to retain additional servicing compensation in the form of assumption and other administrative fees, any applicable prepayment penalties, premiums and late payment charges, interest paid on funds in the Principal and Interest Account, interest paid on earnings realized on Permitted Instruments, and certain other excess amounts.

    The Master Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its obligations under the Agreements, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Property and other collateral acquired in satisfaction of the related Loan. Such expenditures may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing payments on the related senior mortgage, if any, advances of delinquent property taxes, upkeep and maintenance of the property if it is acquired through foreclosure and similar types of expenses. Each such expenditure constitutes a "Servicing Advance." The Master Servicer will be obligated to make the Servicing Advances incurred in the performance of its servicing obligations. The Master Servicer will be entitled to recover Servicing Advances to the extent permitted by the Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the Mortgagor or otherwise relating to the Loan. Servicing Advances will be reimbursable to the Master Servicer from the sources described above out of the funds on deposit in the Principal and Interest Account.

HAZARD INSURANCE

    The Master Servicer will be required under each Agreement to maintain fire and hazard insurance with extended coverage customary in the area where a Mortgaged Property is located. Such requirements vary from region to region. If at origination of a Loan, to the best of the Master Servicer's knowledge after reasonable investigation, the related Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) consistent with the SBA Rules and Regulations, if applicable, the Master Servicer will require the related obligor to purchase a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the full insurable value of the Mortgaged Property, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Master Servicer will also be required to maintain, to the extent such insurance is available and in accordance with the SBA Rules and Regulations, if applicable, and the Master Servicer's policies, on Foreclosed Property constituting real property, fire and hazard insurance in the amounts described above and liability insurance. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Obligor in accordance with the SBA Rules and Regulations, if applicable), are required to be deposited by the Master Servicer in the Principal and Interest Account.

REALIZATION UPON DEFAULTED LOANS WITH RELATED MORTGAGES

    In accordance with SBA Rules and Regulations and with the prior written consent of the SBA, the Master Servicer will be required to foreclose upon or otherwise comparably effect the ownership in the

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name of the SBA of Mortgaged Properties relating to defaulted SBA Section7(a)
Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. Although the consent of the SBA will not be required for the Master Servicer to foreclose on a Mortgaged Property relating to a Section 7(a) Companion Loan, the Master Servicer will have to obtain such consent in connection with the related SBA Section7(a) Loan. No consent of the SBA will be required for the Master Servicer to foreclose on a Mortgaged Property relating to an SBA 504 Loan or a Non-SBA Loan. In connection with such foreclosure or other conversion, the Master Servicer will be required to exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs. The Master Servicer will take into account the existence of any hazardous substances, hazardous wastes or solid wastes on Mortgaged Properties in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property, and will not foreclose on a Mortgaged Property where it has cause to believe contamination from such substances exists unless it has received a Phase I environmental report and such report reveals no environmental problems, or such Mortgaged Property is subject to an environmental rehabilitation for which the Originators are not responsible.

WAIVERS AND DEFERMENTS OF CERTAIN PAYMENTS

    The Agreement will require the Master Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Loans. Consistent with the foregoing and the SBA Rules and Regulations, if applicable, the Master Servicer may in its discretion waive any assumption fee or any other fee or charge which the Master Servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any Mortgagor, subject to the limitations set forth in the Agreement. In the event the Master Servicer consents to the deferment of the due dates for payments due on a Loan, the Master Servicer will nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred.

SUB-SERVICERS

    The Master Servicer will be permitted under the related Agreement to enter into sub-servicing arrangements with sub-servicers meeting the requirements of the related Agreement (each, a "Sub-Servicer"). Such sub-servicing arrangements will not relieve the Master Servicer of any liability it might otherwise have, had the sub-servicing arrangement not been entered into.

    The Master Servicer is required to deliver to the Trustee and the SBA on or before March 31 of each year, an Officers' Certificate stating, as to each signer thereof, that (i) the Master Servicer has fully complied with certain provisions of the Agreement relating to servicing of the Loans and payments on the Securities, (ii) a review of the activities of the Master Servicer during such preceding year and of performance under the Agreement has been made under such officers' supervision, and (iii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default.

    On or before March 31 of each year, the Master Servicer is required to cause to be delivered to the Trustee a letter or letters of a firm of nationally recognized independent certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

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
REMOVAL AND RESIGNATION OF MASTER SERVICER

    The Security Guaranty Insurer, if any, or the Holders of not less than 50 percent of each Class of Securities, other than the holders of residual interests, if any (the "Majority Securityholders"), by notice in writing to the Master Servicer and with the prior written consent of the Security Guaranty Insurer, if any, which consent may not be unreasonably withheld, may, pursuant to the related Agreement, remove the Master Servicer upon the occurrence of any of the following events:

        (i) (a) an Event of Nonpayment (as defined below) if the Series has the benefit of a Guaranty Insurance Policy; (B) the failure by the Master Servicer to make any required Servicing Advance to the extent such failure materially or adversely affects the interests of the Security Guaranty Insurer, if any, or the Securityholders; (C) the failure by the Master Servicer to make any required Monthly Advance; (D) the failure by the Master Servicer to remit any Compensating Interest; or (E) any failure by the Master Servicer to remit to the Trustee any payment required to be made under the terms of the related Agreement, which in each case continues unremedied (in the case of the events described in clauses (i)(a), (i) (B), (i)(D) and (i)(E) for 30 days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

        (ii) failure by the Master Servicer or The Money Store (so long as The Money Store is the Master Servicer) duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer or the Representative, as set forth in the related Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or The Money Store, as the case may be, by the Trustee or to the Master Servicer or The Money Store, as the case may be, and the Trustee by any Securityholder or the Security Guaranty Insurer, if any; or

       (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

        (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of the Master Servicer's property; or

        (v) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

    Unless otherwise specified in the related Prospectus Supplement, an "Event of Nonpayment" will generally be defined in the Agreements as a shortfall on any Remittance Date in moneys (excluding any amounts representing Insured Payments) available to fund the full amount of the Distribution Amounts due on such Remittance Date.

    The Master Servicer may not assign its obligations under the Agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, the SBA, the Trustee and the Majority Securityholders, or upon the determination that the Master Servicer's duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Master Servicer. No such resignation shall become effective until a successor has assumed the Master Servicer's responsibilities and obligations in accordance with the Agreement.

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
    Upon removal or resignation of the Master Servicer, the Trustee will be the successor servicer (the "Successor Servicer"), except that the Trustee as Successor Servicer will not be required to make Monthly Advances and certain other advances to the extent that the Trustee determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the SBA or the Security Guaranty Insurer, if any, so request, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the SBA, the Security Guaranty Insurer, if any, or such other entities as may be specified in a Prospectus Supplement, having a net worth of not less than $15,000,000 and which is an approved SBA guaranteed lender in good standing as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer.

    The Successor Servicer will be entitled to receive the Servicing Fee, the Contingency Fee, if any, and such other compensation as is described under "--Servicing and Other Compensation and Payment of Expenses" above.

TERMINATION; PURCHASE OF LOANS

    The Trust established under a Pooling and Servicing Agreement or a Trust Agreement will terminate upon notice to the Trustee following the earlier to occur of (i) the final payment or other liquidation of such last Loan remaining in the related Trust or the disposition of all REO Property, (ii) the optional purchase of the assets of the Trust by the Master Servicer or the Security Guaranty Insurer, if any, as described below, (iii) mutual consent of the Master Servicer, the Security Guaranty Insurer, if any, and all Securityholders in writing; or (iv) if a REMIC election has been made for the related Trust, the occurrence of a "qualified liquidation" of the Trust, as permitted by the REMIC provisions of the Code as described below; PROVIDED, HOWEVER, that in no event will any Trust terminate later than twenty-one years after the death of the last survivor of the person named in the related Agreement.

    Subject to provisions in an Agreement concerning adopting a plan of complete liquidation, on any date on which the aggregate principal balances of the Loans are less than 10% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement), the Master Servicer may, at its option, and in the absence of the exercise thereof by the Master Servicer, the Security Guaranty Insurer, if any, may, at its option, purchase, on the next succeeding Remittance Date, all of the Loans and any related REO Properties at a price equal to the Termination Price. If so provided in the related Prospectus Supplement, the Master Servicer or another entity may purchase some or all of the Loans under the circumstances described in such Prospectus Supplement.

    On any Remittance Date on or after the Cross-Over Date on which Loans with an aggregate principal balance as of the Cut-Off Date that equals or exceeds 25% of the Original Pool Principal Balance (or such other percentage as may be specified in the related Prospectus Supplement) have become liquidated Loans, the Security Guaranty Insurer, if any, may determine to purchase and may cause the purchase from the Trust of all Loans and REO Properties in the Pool at a price equal to the sum of the Termination Price and the outstanding and unpaid fees and expenses of the Trustee and the Master Servicer.

    INDENTURE. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the Indenture may provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the final scheduled Remittance Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

    REMIC CONSIDERATIONS. If a REMIC election is made for a Series of Securities, following a final determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination (i) the Majority Securityholders may direct the Trustee on behalf of such Trust to adopt a "plan of complete liquidation" (within the meaning of Section 860F(a)(4)(B)(i) of the Code) with respect to such REMIC and (ii) the Security Guaranty Insurer, if any, may notify the Trustee of the Security Guaranty Insurer's determination to purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan, then remaining in such REMIC at a price (the "Termination Price") equal to the sum of (x) 100% of the aggregate principal balances of such Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Distribution Account representing collections of principal on such Loans during the current Due Period, (y) 30 days' interest on such amount computed at the applicable weighted average of the Adjusted Loan Remittance Rates, and (z) the interest portion of any unreimbursed Insured Payment made by the Security Guaranty Insurer, if any. Upon receipt of such direction by the Majority Securityholders or of such notice from the Security Guaranty Insurer, the Trustee will notify the holders of the residual interest in the Trust (the "Class R Certificates") of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Holders of a majority of the percentage interest of the Class R Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the related Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the REMIC at a purchase price equal to the Termination Price.

    If, during a Purchase Option Period, the holders of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period (i) in the event that the Majority Securityholders have given the Trustee the direction described in clause (i) above, the Trustee is required to sell the Loans and such other property in the REMIC and distribute the proceeds of the liquidation of the REMIC, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the REMIC and the distribution of the proceeds of the liquidation occur no later than the close of the 60th day, or such later day as the Majority Securityholders shall permit or direct in writing, after the expiration of the Purchase Option Period and (ii) in the event that the Security Guaranty Insurer has given the Trustee notice of the Security Guaranty Insurer's determination to purchase the assets described in clause (ii) preceding, the Security Guaranty Insurer shall so purchase such assets within 60 days after the expiration of the Purchase Option Period.

    Following a Final Determination, the holders of a majority of the percentage interest of the Class R Certificates then outstanding may, at their option and upon delivery to the Trustee and the Security Guaranty Insurer, if any, of an opinion of nationally recognized tax counsel selected by the Holders of such Class R Certificates, which opinion shall be reasonably satisfactory in form and substance to the Majority Securityholders and the Security Guaranty Insurer, if any, that the effect of the Final Determination is to increase substantially the probability that the gross income of the REMIC will be subject to federal

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taxation, purchase from the Trust all Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Loan then remaining in the applicable REMIC at a purchase price equal to the Termination Price. The foregoing opinion shall be deemed satisfactory unless the Majority Securityholders give the holders of a majority of percentage interests in the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion.

CONTROL BY HOLDERS

    Each Agreement will provide that the Majority Securityholders may exercise any trust or power conferred on the Trustee with respect to the Securities or the Trusts, upon satisfaction of certain conditions set forth in the Agreements; provided, however, that with respect to any action or event affecting only one or more Classes of Securities, only Holders of such Class or Classes may exercise such trust or power.

EVENTS OF DEFAULT UNDER THE INDENTURE; RIGHTS OF NOTEHOLDERS

    Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Representative or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Representative or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Representative or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for

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unpaid fees and expenses. As a result, upon the occurrence of such an Event of
Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

    Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Note of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

AMENDMENT

    Each Agreement may be amended from time to time by the Master Servicer and the Trustee by written agreement, upon the prior written consent of the SBA and the Security Guaranty Insurer, if any, without the notice to, or consent of, the Securityholders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of such Agreement, or any agreement for the retention of each Trustee's Document File; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the interest of any Securityholder or any other party and further provided that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holder of such Security or change the rights or obligations of any other party thereto without the consent of such party.

    Each Agreement may be amended from time to time by The Money Store, the Master Servicer, the Trustee and the Holders of the majority of the percentage interest in each Class of Securities affected thereby, upon the prior written consent of the SBA and the Security Guaranty Insurer, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner any provisions thereof; provided, however, that if a REMIC election is made for the applicable Trust, no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust as a REMIC or cause a tax to be imposed on the REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Securities without the consent of the Holders of 100% of each Class of Securities affected thereby.

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    Each Agreement may be amended from time to time by the Master Servicer, The
Money Store and the Trustee by written agreement, upon the prior written consent of the SBA and Security Guaranty Insurer, if any, without the notice to or consent of the Securityholders, in connection with the substitution of cash, a letter of credit or any other collateral deposited in a Reserve Account.

    It will not be necessary for the consent of holders to approve the particular form of any proposed amendment, but it will be sufficient if such consent shall approve the substance thereof.

THE TRUSTEE

    Each Prospectus Supplement will name the Trustee under the related Agreement. The Agreement will provide that the Trustee may resign at any time, in which event the Representative will be obligated to appoint a successor Trustee. The Representative may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or if the Trustee enters into certain business combinations. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

GENERAL

    The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Loans. Laws and practices relating to the legal effects and enforcement of mortgages and deeds of trust vary somewhat from state to state. In general, however, the most significant applicable legal principles are similar in all states. The following discussion addresses the more significant legal principles applicable to mortgages and deeds of trust in all states. It should be noted that some of the Loans may relate to Mortgaged Properties located in California, which has enacted various laws, not common to most other states, which impose special limitations on the remedies available to the holders of mortgages and deeds of trust. These laws, called "anti-deficiency laws," are discussed below.

NATURE OF THE TRUST ASSETS

    The Loans generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

FORECLOSURE/REPOSSESSION

    Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or security deed which authorizes the trustee to sell the

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property at public auction upon any default by the borrower under the terms of the note, deed of trust or security deed. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligations. Before such non-judicial sales takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property, and sent to parties having an interest of record in the property.

    Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

    Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

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
RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

FORECLOSURE IN CALIFORNIA

    It is expected that a significant portion of the Loans (by principal balance) will be originated to businesses located in California. Foreclosure of a deed of trust in California may be effected by a judicial or nonjudicial foreclosure proceeding, with the choice of remedy depending on the circumstances. Where the likelihood of a large recoverable deficiency is present, a judicial foreclosure action may be preferred. The discussion above under the heading "Foreclosure/Repossession" and "Rights of Redemption" are generally accurate with respect to foreclosure of a deed of trust in California.

    Generally, upon the completion of a non-judicial foreclosure sale in California, the foreclosing lender is prohibited from obtaining a deficiency judgment against the borrower. A deficiency judgment is available following a judicial foreclosure, subject to the limitation of the excess of the outstanding debt over the fair market value of the property at the time of sale, and in no event may the deficiency exceed the difference between the outstanding debt and the purchase price at the foreclosure sale. California law also requires the deed of trust beneficiary to exhaust all real property security in a single action (I.E. in a judicial foreclosure) before a deficiency judgment may be sought against the borrower.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states (including California) have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon any sale of the real property sold at the foreclosure sale. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the

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mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the residence had yet occurred prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender a general unsecured creditor for the difference between the value of the property and the outstanding balance of the loan.

    Federal and local real estate and tax laws provide priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Some courts have imposed general equitable principles to limit the remedies available in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, some courts have required that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders' judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lenders to foreclose if the default under the mortgage instrument or deed of trust is not monetary, such as the borrower's failure to maintain adequately the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been willing to relieve a borrower from the consequences of the default if the borrower has not received adequate notice of the default.

ENVIRONMENTAL CONSIDERATIONS

    Environmental conditions may diminish the value of the Trust Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, gasoline, radon and other materials which may affect the property securing the Trust Assets. For example, under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of a Trust and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Loan became the property of such Trust in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

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                        FEDERAL INCOME TAX CONSEQUENCES

    In the opinion of Stroock & Stroock & Lavan LLP, special federal tax counsel ("Federal Tax Counsel"), the following are the material federal income tax consequences of the purchase, ownership and disposition of the Certificates or Notes offered hereby. The discussion, and the opinions referred to below, are based on laws, regulations, rulings and decisions now in effect (or, in the case of certain regulations, proposed), all of which are subject to change or possibly differing interpretations. Because tax consequences may vary based upon the status or tax attributes of the owner of a Certificate, prospective investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates or Notes. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), the terms "Certificateholder" and "holder" mean the beneficial owner of a Certificate.

REMIC ELECTIONS

    Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made with respect to each Trust related to a series of Certificates to treat such Trust or certain assets of such Trust as a "real estate mortgage investment conduit" ("REMIC"). The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election will be made with respect to the related Trust. In addition, if the related Prospectus Supplement so provides, the transaction documents for a Trust may provide that an election will be to qualify such Trust as a Financial Asset Securitization Investment Trust ("FASIT") pursuant to recently effective provisions of the Code. To the extent provided in the Prospectus Supplement for a series, Certificateholders may also have the benefit of a Reserve Fund and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Fund in the event that interest accrued on the Loans at their Mortgage Interest Rates is insufficient to pay interest on the Certificates of such Series (a "Basis Risk Shortfall"). If a REMIC election is to be made, the Prospectus Supplement will designate the Certificates of such series as "regular interests" ("REMIC Regular Certificates") in the REMIC (within the meaning of Section 860G(a)(1) of the Code) or as the "residual interest" ("REMIC Residual Certificates") in the REMIC (within the meaning of Section 860G(a)(2) of the Code). The terms "REMIC Certificates" and "Non-REMIC Certificates" denote, respectively, Certificates of a series with respect to which a REMIC election will, or will not, be made.

REMIC CERTIFICATES

    With respect to each series of REMIC Certificates, the Trustee will agree in the Agreement to elect to treat the related Trust or certain assets of such Trust as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each series of REMIC Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, with respect to each series of REMIC Certificates for which a REMIC election is to be made, under then existing law and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the related Trust or certain assets of such Trust will be a REMIC and the REMIC Certificates will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

    To the extent provided in the Prospectus Supplement for a series, REMIC Regular Certificateholders who are entitled to payments from the Reserve Fund in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related Certificate. No representation is or will be made as to

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
the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Certificates or at any time thereafter. REMIC Regular Certificateholders are advised to consult their own tax advisors concerning the determination of such fair market values. Under the Agreement, holders of applicable classes of REMIC Regular Certificates will agree that, for federal income tax purposes, they will be treated as owners of the respective class of regular interests and of the corresponding Yield Supplement Agreement.

    STATUS OF REMIC CERTIFICATES. The REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in
Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Certificates will be qualifying assets. Similarly, income on the REMIC Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Trust Assets, the REMIC's assets will include payments on Trust Assets held pending distribution to holders of REMIC Certificates, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Trust Assets may be qualifying assets under the foregoing sections of the Code. However, Trust Assets that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Trust Asset exceeds the value of the property securing the Trust Asset, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Trust Assets and held pending distribution to holders of Certificates ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each series will indicate (if applicable) that it has Buydown Funds.

TIERED REMIC STRUCTURES

    For certain series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of Certificates, Federal Tax Counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

    Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC REGULAR CERTIFICATES

    CURRENT INCOME ON REMIC REGULAR CERTIFICATES--GENERAL. Except as otherwise indicated herein, the REMIC Regular Certificates will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of

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the REMIC Regular Certificates and not as ownership interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Certificates who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Payments of interest on REMIC Regular Certificates may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "REMIC Regular Certificates--Current Income on REMIC Regular Certificates-- Original Issue Discount--Variable Rate REMIC Regular Certificates," below, for a discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC qualified floating rates qualifies as a variable rate for REMIC purposes. A REMIC Regular Certificate also may have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Certificate may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Certificate, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Certificate will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

    ORIGINAL ISSUE DISCOUNT. REMIC Regular Certificates of certain series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Certificates issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Certificate be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Certificates.

    Each Trust will report original issue discount, if any, to the holders of REMIC Regular Certificates based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Certificates.

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    The OID Regulations provide that, in the case of a debt instrument such as a
REMIC Regular Certificate, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular
Certificates will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Certificates will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

    In general, a REMIC Regular Certificate will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "Payment Lag REMIC Regular Certificates; Initial Period Considerations" and "Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Certificates (as defined below) and accrual certificates, the stated redemption price at maturity of a REMIC Regular Certificate is its principal amount. The issue price of a REMIC Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Certificates was sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Certificate on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Certificate apparently is computed for purposes of this DE MINIMIS rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Certificate's stated redemption price at maturity. The OID Regulations provide that holders will include any DE MINIMIS original issue discount ratably as payments of stated principal are made on the REMIC Regular Certificates.

    The holder of a REMIC Regular Certificate issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Remittance Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Remittance Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

    The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on the REMIC Regular Certificate during the accrual period that are included in such REMIC Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Certificates will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Certificates. For these purposes, the original yield to maturity of the REMIC Regular Certificates will be calculated based on

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their issue price and assuming that the REMIC Regular Certificates will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such REMIC Regular Certificate, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods that were included in such REMIC Regular Certificate's stated redemption price at maturity.

    The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Certificate in future accrual periods. Although Federal Tax Counsel is unable to opine with respect to this matter, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A subsequent holder that purchases a REMIC Regular Certificate issued with original issue discount at a cost less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to the REMIC Regular Certificate, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Certificate, then such daily portions will be reduced proportionately in determining the income of such holder.

    QUALIFIED STATED INTEREST. Interest payable on a REMIC Regular Certificate which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the REMIC Regular Certificate. Accordingly, if the interest on a REMIC Regular Certificate does not constitute "qualified stated interest," the REMIC Regular Certificate will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered. It is unclear whether the terms and conditions of the Trust Assets underlying the REMIC Regular Certificates or the terms and conditions of the REMIC Regular Certificates are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Accordingly, Federal Tax Counsel is unable to opine whether interest payments on REMIC Regular Certificates that otherwise would not be treated as having original issue discount would be considered to have original issue discount because there are not reasonable remedies to compel timely payment of interest or terms or conditions that would make the likelihood of late payment or nonpayment of interest a remote contingency.

    PREMIUM. A purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Certificate at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Certificate. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Certificate for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Certificate.

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    PAYMENT LAG REMIC REGULAR CERTIFICATES; INITIAL PERIOD
CONSIDERATIONS. Certain REMIC Regular Certificates will provide for distributions of interest based on a period that is the same length as the interval between Remittance Dates but ends prior to each Remittance Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Certificates or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the DE MINIMIS rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is DE MINIMIS, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

    VARIABLE RATE REMIC REGULAR CERTIFICATES. Under the OID Regulations, REMIC Regular Certificates paying interest at a variable rate (a "Variable Rate REMIC Regular Certificate") are subject to special rules. A Variable Rate REMIC Regular Certificate will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Certificate by more than a specified DE MINIMIS amount, (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Certificates should not be considered contingent for this purpose.

    A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Certificate is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Certificate will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Certificate or the restriction will not significantly affect the yield of the Variable Rate REMIC Regular Certificate.

    An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Certificate will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Certificate's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate REMIC Regular Certificate's term. Further, an objective rate does not include a

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rate that is based on information that is within the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable
Rate REMIC Regular Certificate provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Certificate's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Certificate's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

    For Variable Rate REMIC Regular Certificates that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Certificate"), original issue discount is computed as described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount" based on the following:
(i) stated interest on the Single Variable Rate REMIC Regular Certificate which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Certificate is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Certificate with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate REMIC Regular Certificate with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Certificate; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

    In general, any Variable Rate REMIC Regular Certificate other than a Single Variable Rate REMIC Regular Certificate (a "Multiple Variable Rate REMIC Regular Certificate") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Certificate. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Certificate be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Certificate's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Certificate is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Certificate. In the case of a Multiple Variable Rate REMIC Regular Certificate that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Certificate provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Certificate as of the Multiple Variable Rate REMIC Regular Certificate's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified

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inverse floating rate, the Multiple Variable Rate REMIC Regular Certificate is
then converted into an "equivalent" fixed rate debt instrument in the manner described above.

    Once the Multiple Variable Rate REMIC Regular Certificate is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount." A Holder of the Multiple Variable Rate REMIC Regular Certificate will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Certificate during the accrual period.

    If a Variable Rate REMIC Regular Certificate does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Certificate would be treated as a contingent payment debt obligation. Federal Tax Counsel is unable to opine under current law how a Variable Rate REMIC Regular Certificate would be taxed if such REMIC Regular Certificate were treated as a contingent payment debt obligation since the OID Regulations relating to contingent payment debt obligations do not apply to REMIC regular interests.

    INTEREST-ONLY REMIC REGULAR CERTIFICATES. The Trust intends to report income from interest-only classes of REMIC Regular Certificates to the Internal Revenue Service and to holders of interest-only REMIC Regular Certificates based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Certificates will be treated as having original issue discount.

    MARKET DISCOUNT. A holder that acquires a REMIC Regular Certificate at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the REMIC Regular Certificateholder will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Certificate that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued state otherwise, market discount on a REMIC Regular Certificate may be treated, at the REMIC Certificateholder's election, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to payments of interest at the Pass-Through Rate or Interest
Rate).

    In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Certificate that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Certificate. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Certificates.

    Notwithstanding the above rules, market discount on a REMIC Regular Certificate will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "Current

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Income on REMIC Regular Certificates--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Certificate by the subsequent purchaser. If market discount on a REMIC Regular Certificate is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on the REMIC Regular Certificate, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

    ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD RULES. The OID Regulations provide that all Holders may elect to include in gross income all interest that accrues on a debt instrument issued after April 4, 1994 by using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders should consult their own tax advisors regarding the availability or advisability of such an election.

    SALES OF REMIC REGULAR CERTIFICATES. If a REMIC Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. A holder's adjusted basis in a REMIC Regular Certificate generally equals the cost of the REMIC Regular Certificate to the holder, increased by income reported by the holder with respect to the REMIC Regular Certificate and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Certificate is held as a capital asset.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of "the applicable Federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Certificate, over
(ii) the amount actually includible in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Certificate was held by such seller, reduced by any market discount includible in income under the rules described above under "Current Income on REMIC Regular Certificates--Market Discount."

    REMIC Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Certificate by a bank or other financial institution to which such section applies would be ordinary income or loss.

    TERMINATION. The REMIC will terminate shortly following the REMIC's receipt of the final payment in respect of the Trust Assets. The last distribution on a REMIC Regular Certificate should be treated as a payment in full retirement of a debt instrument.

TAX TREATMENT OF YIELD SUPPLEMENT AGREEMENTS

    Whether a REMIC Regular Certificateholder of a series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC RESIDUAL CERTIFICATES

    Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar

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quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a REMIC Residual Certificateholder must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

    The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

    A REMIC Regular Certificate will be considered indebtedness of the REMIC. Market discount on any of the Trust Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Trust Assets or as principal on the Trust Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "Prohibited Transactions."

    As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Certificate is uncertain. As a result, the timing of recognition of the REMIC taxable income related to a REMIC Residual Certificate is also uncertain. Although Federal Tax Counsel is unable to opine as to this matter, the related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Certificate would exceed the maximum amount of future payments with respect to such REMIC Regular Certificate. It is unclear whether the Prepayment Assumption is taken into account for this purpose.

    A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (I.E., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

    If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

    The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

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    There is no REMIC counterpart to the partnership election under Code Section
754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. The REMIC Regulations do not provide for a similar election or other adjustment. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce his share of the REMIC's taxable income.

    MISMATCHING OF INCOME AND DEDUCTIONS; EXCESS INCLUSIONS. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to Trust Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Certificates, on the other. In the case of multiple classes of REMIC Regular Certificates issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the shorter term, lower yielding classes of REMIC Regular Certificates are paid, whereas interest income from the Trust Assets may not increase over time as a percentage of the outstanding principal amount of the Trust Assets.

    In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Trust Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for purposes of the original issue discount provisions. Therefore, the Trust will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

    Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable Federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Code
Section 1274(d)(1) and (B) the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Certificates plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Certificates prior to the beginning of such quarterly period.

    The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

    Provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have them apply only with respect to tax years beginning after August 20, 1996.

    If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Code Section 511. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the

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extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

    The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

    The REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a mortgage asset other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a Loan or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the Trust Assets pending distribution on the REMIC Certificates. In addition, a tax is imposed on the REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect the REMIC's ability to accept substitute Loans or to sell defective Loans in accordance with the Agreement.

    A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

    Any tax described in the two preceding paragraphs that may be imposed on the Trust initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Certificates, unless otherwise specified in the Prospectus Supplement.

    DEALERS' ABILITY TO MARK-TO-MARKET REMIC RESIDUAL CERTIFICATES. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995, and similar interests or arrangements acquired on or after January 4, 1995 that are determined by the Commissioner to have substantially the same economic effect as a REMIC Residual Certificate, are not securities and cannot be marked to market pursuant to Section 475 of the Code.

TRANSFERS OF REMIC RESIDUAL CERTIFICATES

    TAX ON DISPOSITION OF REMIC RESIDUAL CERTIFICATES. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

    If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Code Section 582(c), the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although Federal Tax Counsel is unable to opine with respect to the tax treatment of a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust have been distributed, the holder may be entitled to claim a loss in the amount of the unrecovered basis.

    The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual

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
Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

    A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

    The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions with respect to the interest transferred for periods after such transfer multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

    TREATMENT OF PAYMENTS TO A TRANSFEREE IN CONSIDERATION OF TRANSFER OF A REMIC RESIDUAL CERTIFICATE. The federal income tax consequences of any consideration paid to a transferee on a transfer of an interest in a REMIC Residual Certificate are unclear and Federal Tax Counsel is unable to opine with respect to this issue. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the tax treatment of these types of residual interests. A transferee of such an interest should consult its own tax advisors.

    RESTRICTIONS ON TRANSFER; HOLDING BY PASS-THROUGH ENTITIES. An entity cannot qualify as a REMIC absent reasonable arrangements designed to ensure that
(1) residual interests in such entity are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (I.E., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

    A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates, and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the

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
highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

    The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

    For Taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or more partners ("electing large partnership") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposed of determining the taxable income of the partners.

    The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "Foreign Investors" below.

DEDUCTIBILITY OF TRUST EXPENSES

    A holder that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the servicer of the Loans. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trusts with multiple classes of REMIC Regular Certificates that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Certificates and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of

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
income accruing to each Certificateholder on that day. In the case of a holder of a REMIC Regular Certificate who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Certificates to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnerships," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

FOREIGN INVESTORS

    REMIC REGULAR CERTIFICATES. Except as discussed below, a holder of a REMIC Regular Certificate who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Certificate under penalties of perjury, certifying that the holder of the REMIC Regular Certificate is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B), which could be interpreted to apply to a holder of a REMIC Regular Certificate who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Certificate. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of REMIC Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

    REMIC RESIDUAL CERTIFICATES. The Conference Report to the Tax Reform Act of 1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "Foreign Investors--Regular Certificates") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on Loans held by a Trust will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust may qualify. In any case, a holder of a REMIC

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
Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

    The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Trust Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

BACKUP WITHHOLDING

    Distributions made on the REMIC Certificates and proceeds from the sale of REMIC Certificates to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Certificate complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the holder's federal income tax.

REMIC ADMINISTRATIVE MATTERS

    The federal information returns for a Trust (Form 1066 and Schedules Q thereto) must be filed as if the Trust were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust. The Trust also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. (Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.) Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC.

    Unless otherwise indicated in the Prospectus Supplement, and to the extent allowable, the Representative or its designee will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Representative or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

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
NON-REMIC CERTIFICATES ISSUED BY A GRANTOR TRUST

    The discussion under this heading applies only to a series of Certificates with respect to which a REMIC election is not made and for which the Trust is classified as a grantor trust for federal income tax purposes.

    TAX STATUS OF THE TRUST. Upon the issuance of each series of Non-REMIC Certificates, Federal Tax Counsel will deliver its opinion to the effect that, under then current law, assuming compliance with the Agreement, the related Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool. Accordingly, each holder of a Non-REMIC Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Trust Assets included in the Trust. As further described below, each holder of a Non-REMIC Certificate therefore must report on its federal income tax return the gross income from the portion of the Trust Assets that is allocable to such Non-REMIC Certificate and may deduct the portion of the expenses incurred by the Trust that is allocable to such Non-REMIC Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Trust Assets and received directly its share of the payments on the Trust Assets and incurred directly its share of expenses incurred by the Trust when those amounts are received or incurred by the Trust.

    A holder of a Non-REMIC Certificate that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of certain itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-REMIC Certificate that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Loans. As a result, the Trust will report additional taxable income to holders of Non-REMIC Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Non-REMIC Certificates may have taxable income in excess of the cash received.

    STATUS OF THE NON-REMIC CERTIFICATES. The Non-REMIC Certificates will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans
 . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the Trust's assets are qualifying assets. The Non-REMIC Certificates may not be qualifying assets under either of the foregoing sections of the Code to the extent that the Trust's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to Certificateholders. Further, the Non-REMIC Certificates may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loans . . . secured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loan will be a qualifying asset.

    TAXATION OF NON-REMIC CERTIFICATES UNDER STRIPPED BOND RULES. The federal income tax treatment of the Non-REMIC Certificates will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-REMIC Certificates will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code Section 1286.

    If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-REMIC Certificates will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-REMIC Certificate will account for any discount on the Non-REMIC Certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-REMIC Certificate was treated as zero under the original issue discount DE MINIMIS rule when the Non-REMIC Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-REMIC Certificates.

    Section 1272(a)(6) of the Code provides for use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affectd by reason of prepayments. Therefore, if there is original issue discount, the holder of a Non-REMIC Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-REMIC Certificate in each taxable year equal to the income that accrues on the Non-REMIC Certificate in that year calculated under a constant yield method based on the yield of the Non-REMIC Certificate (or, possibly, the yield of each Trust Asset underlying such Non-REMIC Certificate) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Trust Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-REMIC Certificate. If required to report interest income on the Non-REMIC Certificates to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Non-REMIC Certificates based on a representative initial offering price of the Non-REMIC Certificates and a reasonable assumed rate of prepayment of the Trust Assets (although such yield may differ from the yield to any particular holder that would be used in calculating the interest income of such holder). The Prospectus Supplement for each series of Non-REMIC Certificates will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Trust Assets will prepay at that rate or at any other rate.

    In the case of a Non-REMIC Certificate acquired at a price equal to the principal amount of the Trust Assets allocable to the Non-REMIC Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-REMIC Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

    If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

    In the case of a Non-REMIC Certificate which represents interests in Loans that are subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated under the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

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    TAXATION OF NON-REMIC CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.  If
the stripped bond rules do not apply to a Non-REMIC Certificate, then the holder will be required to include in income its share of the interest payments on the Trust Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-REMIC Certificate at a discount or premium, the holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a DE MINIMIS amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Trust Assets. However, original issue discount could arise with respect to a Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principles discussed in "REMIC Regular Certificates--Current Income on REMIC Regular Certificates--Original Issue Discount--Variable Rate REMIC Regular Certificates."

    If discount other than original issue discount exceeds a DE MINIMIS amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Trust Asset, to the amount of principal on such Trust Asset received by the Trust in that month. Because the Trust Assets may provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-REMIC Certificate to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the DE MINIMIS rule, market discount with respect to a Non-REMIC Certificate will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Trust Assets allocable to the Non-REMIC Certificate and (ii) the weighted average life (in complete years) of the Trust Assets remaining at the time of purchase of the Non-REMIC Certificate.

    If a holder purchases a Non-REMIC Certificate at a premium, such holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Loan under a constant yield method based on the yield of the Loan to such holder, provided that such Loan was originated after September 27, 1985. Premium allocable to a Loan originated on or before that date should be allocated among the principal payments on the Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

    It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

    If a Loan is prepaid in full, the holder of a Non-REMIC Certificate acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Loan that is allocable to the Non-REMIC Certificate and the portion of the adjusted basis of the Non-REMIC Certificate (see "Sales of Non-REMIC Certificates" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Non-REMIC Certificates for purposes of accruing original issue discount. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

    SALES OF NON-REMIC CERTIFICATES. A holder that sells a Non-REMIC Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Non-REMIC Certificate. In general, such adjusted basis will equal the holder's cost for the Non-REMIC Certificate, increased by the amount of any income previously reported with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-REMIC Certificate were held as capital assets, except that, for a Non-REMIC Certificate to which the stripped bond rules do not apply and that was acquired with more than a DE MINIMIS amount of discount other than original issue discount (see "Taxation of Non-REMIC Certificates if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-REMIC Certificate and that was not previously included in income.

    FOREIGN INVESTORS. A holder of a Non-REMIC Certificate who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-REMIC Certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-REMIC Certificate to the extent attributable to Loans that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-REMIC Certificate under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Non-REMIC Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-REMIC Certificate attributable to Loans that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust other than a "foreign trust," as defined in Section 7701(a)(31) of the Code.

TAXABLE MORTGAGE POOLS

    Effective January 1, 1992, certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If a Series of Non-REMIC Certificates were treated as obligations of a taxable mortgage pool, the Trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules.

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
NON-REMIC CERTIFICATES AND NOTES OF A TRUST INTENDED TO BE CHARACTERIZED AS A
  PARTNERSHIP OR DIVISION

    The discussion under this heading applies only to a series of Certificates and Notes with respect to which a REMIC election is not made and for which the Trust is intended to be classified as a partnership or a division for federal income tax purpose.

    Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, such that an election has not been and will not be made to treat the Trust as an association taxable as a corporation, and on counsel's conclusion that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or such rule is otherwise inapplicable to the Trust, so that the Trust will not be characterized as a publicly traded partnership taxable as a corporation, and that action will be taken that will be taken that is inconsistent with the treatment of the Trust as a partnership (such as an election to treat the Trust as a corporation for federal income tax purposes ("Corporate Election")). If, however, the Trust has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate form its owner for federal income tax purposes, assuming no election will be made to treat the Trust as a corporation for federal income tax purposes.

    Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC (or, after September 1, 1997, a FASIT), (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the Internal Revenue Service to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, generally to the effect that the Trust will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the Agreements and related documents will be complied with, and on counsel's conclusion that either the number of classes of debt obligations issued be the Trust, or the nature of the assets held by the Trust, will exempt the Trust from treatment as a taxable mortgage pool.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust. In additions, all distributions to the Certificateholders would be taxable as dividends.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP OR DIVISION

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise

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
provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Representative that in its opinion the Notes will be classified as debt for federal income tax purposes.

    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to United States federal income tax and United States federal income tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust's expenses.

    INTEREST INCOME ON THE NOTES. The stated interest on the Notes will be taxable to a Noteholder as ordinary income when received or accrued in accordance with such Noteholder's method of tax accounting. It is not anticipated that the Notes will be issued with original issue discount within the meaning of Section 1273 of the Code. A subsequent holder who purchases a Note at a discount that exceeds a statutorily defined DE MINIMIS amount will be subject to the "market discount" rules of the Code, and a holder who purchases a Note at a premium will be subject to the premium amortization rules of the Code.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any original issue discount (if any), market discount and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Subject to the rules of the Code concerning market discount on the Notes, any such gain or loss generally will be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be deducted only to the extent the Noteholder has capital gains for the taxable year, although under certain circumstances non-corporate Noteholders can deduct losses in excess of available capital gains.

    FOREIGN HOLDERS. If interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Representative (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Representative is a "related person" within the meaning of the Code and (ii) provides the person otherwise required to withhold United States tax with an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in the statement changes, the foreign person must so inform the person otherwise required to withhold United States tax within 30 days of such change. The statement generally must be provided in the year a payment occurs (prior to such payment) or in either of the two preceding years. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanies by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest in not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign individual is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a Note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

    Proposed Treasury regulations, which would be effective with respect to payments made after December 31, 1997 if adopted in their current form, would provide alternative certification requirements and means for obtaining the exemption from federal income and withholding tax.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. The Trust will be required to report annually to the Internal Revenue Service, and to each Noteholder of record, the amount of interest paid on the Notes (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status as nonresidents). Accordingly, each holder (other than exempt holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the Internal Revenue Service, as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY A PARTNERSHIP

    TREATMENT OF THE ISSUER AS A PARTNERSHIP. In the case of a Trust intended to qualify as a partnership for federal income tax purposes, the Trust and the Representative will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of United States federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust. Generally, provided the Certificates are issued at or close to face value, any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

    PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of Loans. The Trust's deductions will consist primarily of interest and original issue discount accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Representative. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders, but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

    If Notes are also issued, some or all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

    An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

    The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the Internal Revenue Service were to require that such calculations be made separately for each Loan, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

    DISCOUNT AND PREMIUM. It is believed that the Loans were not issued with original issue discount and, therefore, the Trust should not have original issue discount income. However, the purchase price paid by the Trust for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

    If the Trust acquires the Loans at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

    SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the partnership will be considered to transfer its assets and liabilities to a new partnership in exchange for interests in that new partnership, which it would then be treated as transferring to its partners. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

    DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

    Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

    If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

    ALLOCATIONS BETWEEN REPRESENTATIVE AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

    The use of such a monthly convention may not be permitted by existing regulations and federal tax counsel is unable to opine on the matter. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make such election. As a result,

Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

    ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (Internal Revenue Service Form 1065) with the Internal Revenue Service for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the Internal Revenue Service on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

    The Representative will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear and federal tax counsel is unable to opine whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

    If the trust is engaged in a United States trade or business, each foreign holder might be required to file a United States individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the Trust taking the position that no taxes were due because the Trust was not engaged in a United States trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust, and for that reason or because of the nature of the assets of the Trust probably will not be considered "portfolio interest." As a result, even if the Trust was not considered to be engaged in a United States trade or business, Certificateholders will be subject to United States federal income tax which must be withheld at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. A foreign holder would be entitled to claim a refund for such withheld tax, taking the position that the interest was portfolio interest and therefore not subject to United States tax. However, the Internal Revenue Service may disagree and no assurance can be given as to the appropriate amount of tax liability. As a result, each potential foreign Certificateholder should consult its tax advisor as to whether an interest in a Certificate is an unsuitable investment.

    BACKUP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                              ERISA CONSIDERATIONS

    ERISA imposes certain requirements on employee benefit plans and collective investment funds, separate accounts and insurance company general accounts in which such plans or arrangements are invested to which it applies and on those persons who are fiduciaries with respect to such benefit plans. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA. In accordance with ERISA's general fiduciary standards, before investing in a Security a benefit plan fiduciary should determine whether such an investment is permitted under the governing benefit plan instruments and is appropriate for the benefit plan in view of its overall investment policy and the composition and diversification of its portfolio and is prudent.

    In addition, benefit plans subject to ERISA and individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each a "Plan") are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Representative, the Originators, the Security Guaranty Insurer, the Underwriter and the Trustee and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding or transfer of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. In addition, the U.S. Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"), which provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. If an investing Plan's assets were deemed to include an interest in the Loans and any other assets of the Trust and not merely an interest in the Securities, the assets of the Trust would become subject to the fiduciary investment standards of ERISA, and transactions occurring between the Representative, the Trustee, the Master Servicer, the Security Guaranty Insurer or any of their affiliates might constitute prohibited transactions, unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Securities or to the servicing of the Loans are noted below.

    Regardless of whether the Securities are treated as debt or equity for purposes of ERISA, the acquisition or holding of Securities which are Notes by or behalf of a Plan could still be considered to give rise to a prohibited transaction if the Trusts is or becomes a party in interest or disqualified person with respect to such Plan or in the event that a subsequent transfer of a
Note is made between a Plan and such party in interest or disqualified person. However, one or more Investor Based Exemptions referred to below may be applicable to exempt such prohibited transaction.

    The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

    For the exemption to apply, PTCE 83-1 requires that (i) the Representative and the Trustee maintain a system of insurance or other protection for the Loans and the property securing such Loans, and for indemnifying holders of Securities against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Loans, or 1% of the principal balance of the largest covered pooled Loan; (ii) the Trustee may not be an affiliate of the Representative; and (iii) the payments made to and retained by the Representative in connection with the Trust, together with all funds inuring to its benefit for administering the Trust, represent no more than "adequate consideration" for selling the Loans, plus reasonable compensation for services provided to the Trust.

    In addition, PTCE 83-1 exempts the initial sale of Securities to a Plan with respect to which the Representative, the Security Guaranty Insurer, the Master Servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Securities and the rights and interests evidenced by such Securities are not subordinated to the rights and interests evidenced by other Securities of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules and transactions in connection with the servicing and operation of the Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

    In the case of any Plan with respect to which the Representative, the Master Servicer, the Security Guaranty Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Securities is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Securities; (ii) the Plan pays no more for the Securities than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Representative with regard to the sale, exchange or transfer of Securities to the Plan; (iv) the total value of the Securities purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Securities is acquired by persons independent of the Representative, the Trustee, the Master Servicer, and the Security Guaranty Insurer.

    Before purchasing Securities a fiduciary of a Plan should confirm that the Trust is a "mortgage pool," that the Securities constitute "mortgage pool pass-through certificates," and that the conditions set forth in

PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities on behalf of a Plan.

    In addition, the DOL has granted to certain underwriters and/or placement agents individual prohibited transaction exemptions (each on "Underwriter Exemption") which may be applicable to avoid certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of pass-through Securities representing a beneficial undivided ownership interest in the assets of a trust that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption which may be applicable to the Securities. The conditions of Underwriter Exemption, if applied, will be set forth in "ERISA Considerations" in the Prospectus Supplement.

    One or more other prohibited transaction exemptions issued by the DOL may be available to a Plan investing in Securities depending in part upon the type of Plan fiduciary making the decision to acquire a Security and the circumstances under which such decision is made, including but not limited to: PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, PTCE 84-14, regarding investments effectuated by "qualified plan asset managers", PTCE 96-23, regarding investments effectuated by "in-house asset managers" and PTCE 95-60, regarding investments by insurance company general accounts ("Investor Based Exemptions"). However, even if the conditions specified in an Underwriter Exemption or one or more of these other exemptions are met, the scope of the relief provided might or might not cover all acts which might be construed as prohibited transactions.

    Any Plan fiduciary considering the purchase of a Security should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

    Each Prospectus Supplement will describe the extent, if any, to which the Classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any Class of Securities.

                              PLAN OF DISTRIBUTION

    The Securities offered hereby will be offered in Series, either directly by the Representative or through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each Series will set forth the terms of the offering of such Series and of each Class within such Series, including the name or names of the Underwriters, the proceeds to and their use by the Representative and the Originators, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Securities will be determined.

    The Securities in a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all of a Series of Securities described in the related Prospectus Supplement, if they are purchased. If Securities of a Series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Securities of such Series.

    The place and time of delivery for the Securities of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters relating to the validly of the issuance of the Securities of each Series will be passed upon for the Representative by Eric R. Elwin, Esq., Corporate Counsel of the Representative and certain legal matters relating to the validity of the issuance of the Securities of each Series will be passed upon for the Underwriter of the Securities of each Series by Stroock & Stroock & Lavan LLP, New York, New York. Stroock & Stroock & Lavan LLP has performed legal services for the Representative and it is expected that it will continue to perform such services in the future.

                                    EXPERTS

    The consolidated financial statements of The Money Store Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

                             FINANCIAL INFORMATION

    A new Trust will be formed to own the Trust Assets and to issue each Series of Securities. Each such Trust will have no assets or obligations prior to the issuance of the Securities and will not engage in any activities other than those described herein. Accordingly, no financial statements with respect to such Trusts are included in this Prospectus.

                                     RATING

    It is a condition to the issuance of the Securities of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

    Ratings on mortgage pass-through securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through securities in extreme cases might fail to recoup their underlying investments.

    A rating of a security is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

    Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1933 Act..............................          4
accrual period........................         75
Adjustable Rate.......................          7
Adjusted Loan Remittance Rate.........         46
Agreements............................          6
Amortization Period...................         11
ARM...................................         90
Auction Rate Securities...............          2
"balloon" Payment.....................          8
Balloon Loans.........................         24
Bankruptcy Bond.......................         17
Basis Risk Shortfall..................         72
BDOs..................................         35
Buydown Funds.........................         73
CDC...................................         31
Cede..................................          4
Certificateholders....................          2
Certificates..........................          1
Certified Lender......................         30
Certified Lender Program..............         30
Class R Certificates..................         65
Class.................................          2
Cleanup Costs.........................         71
CLOs..................................         36
Code..................................         20
Commission............................          4
Compensating Interest.................         19
Contingency Fee.......................         60
Conventional Commercial Loan Program..         32
Conventional Commercial Loans.........         32
Corporate Election....................         92
Curtailment...........................         19
Cut-Off Date..........................         42
Definitive Securities.................         48
Designated Depository Institution.....         60
Detailed Description..................         28
Determination Date....................         18
disqualified organizations............         84
Distribution Account..................         44
DOL...................................         22
DTC...................................          4
Dutch Auction.........................         45
ERISA.................................         22
Event of Nonpayment...................         63
Exchange Act..........................          4
FASIT.................................         72
Federal Tax Counsel...................         20
Final Determination...................         65
Fixed Rate............................          7
FTA...................................         56
Funding Period........................         10
graduated payments....................          8
Guaranteed Participant Program........         30
Guaranty..............................          4
Guaranty Insurance Policy.............         15
HFS...................................         32
Holders...............................          2
Indenture.............................          6
Indirect Participant..................         47
Insurance Paying Agent................         50
Insurance Proceeds....................         19
Insured Payments......................         15
Interest Period.......................         46
Interest Rate.........................          2
Investor Based Exemptions.............        100
IRS...................................         65
LIBOR.................................          2
Liquidation Proceeds..................         19
Loan Guaranty Agreement...............         30
Loan Note.............................         56
Loans.................................          1
Lockout Periods.......................          8
Lower Tier REMIC......................         82
LTV...................................         38
Majority Securityholders..............         63
Master Servicer.......................          1
The Money Store.......................          1
Monthly Advance.......................         18
Mortgage..............................         56
Mortgage Interest Rate................          7
Mortgage Pool Insurance Policy........         16
Mortgaged Properties..................          7
Multiple Variable Rate REMIC Regular
  Certificate.........................         78
Multi-Party Agreement.................         10
Non-REMIC Certificates................         21
Non-SBA Loans.........................          1
Noteholders...........................          2
Notes.................................          1
Originators...........................          1
Participants..........................         47
pass-through entity...................         84
Pass-Through Rate.....................          2
Permitted Instruments.................         60

Permitted Investments.................         53
Plan..................................         98
Plan Asset Regulations................         22
Pool..................................          1
Pool Insurer..........................         51
Pooling and Servicing Agreement.......          6
Preferred Lender......................         31
Preferred Lender Program..............         31
Pre-Funded Amount.....................         10
Pre-Funding Account...................         10
Prepayment Assumption.................         75
Presumed Single Qualified Floating
  Rate................................         77
Presumed Single Variable Rate.........         78
Prime Rate............................          2
Principal and Interest Account........         60
Principal Prepayment..................         19
prohibited transaction................         83
Prospectus Supplement.................          1
PTCE 83-1.............................         99
Purchase Option Period................         65
qualifying assets.....................         73
REIT..................................         82
Released Mortgaged Property
  Proceeds............................         19
Rating Agency.........................         18
REMIC.................................          3
REMIC Certificates....................         72
REMIC Regular Certificates............         20
REMIC Regulations.....................         73
REMIC Residual Certificates...........         20
Remittance Date.......................          2
Representative........................          1
Reserve Account.......................         15
Retained Interest.....................         11
Revolving Period......................         11
RICs..................................         83
Sale and Servicing Agreement..........          6
SBA...................................          7
SBA Section7(a) Loans.................          7
SBA 504 Loan Program..................          9
SBA 504 Loans.........................          7
SBA Act...............................          9
SBA Loans.............................          1
SBA Rules and Regulations.............         60
Section 7(a) Companion Loan...........         31
Section 7(a) Program..................          8
Securities............................          1
Security Guaranty Insurer.............         50
Security Register.....................         44
Securityholders.......................          2
Senior Certificates...................         12
Senior Notes..........................         14
Senior Securities.....................         14
Servicing Advance.....................         61
Servicing Fee.........................         60
Single Variable Rate REMIC Regular
  Certificate.........................         78
SMMEA.................................         22
Special Hazard Insurance Policy.......         16
Special Hazard Insurer................         52
Spread Amount.........................         16
Standard Hazard Insurance Policies....          8
Strip Certificates....................         12
Strip Notes...........................         14
stripped bond rules...................         88
Subordinated Certificates.............         12
Subordinated Notes....................         14
Sub-Servicer..........................         62
Successor Servicer....................         64
Superlien.............................         71
Supplemental Interest Payments........         49
T-Bill Rate...........................          2
Termination Notice....................         65
Termination Price.....................         65
Tiered REMICs.........................         73
Trust.................................          1
Trust Agreement.......................          6
Trust Assets..........................          1
Trustee...............................         20
Trustee's Document File...............         56
UCC...................................         47
Underwriter Exemption.................        100
Underwriters..........................        100
Unguaranteed Interests................          1
United States person..................         86
Variable Rate REMIC Regular
  Certificate.........................         77
Yield Supplement Agreement............         72

                                                                      APPENDIX I

                               AUCTION PROCEDURES

    The following description of the Auction Procedures applies to each Class of Auction Rate Securities (and may be different if otherwise set forth in a related Prospectus Supplement). The term "Security," as used in this Appendix, refers to each Class of Auction Rate Securities that are either Notes or Certificates and the term "Securityholder" refers to Holders of Auction Rate Securities.

DEFINITIONS

    Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

    "All Hold Rate" means ninety percent (90%) of One-Month LIBOR or such other rate as may be set forth in the related Prospectus Supplement.

    "Auction" means the implementation of the Auction Procedures on an Auction Date.

    "Auction Agent" means the initial auction agent under the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the substitute auction agent.

    "Auction Agent Agreement" means the initial Auction Agent Agreement unless and until a substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such substitute Auction Agent Agreement.

    "Auction Agent Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Auction Agent Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Auction Date" means, with respect to the Initial Period for each Class of Securities, the date set forth in the related Prospectus Supplement and thereafter, the Business Day immediately preceding the first day of each Auction Period for each Security, other than:

    (A) each Auction Period commencing after the ownership of the Securities is no longer maintained in Book-Entry Form by DTC;

    (B) each Auction Period commencing after and during the continuance of an Event of Default; or

    (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Event of Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the related Agreement and the related Terms Supplement, as described herein.

    "Auction Period" means, with respect to each Security, the Interest Period applicable to such Security during which time the applicable Security Interest Rate is determined pursuant to the related Agreement and the related Terms Supplement, which Auction Period (after the Initial Period for such Security) initially shall consist of between 7 days and one year (as set forth in the related Prospectus Supplement), as the same may be adjusted pursuant to such related Agreement and the related Terms Supplement.

    "Auction Period Adjustment" means an adjustment to the Auction Period as provided in the related Terms Supplement, as described herein.

    "Auction Procedures" means the procedures set forth in the related Terms Supplement and described herein by which the Auction Rate applicable to a Security is determined.

    "Auction Rate" means, with respect to any Security, the rate of interest per annum that results from the implementation of the Auction Procedures and is determined as described in the related Agreement and the related Terms Supplement and this Appendix I.

    "Authorized Denominations" means, the dollar amount set forth in the related Prospectus Supplement.

    "Broker-Dealer" means the initial broker-dealer under the initial Broker-Dealer Agreement or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Representative and the Trustee pursuant to the related Agreement and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

    "Broker-Dealer Agreement" means each agreement between the Auction Agent and a Broker-Dealer, and approved by Representative and the Trust, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented.

    "Broker-Dealer Fee" has the meaning set forth in the Auction Agent
Agreement.

    "Broker-Dealer Fee Rate" has the meaning set forth in the Auction Agent Agreement.

    "Effective Interest Rate" means, for any Loan and any collection period, the per annum rate at which such Loan accrues interest during such collection period.

    "Existing Securityholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Securityholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Security.

    "Existing Securityholder Registry" means the registry of Persons who are owners of the Securities, maintained by the Auction Agent as provided in the Auction Agent Agreement.

    "Federal Funds Rate" means, for any date of determination, the federal funds (effective) rate as published on page 118 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) on the immediately preceding Business Day. If no such rate is published on such page on such date, "Federal Funds Rate" shall mean for any date of determination, the Federal funds (effective) rate as published by the Federal Reserve Board in the most recent edition of Federal Reserve Statistical Release No. H.15 (519) that is available on the Business Day immediately preceding such date.

    "Initial Period" means, as to any Security, the period commencing on the Closing Date of such Security and continuing through the day immediately preceding the Security Initial Rate Adjustment Date for such Security.

    "Interest Period" means, with respect to a Security, the Initial Period for such Security and each period commencing on the Rate Adjustment Date for such Security and ending on the day before (i) the next Rate Adjustment Date for such Security or (ii) the final maturity date of such Security, as applicable.

    "Market Agent" means the entity named as market agent under the related Agreement, or any successor to it in such capacity thereunder.

    "Maximum Auction Rate" generally means (i) for Auction Periods of 34 days or less, either (a) the greater of (1) One-Month LIBOR plus 0.60% or (2) the Federal Funds Rate plus 0.60% (if both ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (b) One-

Month LIBOR plus 1.50% (if any one of the ratings assigned by the Rating Agencies to the Security is less than "Aa3" or "AA-") or (ii) for Auction Periods of greater than or equal to 35 days, either (a) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 0.60% (if both of the ratings assigned by the Rating Agencies to the applicable Security are "Aa3" or "AA-" or better) or (b) the greater of One-Month LIBOR or Three-Month LIBOR, plus in either case, 1.50% (if any one of the ratings assigned by the Rating Agencies to the applicable Security is less than "Aa3" or "AA-") or such other rate as may be set forth in the related Prospectus Supplement. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

    "Net Loan Rate" for any Interest Period will equal the weighted average Effective Interest Rate for the Collection Period immediately preceding such Interest Period less the amount set forth in the related Prospectus Supplement.

    "Non-Payment Rate" means One-Month LIBOR plus 1.50%, as the same may be adjusted pursuant to a Terms Supplement or such other rate as may be set forth in the related Prospectus Supplement.

    "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

    "Potential Securityholder" means any Person (including an Existing Securityholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Securities (or, in the case of an Existing Securityholder thereof, an additional principal amount of Securities).

    "Rate Adjustment Date" means, with respect to each Security, the date on which the applicable Security Interest Rate is effective and means, with respect to each such Security, the date of commencement of each Auction Period.

    "Rate Determination Date" means, with respect to any Security, the Auction Date, or if no Auction Date is applicable to such Series, the Business Day immediately preceding the date of commencement of an Auction Period.

    "Security Initial Rate" means, with respect to any Class of Notes or Certificates, the rate identified as such in the related Prospectus Supplement.

    "Security Initial Rate Adjustment Date" means, with respect to any Class of Notes, the date identified as such in the related Prospectus Supplement and, with respect to any Class of Certificates, the date set forth in the related Agreement or the related Terms Supplement.

    "Three-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Three-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Three Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the Three Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable Interest Period will be Three-Month LIBOR in effect for the previous Interest Period.

EXISTING SECURITYHOLDERS AND POTENTIAL SECURITYHOLDERS

    Participants in each Auction will include: (1) "Existing Securityholders," which shall mean any Securityholder according to the records of the Auction Agent at the close of business on the Business Day preceding each Auction Date; and (ii) "Potential Securityholders," which shall mean any person, including any Existing Securityholder or a Broker/Dealer, who may be interested in acquiring Securities (or, in the case of an Existing Securityholder, an additional principal amount of the Security such Securityholder then holds). See "--Broker-Dealer."

    By purchasing a Security, whether in an Auction or otherwise, each prospective purchaser of Securities or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Securities is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Securities only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Securityholder of the Securities so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of Securities maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Sell Order; (v) that a Bid placed by an Existing Securityholder will constitute an irrevocable offer to sell the principal amount of the Security specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Security Interest Rate of such Security, determined as described herein; and (vi) that a Bid placed by a Potential Securityholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Security specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Security Interest Rate of the specified Security, determined as described herein.

    The principal amount of the Securities purchased or sold may be subject to probation procedures on the Auction Date. Each purchase or sale of Securities on the Auction Date will be made for settlement on the first day of the Interest Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

    AUCTION AGENT

    The entity named in the related Prospectus Supplement, will be appointed as Auction Agent to serve as agent for a Trust in connection with Auctions. The Trustee and the Representative will enter into the Auction Agreement with the Auction Agent. Any Auction Agent or Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the related Agreement and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by the related Agreement by giving at least 90 days notice to the Trustee, the Trust, the Representative and the Market Agent. The Auction Agent may be removed at any time by the Trustee upon the written direction of the Security Guaranty Insurer, if applicable, or, with the consent of the Security Guaranty Insurer, if applicable, the Securityholders of 66 2/3% of the aggregate principal amount of the Securities then outstanding, by an instrument signed by the Security Guaranty Insurer, if applicable, or such Securityholders or their attorneys and filed with the Auction Agent, the Representative, the Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment. If required by the Trust or the Representative or by the Market Agent, with the Trust's and the Representative's consent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Trustee, the Trust, the Representative, the Security Guaranty Insurer, if applicable, and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

    If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Representative (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

    The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad, faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

    The Trustee will pay the Auction Agent the Auction Agent Fee on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement, and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreements including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

    BROKER-DEALER

    Existing Securityholders and Potential Securityholders may participate in Auctions only by submitting orders (in the manner described below) through a "Broker-Dealer," including the Broker-Dealer, as the sole Broker-Dealer or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth below which (i) is a Participant or an affiliate of a Participant, (ii) has been selected by the Trust and (iii) has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective, in which the Broker-Dealer agrees to participate in Auctions as described in the Auction Procedures, as from time to time amended or supplemented.

    The Broker-Dealers are entitled to a Broker-Dealer Fee, which is payable by the Auction Agent from monies received from the Trustee, on the Note Remittance Date or Certificate Remittance Date set forth in the related Prospectus Supplement.

    MARKET AGENT

    In connection with each Series of Notes and the Certificates, the "Market Agent," will act solely as agent of the Trust and will not assume any obligation or relationship of agency or trust for or with any of the Securityholders.

AUCTION PROCEDURES

    GENERAL

    Pursuant to the related Agreement and the related Terms Supplement, Auctions to establish the Auction Rate for each Security issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein. Such procedures are to be applicable separately to each Class of Notes and each Class of Certificates.

    The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR or Three-Month LIBOR, as the case may be, on each Auction Date. The Administrator will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Loan Rate. If the ownership of a Security is no longer maintained in Book-Entry Form, the Trustee will calculate the Maximum Auction Rate, and Administrator will report to the Trustee in writing the Net Loan Rate, on the Business Day immediately preceding the first day of each Interest Period commencing after delivery of such Security. If an Event of Default has occurred, under the Indenture or the Pooling and Servicing Agreement, as applicable, the Trustee will calculate the Non-Payment Rate on the Rate Determination Date for
(i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two Business Days after the cure of any Event of Default. The Auction Agent will determine One-Month LIBOR or the Three-Month LIBOR, as applicable, for each Interest Period other than the Initial Period for a Security; provided, that if the ownership of the Securities is no longer maintained in Book-Entry Form, or if an Event of Default has occurred, then the Trustee will determine the One-Month LIBOR or the Three-Month LIBOR, as applicable, for each such Interest Period. The determination by the Trustee or the Auction Agent, as the case may be, of the One-Month LIBOR or the Three-Month LIBOR, as applicable, will (in the absence of manifest error) be final and binding upon the Securityholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Trustee of the One-Month LIBOR or the Three-Month LIBOR, as applicable.

    SUBMISSION OF ORDERS

    So long as the ownership of the Securities is maintained in Book-Entry Form, an Existing Securityholder may sell, transfer or otherwise dispose of Securities only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction or through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Securityholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for each Class of Notes and each Class of Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each Class of Notes and each Class of Certificates).

    Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Security:

        (a) each Existing Securityholder of the applicable Security may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder desires to continue to hold without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount and Class of outstanding Securities, if any, which such Existing Securityholder offers to sell if the Security Interest Rate for such Securities for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Securityholder (a "Bid"); and/or
    (iii) the principal amount and Class of outstanding Securities, if any, held by such Existing Securityholder which such Existing Securityholder offers to sell without regard to the Security Interest Rate for such Securities for the next succeeding Auction Period (a "Sell Order"); and

        (b) one or more Broker-Dealers may contact Potential Securityholders to determine the principal amount and Class of Securities which each such Potential Securityholder offers to purchase, if the Security Interest Rate for such Securities for the next succeeding Auction Period will not be less than the rate per annum specified by such Potential Securityholder (also a "Bid").

    Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Securityholder and each Potential Securityholder placing an Order is referred to as a "Bidder."

    Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount and Class of the outstanding Securities specified in such Bid if the Security Interest Rate for such Securities will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount and Class of the outstanding Securities to be determined as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate for such Securities will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the then outstanding Securities to be determined as described below under "Acceptance and Rejection of Orders," if the rate specified therein will be higher than the Security Interest Rate for such Securities and Sufficient Bids (as defined below) have not been made.

    Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Securityholder will constitute an irrevocable offer to sell: (i) the principal amount of the Security specified in such Sell Order or
(ii) such principal amount or a lesser principal amount of outstanding Securities of the specified Security as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

    Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Securityholder will constitute an irrevocable offer to purchase:
(i)the principal amount of the Security specified in such Bid if the Security Interest Rate for such Securities will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount of such Securities as described below in "Acceptance and Rejection of Orders," if the Security Interest Rate is equal to the rate specified in such Bid.

    Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount and Class of Security that are the subject of such Order; (iii) to the extent that such Bidder is an Existing Securityholder: (a) the principal amount and Class of Securities, if any, subject to any Hold Order placed by such Existing Securityholder; (b) the principal amount, and Class of Securities, if any, subject to any Bid placed by such Existing Securityholder and the rate specified in such Bid; and (c) the principal amount, and Class of Securities, if any, subject to any Sell Order placed by such Existing Securityholder, and (iv) to the extent such Bidder is a Potential Securityholder, the rate specified in such Potential Securityholder's Bid.

    If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

    If an Order or Orders covering all Securities of the applicable Class held by any Existing Securityholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Securityholder covering the principal amount of Securities held by such Existing Securityholder and not subject to an Order submitted to the Auction Agent.

    Neither the Trust, the Representative, the Trustee nor the Auction Agent will be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Securityholder or Potential Securityholder.

    An Existing Securityholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Securities then held by such Existing Securityholder. An Existing Securityholder that offers to purchase additional Securities is, for purposes of such offer, treated as a Potential Securityholder.

    Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by a Existing Securityholder and (ii) not be accepted if submitted by a Potential Securityholder.

    VALIDITY OF ORDERS

    If any Existing Securityholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class of Securities held by such Existing
Securityholder, such Orders will be considered valid as follows and in the order of priority described below.

    HOLD ORDERS. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class of Securities held by such Existing Securityholder, and if the aggregate principal amount of the Class of Securities subject to such Hold Orders exceeds the aggregate principal amount of the Class of Securities held by such Existing Securityholder, the aggregate principal amount of the Class of Securities subject to each such Hold Order will be reduced pro rata so that the aggregate principal amount of the Class of Securities subject to all such Hold Orders equals the aggregate principal amount of the Class of Securities held by such Existing Securityholder.

    BIDS. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class of Securities held by such Existing Securityholder over the aggregate principal amount of such Security, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Securityholder and the aggregate principal amount of Securities subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Securityholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Securities, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Securityholder at the rate therein specified.

    SELL ORDERS. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Securities of the Class held by such Existing Securityholder over the aggregate principal amount of Securities subject to valid Hold Orders and valid Bids as referred to above.

    If more than one Bid for a Class of Security is submitted on behalf of any Potential Securityholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Securityholder covering an aggregate principal amount of Securities not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

    A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

    DETERMINATION OF SUFFICIENT BID AND BID AUCTION RATE

    Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

        (a) for the applicable Security, the excess of the total principal amount of such Securities over the sum of the aggregate principal amount of such Securities subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Securities"); and

        (b) from such Submitted Orders whether the aggregate principal amount of Securities of such Class subject to Submitted Bids by Potential Securityholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Securities of such Class subject to Submitted Bids by Existing Securityholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Securities of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Securities are subject to Submitted Hold Orders, such Submitted Bids by Potential Securityholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

        (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

            (i) each such Submitted Bid from Existing Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Existing Securityholders of such Security specifying lower rates were rejected (thus entitling such Existing Securityholders to continue to hold the principal amount of Securities subject to such Submitted Bids); and

            (ii) each such Submitted Bid from Potential Securityholders of such Security specifying such lowest rate and all other Submitted Bids from Potential Securityholders specifying lower rates, were accepted, the result would be that such Existing Securityholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Securities which, when added to the aggregate principal amount of Securities to be purchased by such Potential Securityholders described in this subparagraph (ii) would equal not less than the Available Securities.

    DETERMINATION OF AUCTION RATE AND SECURITY INTEREST RATE, NOTICE

    Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Trustee of the Net Loan Rate, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Interest Period for the applicable Security as follows:

        (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period will be equal to the Bid Auction Rate so determined;

        (b) if Sufficient Bids do not exist (other than because all of the Securities of the applicable Security are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period will be equal to the Maximum Auction Rate; or

        (c) if all Securities of the applicable Security are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period will be equal to the All Hold Rate.

    Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Security Interest Rate for each applicable Security, which rate will be the lesser of (a) the Auction Rate for each such Security and (b) the Net Loan Rate. In no event shall a Security Interest Rate exceed the rate (the "Security Interest Rate Limitation") set forth in the related Prospectus Supplement.

    ACCEPTANCE AND REJECTION OF ORDERS

    Existing Securityholders of the applicable Security will continue to hold the principal amount of Securities of such Class that are subject to Submitted Hold Orders. If, with respect to a Security, the Net Loan Rate is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Security Interest Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the related Agreement and described below under "Sufficient Bids."

    If the Net Loan Rate is less than the Auction Rate, the Security Interest Rate will be the Net Loan Rate. If the Auction Rate and the Net Loan Rate are both greater than the Security Interest Rate Limitation, the Security Interest Rate for each series shall be equal to the Security Interest Rate Limitation. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Securities are subject to Submitted Holds Orders), the Security Interest Rate will be the lesser of the Maximum Auction Rate or the Net Loan Rate. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

    SUFFICIENT BIDS. If Sufficient Bids have been made with a respect to a Security and the Net Loan Rate is equal to or greater than the Bid Auction Rate (in which case the Interest Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

        (a) Existing Securityholders' Submitted Bids specifying any rate that is higher than the Security Interest Rate will be accepted, thus requiring each such Existing Securityholder to sell the aggregate principal amount of Securities subject to such Submitted Bids;

        (b) Existing Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be rejected, thus entitling each such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

        (c) Potential Securityholders' Submitted Bids specifying any rate that is lower than the Security Interest Rate will be accepted;

        (d) Each Existing Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be rejected, thus entitling such Existing Securityholder to continue to hold the aggregate principal amount of Securities subject to such Submitted Bid, unless the aggregate principal amount of Securities subject to such Submitted Bids will be greater than the principal amount of Securities (the "remaining principal amount") equal to the excess of the Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b) and
    (c) above, in which event such Submitted Bid of such Existing Securityholder will be rejected in part and such Existing Securityholder will be entitled to continue to hold the principal amount of Securities subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to such Submitted Bids made by all such Existing Securityholders that specified a rate equal to the Security Interest Rate; and

        (e) Each Potential Securityholder's Submitted Bid specifying a rate that is equal to the Security Interest Rate will be accepted, but only in an amount equal to the principal amount of Securities obtained by multiplying the excess of the aggregate principal amount of Available Securities over the aggregate principal amount of Securities subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Securities subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Securities subject to Submitted Bids made by all such Potential Securityholders that specified a rate equal to the Security Interest Rate.

    INSUFFICIENT BIDS. If Sufficient Bids have not been made with respect to a Security (other than because all of the Securities of such Class are subject to Submitted Hold Orders) or if the Net Loan Rate is less than the Bid Auction Rate (in which case the Security Interest Rate shall be the Net Loan Rate) or if the Security Interest Rate Limitation applies, subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

        (a) Existing Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be rejected, thus entitling such Existing Securityholders to continue to hold the aggregate principal amount of Securities subject to such Submitted Bids;

        (b) Potential Securityholders' Submitted Bids specifying any rate that is equal to or lower than the Security Interest Rate will be accepted, and specifying any rate that is higher than the Security Interest Rate will be rejected; and

        (c) each Existing Securityholder's Submitted Bid specifying any rate that is higher than the Security Interest Rate and the Submitted Sell Order of each Existing Securityholder will be accepted, thus entitling each Existing Securityholder that submitted any such Submitted Bid or Submitted Sell Order to sell the Securities subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Securities obtained by multiplying the aggregate principal amount of Securities subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Securities held by such Existing Securityholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Securities subject to all such Submitted Bids and Submitted Sell Orders.

    ALL HOLD ORDERS. If all Securities of a Class are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

    AUTHORIZED DENOMINATIONS REQUIREMENT. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Securityholder would be entitled or required to sell, or any Potential Securityholder would be entitled or required to purchase, a principal amount of Securities that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Securities to be purchased or sold by any Existing Securityholder or Potential Securityholder so that the principal amount of Securities purchased or sold by each Existing Securityholder or Potential Securityholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Securityholder would be entitled or required to purchase less than a principal amount of Securities equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Securities for purchase among Potential Securityholders so that only Securities in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Securityholder, even if such allocation results in one or more of such Potential Securityholders not purchasing any Securities.

    Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Securities of each Class to be purchased and the aggregate principal amount of Securities of each Class to be sold by Potential Securityholders and Existing Securityholders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate principal amount of Securities to be sold differs from such aggregate principal amount of Securities to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Securities.

    Any calculation by the Auction Agent (or the Trustee, if applicable) of the Security Interest Rate, One-Month LIBOR, Three-Month LIBOR, the Maximum Auction Rate, the All Hold Rate, the Net Loan Rate and the Non-Payment Rate will, in the absence of manifest error, be binding on all other parties.

    Notwithstanding anything in any related Agreement or, a related Terms Supplement to the contrary, no Auction is to be held on any Auction Date on which there are insufficient moneys held by the Trustee under the related Agreement and available to pay the principal of and interest due on the applicable Security on the Note Remittance Date or Certificate Remittance Date immediately following such Auction Date.

    SETTLEMENT PROCEDURES

    The Auction Agent is required to advise each Broker-Dealer that submitted an Order in an Auction of the Security Interest Rate for a Security for the next Interest Period and, if such Order was a Bid or Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, by telephone not later than 3:00 p.m., eastern time, on the Auction Date if the Interest Rate is the Auction Rate and not later than 4:00 p.m. eastern time on the Auction Date if the Interest Rate is the Net Loan Rate. Each Broker-Dealer that submitted an Order on behalf of a Bidder is required to then advise such Bidder of the applicable Security Interest Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Bidder purchasing or selling Securities as a result of the Auction and advise each Bidder purchasing or selling Securities as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Securities or to deliver such Securities against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Securities on the Existing Securityholders Registry to be maintained by the Auction Agent.

    In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the depository, and the accounts of the respective Participants at DTC will be debited and credited and Securities delivered as necessary to effect the purchases and sales of Securities as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

    If any Existing Securityholder selling Securities in an Auction fails to deliver such Securities, the Broker-Dealer of any person that was to have purchased Securities in such Auction may deliver to such person a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Securities to be delivered will be determined by such Broker-Dealer. Delivery of such lesser principal amount of Securities will constitute good delivery. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their respective Broker-Dealer or Participant to deliver the principal amount of Securities or to pay for the Securities purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES."

TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

    The Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or any Broker-Dealer under the related Agreement, the related Terms Supplement or under the Auction Agent Agreement, the Market Agent Agreement or any Broker-Dealer Agreement. The Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN AUCTION TERMS

    CHANGES IN AUCTION PERIOD OR PERIODS

    While any of the Securities are outstanding, the Administrator, may, from time to time, change the length of the one or more Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Securities (an "Auction Period Adjustment"). The Administrator will not initiate such change in the length of the Auction Period unless it shall have received the written consent from the Market Agent, which consent will not be unreasonably withheld, not less than three days nor more than 20 days prior to the effective date of an Auction Period Adjustment. The Administrator will initiate an Auction Period Adjustment by giving written notice to the Trustee, the Auction Agent, the Market Agent, the Security Guaranty Insurer and DTC in substantially the form of, or containing substantially the information contained in, the related Agreement at least 10 days prior to the Auction Date for such Auction Period.

    Any such Auction Period Adjustment shall not result in an Auction Period of less than 7 days nor more than 91 days. If any such Auction Period Adjustment will result in an Auction Period of less than the number of days in the then current Auction Period, the notice described above will be effective only if it is accompanied by a written statement of the Trustee, the Auction Agent and DTC to the effect that they are capable of performing their duties, if any, under the related Agreement, the Auction Agent Agreement and any Broker-Dealer Agreement with respect to such changed Auction Period.

    An Auction Period Adjustment will take effect only if (a) the Trustee and the Auction Agent receive, by 11:00 a.m., eastern time, on the Business Day before the Auction Date for the first such Auction Period, a certificate from the Representative authorizing an Auction Period Adjustment specified in such certificate, the certificate of the Market Agent described above and the written statement of the Trustee, the

Auction Agent DTC described above and (B) Sufficient Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in (a) is not met, the Security Interest Rate applicable for the next Auction Period will be determined pursuant to the Auction Procedures and the Auction Period will be the Auction Period determined without reference to the proposed change. If the condition referred to in (a) is met, but the condition referred to in (B) above is not met, the Security Interest Rate applicable for the next Auction Period will be the lesser of the Maximum Auction Rate and the Net Loan Rate and the Auction Period will be the Auction Period determined without reference to the proposed change.

    CHANGES IN THE AUCTION DATE

    The Market Agent, at the written direction of the Representative, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Securities. The Representative will not consent to such change in the Auction Date unless the Representative will have received from the Market Agent not less than three days nor more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Trust, the Representative, and DTC.

    The changes in Auction terms described above may be made with respect to any Class of the Securities. In connection with any change in Auction Terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                                                     APPENDIX II

                             SETTLEMENT PROCEDURES

    These Settlement Procedures apply separately to each Class of Securities and may be different if specified in the related Prospectus Supplement.

        (a) Not later than (i) 3:00 p.m. if the Security Interest Rate is the Auction Rate or (2) 4:00 p.m. if the Security Interest Rate is the Net Loan Rate, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Securityholder or Potential Securityholder of:

            (i) the Security Interest Rate fixed for the next Interest Period;

            (ii) whether there were Sufficient Bids in such Auction;

           (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Securityholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be sold by such Existing Securityholder;

            (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Securityholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Securities, if any, to be purchased by such Potential Securityholder;

            (v) if the aggregate amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer (a "Participant") acting for one or more purchasers of such excess principal amount of Securities and the principal amount of Securities to be purchased from one or more Existing Securityholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Securityholders on whose behalf each of such Buyer's Broker-Dealers acted;

            (vi) if the principal amount of Securities to be purchased by all Potential Securityholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Securities to be sold by all Existing Securityholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Securities and the principal amount of Securities to be sold to one or more Potential Securityholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Securityholder on whose behalf each of such Seller's Broker-Dealers acted; and

           (vii) the Auction Date for the next succeeding Auction.

        (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Securityholder or Potential Securityholder is to:

            (i) advise each Existing Securityholder and Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

            (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Securityholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Securityholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of the Securities to be purchased pursuant to such Bid against receipt of such Securities together with accrued interest;

           (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Securityholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Securityholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Securities to be sold pursuant to such Order against payment therefor;

            (iv) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order and each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid of the Security Interest Rate for the next Interest Period;

            (v) advise each Existing Securityholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

            (vi) advise each Potential Securityholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

        (c) On the basis of the information provided to it pursuant to paragraph
    (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Securities received by it in connection with such Auction pursuant to paragraph
    (b)(iii) above, among the Potential Securityholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Securityholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a) (v) or (a) (vi) above.

        (d) On each Auction Date:

            (i) each Potential Securityholder and Existing Securityholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

            (ii) each Seller's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to deliver such Securities through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a) (v) above against payment therefor; and

           (iii) each Buyer's Broker-Dealer that is not a Participant in DTC's system will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a) (vi) above the amount necessary to purchase the Securities to be purchased pursuant to (b)(ii) above against receipt of such Securities.

        (e) On the Business Day following each Auction Date:

            (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

            (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

           (iii) each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

        (f) If an Existing Securityholder selling Securities in an Auction fails to deliver such Securities (by authorized book-entry), a Broker-Dealer may deliver to the Potential Securityholder on behalf of which it submitted a Bid that was accepted a principal amount of Securities that is less than the principal amount of Securities that otherwise was to be purchased by such Potential Securityholder. In such event, the principal amount of Securities to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Securities will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Securities which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Securityholder, Existing Securityholder or their Respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Securities purchased or sold pursuant to an Auction or otherwise.

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLERS OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE CERTIFICATES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS
                              -------------------

                             PROSPECTUS SUPPLEMENT

                                                    PAGE
                                                    -----
Summary of Terms...............................         S-3
Risk Factors...................................        S-19
The SBA Loan Pool..............................        S-22
The SBA Loan Program...........................        S-41
Yield, Maturity and Prepayment
  Considerations...............................        S-42
The Sellers....................................        S-47
Description of the Agreement and the
  Certificates.................................        S-49
The Trustee....................................        S-60
Federal Income Tax Consequences................        S-61
ERISA Considerations...........................        S-65
Legal Investment...............................        S-65
Underwriting...................................        S-65
Ratings........................................        S-66
Legal Matters..................................        S-66
Financial Information..........................        S-66
Index of Principal Terms.......................        S-67
Certain Definitions............................        S-71
Annex I........................................         A-1

                         PROSPECTUS
Prospectus Supplement..........................           3
Available Information..........................           4
Reports to Securityholders.....................           4
Incorporation of Certain Documents by
  Reference....................................           4
Summary of Terms...............................           6
Risk Factors...................................          23
The Trusts.....................................          28
Use of Proceeds................................          34
The Representative and the Originators.........          34
The SBA Loan Lending Program...................          35
Description of the Securities..................          42
Credit Enhancement.............................          49
Maturity, Prepayment and Yield
  Considerations...............................          54
The Agreements.................................          55
Certain Legal Aspects of the SBA Loans.........          68
Federal Income Tax Consequences................          72
ERISA Considerations...........................          98
Legal Investment Considerations................         100
Plan of Distribution...........................         100
Legal Matters..................................         101
Experts........................................         101
Financial Information..........................         101
Rating.........................................         101
Index of Principal Terms.......................         102

                                  $90,000,000

                                     [LOGO]

  THE MONEY STORE SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES, SERIES 1998-1,

                        $83,700,000 Class A Certificates
                        $6,300,000 Class B Certificates
                                 (Approximate)

                           -------------------------

                             PROSPECTUS SUPPLEMENT
                             ---------------------

                       PRUDENTIAL SECURITIES INCORPORATED

                                 March 26, 1998

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